UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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JACK HENRY & ASSOCIATES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Date and Time Wednesday, November 12, 2025, 11:00 a.m. (CST)	Location Jack Henry & Associates, Inc. HQ 663 Highway 60, P.O. Box 807 Monett, Missouri 65708	Record Date September 16, 2025

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Jack Henry & Associates, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Headquarters, 663 Highway 60, Monett, Missouri, on Wednesday, November 12, 2025, 11:00 a.m., Central Time.

The purpose of the Annual Meeting will be the following:

1.To elect ten directors to serve until the 2026 Annual Meeting of Stockholders;
2.To approve, on an advisory basis, the compensation of our named executive officers;
3.To approve the Company's 2025 Equity Incentive Plan;
4.To ratify the selection of the Company’s independent registered public accounting firm;
5.To consider a stockholder proposal titled: “Improved Shareholder Ability to Call for a Special Shareholder Meeting,” if properly presented; and
6.To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The close of business on September 16, 2025, has been fixed as the record date for the Annual Meeting. Only stockholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

Notice regarding the availability of proxy materials and this proxy statement and form of proxy are being distributed and made available on or about October 2, 2025. The accompanying form of proxy is solicited by the Board of Directors of the Company. The attached Proxy Statement contains further information with respect to the business to be transacted at the Annual Meeting.

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

Craig K. Morgan
Secretary

TABLE OF CONTENTS

Proxy Summary	1
Election of Directors (Proposal 1)	4
Corporate Governance	13
Certain Relationships and Related Transactions	20
Delinquent Section 16(a) Reports	22
Audit Committee Report	22
Executive Officers	24
Human Capital & Compensation Committee Report	26
Compensation Discussion and Analysis	27
Compensation and Risk	46
Executive Compensation	47
Equity Compensation Plan Information	55
Pay Ratio Disclosure	56
Pay Versus Performance	56
Advisory Vote on Executive Compensation (Proposal 2)	61
Approval of the Company's 2025 Equity Incentive Plan (Proposal 3)	62
Ratification of Selection of Independent Registered Public Accounting Firm (Proposal 4)	71
Stockholder Proposal Titled: “Improved Shareholder Ability to Call for a Special Shareholder Meeting” (Proposal 5), if properly brought before the meeting	73
Stock Ownership of Certain Beneficial Owners	76
Stockholder Proposals and Nominations	77
Financial Statements	78
Other Matters	78
Appendix A: Jack Henry & Associates, Inc. 2025 Equity Incentive Plan	83

PROXY SUMMARY

This summary highlights certain information for stockholders’ review in connection with the Annual Meeting. This summary does not contain all of the information that stockholders should consider, and stockholders are encouraged to read the entire Proxy Statement carefully before voting.

Business highlights

Associates	~7,200	Clients	~7,400	FY 25 Revenue	$2.38B
21	Consecutive Calendar Years of Increased Dividends	FY 25 Total Paid Dividends	$165M	NASDAQ: JKHY
Workplace Awards	•US News: Best Companies to Work for 2025-2026	Formed in 1976
•Time: America’s Best Mid-Size Companies 2025	HQ Monett, Missouri

Summary of Proposals

2025 Proposals		Board Recommends		See Page
Proposal 1:	Election of Directors.	YES		4
Proposal 2:	Advisory Vote to Approve the Company’s Named Executive Officer Compensation for Fiscal 2025.	YES		61
Proposal 3:	To approve the Company's 2025 Equity Incentive Plan.	YES		62
Proposal 4:	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2026.	YES		71
Proposal 5:	Stockholder proposal titled “Improved Shareholder Ability to Call for a Special Shareholder Meeting,” if properly brought before the meeting		NO	73

2025 Proxy Statement	1

Fiscal 2025 Director Nominees

Name	Title	Director Since	Independent	Committees & Roles
David B. Foss	Board Chair	2017	✗
Matthew C. Flanigan	Vice Chair and Lead Director	2007	✓	Audit, Human Capital & Compensation
Thomas H. Wilson, Jr.	Director	2012	✓	Audit (Chair), Governance
Thomas A. Wimsett	Director	2012	✓	Audit, Risk and Compliance (Chair)
Shruti S. Miyashiro	Director	2015	✓	Human Capital & Compensation, Risk and Compliance
Wesley A. Brown	Director	2015	✓	Audit
Curtis A. Campbell	Director	2021	✓	Governance (Chair), Human Capital & Compensation
Tammy S. LoCascio	Director	2024	✓	Human Capital & Compensation (Chair), Risk and Compliance
Lisa M. Nelson	Director	2024	✓	Audit, Governance
Gregory R. Adelson	President, Chief Executive Officer, and Director	2025	✗

New Director Nominee
The following nominee was appointed by the Board of Directors as of August 22, 2025.

Gregory R. Adelson
Mr. Adelson, age 61, has served as Chief Executive Officer since July 2024 and as President since January 2022. He previously held the role of Chief Operating Officer from November 2019 until his appointment as Chief Executive Officer. Mr. Adelson joined the Company in 2011 as Group President of iPay Solutions, the Company’s online bill pay business unit, and was promoted to General Manager of JHA Payment Solutions in 2014. He became an executive officer of the Company in 2018. Prior to joining the Company, Mr. Adelson held Chief Operating Officer and President roles with several payment processing companies over the span of ten years.

2	2025 Proxy Statement

Executive Compensation Highlights

Say-On-Pay Advisory Vote and Advisory Vote Frequency
Each year the stockholders are given the opportunity to offer a “say-on-pay” advisory vote at the Company’s Annual Meeting of Stockholders. At last year’s Annual Meeting, 93% of the votes cast on say-on-pay were voted in favor of fiscal year 2024 executive compensation.

Compensation Philosophy
Our executive compensation programs are designed to achieve the following objectives:
1.Attract, retain, and motivate highly qualified executives by offering competitive compensation.
2.Link performance and executive pay by tying annual cash bonus amounts to achievement of key objectives under the Company’s annual business plans, as well as specific strategic goals.
3.Reward competitive performance in comparison with peers in our industry.
4.Reward the creation of long-term stockholder value through long-term incentive compensation awards and encourage significant stock ownership to further align our executives’ interests with those of our stockholders.

Corporate Governance Highlights
•A majority of the Company's directors are independent in accordance with Nasdaq standards and all members of Board committees are independent.
•The Lead Director is independent.
•Executive sessions of independent directors are led by the Lead Director at each Board meeting.
•Directors are limited to service on no more than three other public company boards.
•Directors are restricted from standing for reelection after they reach 72 years old, except in exceptional circumstances as determined by the Board.
•Directors are limited to 12 total years of service for any director first elected after May 14, 2021.

2025 Proxy Statement	3

PROPOSAL 1
ELECTION OF DIRECTORS

The Board recommends that you vote “For” the election of each of the nominees for election to the Board.
Procedure

At the Annual Meeting, the stockholders will elect ten directors to hold office for one-year terms ending at the 2026 Annual Meeting of Stockholders or until their successors are elected and qualified. The Board has nominated all ten of the Company's current directors for re-election at the Annual Meeting.

The stockholders are entitled to one vote per share on each matter submitted to vote at any meeting of the stockholders. Unless contrary instructions are given, the persons named in the enclosed Proxy Card or their substitutes will vote “FOR” the election of the nominees named below.

Each of the nominees has consented to serve as director. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board, the persons named in the enclosed Proxy Card or their substitutes intend to vote for the election of such designated nominees.

Director Qualifications and Selection

Under the Company’s Corporate Governance Guidelines, the Governance Committee is charged with the responsibility for determining the appropriate skills and characteristics required of Board members and are to consider such factors as experience, strength of character, maturity of judgment, technical skills, diversity, and age in assessing the needs of the Board. The Corporate Governance Guidelines specify that a majority of the members shall qualify as independent under applicable Nasdaq Global Select Market (“Nasdaq”) listing standards. While the term “diversity” is not specifically defined in the Corporate Governance Guidelines and there is no formal policy regarding application of the term, it has been the practice of the Governance Committee to apply the term broadly, resulting in Board composition over the years that has reflected diversity in race, gender, and age, as well as diversity in business experience and in representation of the markets served by the Company.

While the Company has a nomination policy by which stockholders may recommend to the Governance Committee certain prospective directors for consideration (See “Corporate Governance—Stockholder Recommended Director Candidates,” below), no such recommendation has been received. If such a recommendation is received in the future, it will be evaluated in the same manner as any other recommendation to the Governance Committee. The Governance Committee nomination process varies depending upon the particular expertise and skill set sought by the Governance Committee. The process can be informal, consisting of solicitation of suggestions of possible candidates from other Board members and management, contacting candidates to determine interest level, and in-person interviews to determine “fit.” The Governance Committee has also used a more formal process utilizing a recruiting firm to identify candidates, screening of recommendations, followed by telephone and in-person interviews, background checks, and Governance Committee evaluation and nomination. The Governance Committee expects to continue use of both formal and informal processes to identify appropriate candidates for the Board.

The Company’s Board has also adopted a “Proxy Access for Director Nominations” bylaw as part of the Company’s Amended and Restated Bylaws (the “Bylaws”). The proxy access bylaw permits a stockholder, or certain groups of stockholders, meeting the requirements contained in the proxy access bylaw to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of

4	2025 Proxy Statement

the Board (whichever is greater). See “Corporate Governance—Stockholder Nominated Director Candidates” below for more information.

Nominees for Election

The Board currently has ten members serving terms of office ending at the Annual Meeting. All ten members of the Board are standing for re-election. On August 22, 2025, the Board increased its size from nine to ten members and appointed Gregory R. Adelson, the Company's Chief Executive Officer and President, as a director. Four directors have served on the Board for less than five years, three have served between five and eleven years, and three have served for more than eleven years; eight are independent; three are women; and two are ethnically or racially diverse.

The nominees for election as directors of the Company are as follows:

Name	Position with Company	Director Since
David B. Foss	Board Chair	2017
Matthew C. Flanigan	Vice Chair and Lead Director	2007
Thomas H. Wilson, Jr.	Director	2012
Thomas A. Wimsett	Director	2012
Shruti S. Miyashiro	Director	2015
Wesley A. Brown	Director	2015
Curtis A. Campbell	Director	2021
Tammy S. LoCascio	Director	2024
Lisa M. Nelson	Director	2024
Gregory R. Adelson	President, Chief Executive Officer, and Director	2025

Skills Matrix

We believe that all the Company’s directors possess required common attributes such as good judgment, intelligence, strategic perspective, financial literacy, and business experience. They each exhibit a strong commitment of time and attention to their roles as directors. We also have sought certain specific skills and backgrounds in our directors to provide an array of expertise in the Board. The chart below summarizes certain specific qualifications, attributes, and skills for each director nominee. A mark indicates a specific area of focus or expertise of a director on which the Board relies, but a lack of a mark does not mean that an individual does not possess that skill.

2025 Proxy Statement	5

Expertise	Board of Directors
	Foss	Flanigan	Wilson	Wimsett	Miyashiro	Brown	Campbell	LoCascio	Nelson	Adelson
Leadership	•	•	•	•	•		•	•	•	•
Finance	•	•	•	•		•		•		•
Financial Services Industry	•	•		•	•	•		•	•	•
Regulatory Compliance	•	•		•	•		•	•	•
Other Public Company Board or Governance	•	•	•		•		•
Technology and Innovation	•		•		•		•	•	•	•
Strategy and Mergers and Acquisitions	•	•	•	•	•	•	•	•	•	•
Risk Management and Cybersecurity	•	•	•	•			•	•	•

Attribute and Skills Definitions

Attribute or Skill	Definition
Leadership	Experience in senior leadership roles at a large organization
Finance	Experience or expertise in corporate finance, financial accounting, or financial management
Financial Services Industry	Experience in the financial services industry, including banks, credit unions, or payments
Regulatory Compliance	Experience in overseeing compliance programs or engagement with government or regulatory bodies
Other Public Company Board or Governance	Experience on another public company board or significant corporate governance experience
Technology and Innovation	Experience managing technological change or driving technological innovation within an organization
Strategy and Mergers and Acquisitions	Experience in strategic planning, business development, or mergers and acquisitions
Risk Management and Cybersecurity	Experience in risk management, cybersecurity, information security, or data privacy

6	2025 Proxy Statement

Nominee Information

The following information relating to the Company’s director nominees details their principal occupations, business experience, and positions during the past five years, as well as the specific experiences, qualifications, attributes, and skills that led to the conclusion that they should serve as directors of the Company:

David B. Foss	Board Chair
Age: 64
Mr. Foss serves as Board Chair. He was first appointed Board Chair on July 1, 2021. He served as Executive Board Chair from July 1, 2024 through June 30, 2025, after which his title returned to Board Chair in connection with his ceasing to be an executive officer of the Company on July 1, 2025. Mr. Foss served as Chief Executive Officer of the Company from July 1, 2016 to June 30, 2024, and as President from 2014 until January 2022. Mr. Foss’s prior positions with the Company include: President of the Company’s ProfitStars Division from 2009 to 2014; General Manager of ProfitStars from 2006 to 2009; General Manager of the Company’s acquisition and business integration unit from 2004 to 2006, during which time the Company completed 10 acquisitions; General Manager of the Complementary Solutions Group from 2000 to 2004; and President of the Open Systems Group from 1999 to 2004. He is also currently serving as a director of CNO Financial Group, Inc. (NYSE: CNO) and geniant, LLC, a private technology and design consulting firm. Before joining the Company in 1999, Mr. Foss held a variety of positions in the financial services industry including senior operations management, sales management, and supervisory roles at BancTec, Advanced Computer Systems, and NCR. His extensive industry experience and long tenure in executive leadership roles provide valuable insight to the Company, its products, employees, and customers.

Matthew C. Flanigan	Vice Chair and Lead Director
Age: 63
Mr. Flanigan is former Executive Vice President, Chief Financial Officer and nine-year Board Member of Leggett & Platt, Incorporated (NYSE: LEG), having retired from those positions in 2019. Headquartered in Carthage, Missouri, Leggett & Platt is a leading manufacturer of engineered components and products found in many homes, offices, automobiles, and airplanes. Mr. Flanigan became Chief Financial Officer in 2003, was appointed Executive Vice President in 2009, and elected to Leggett & Platt’s Board of Directors in 2010. From 1999 until 2003, he served as President of the Office Furniture and Plastics Components Groups of Leggett. Prior to joining Leggett in 1997, he spent 13 years in the banking industry, including 10 years as First Vice President and Manager for Societe Generale S.A. in Dallas, then the largest non-U.S. lending institution in the Southwestern United States. Mr. Flanigan currently serves as a director of Performance Food Group Company (NYSE: PFGC), one of the nation’s largest food distribution businesses and a Fortune 100 company. From 2021 to 2023, he served as a director of Fast Radius, Inc. (Nasdaq: FSRD), a cloud manufacturing and digital supply chain company. Mr. Flanigan brings to the Board expertise in banking and finance, risk, and compliance along with a unique perspective shaped by his executive and board experience at a large global manufacturer and service on multiple public company boards. Mr. Flanigan was appointed “Lead Director” by the independent directors of the Company in 2012.

2025 Proxy Statement	7

Thomas H. Wilson, Jr.	Director
Age: 64
Mr. Wilson is a Managing Partner at DecisionPoint Advisors, LLC in Charlotte, N.C., a specialized merger and acquisition advisory firm for mid-market technology companies. He currently serves as a director of NN, Inc. (Nasdaq: NNBR), a diversified industrial company. Since 2021, he has also served as a director of Patterson Pope, Inc., an employee-owned private company. Prior to joining DecisionPoint in 2008, he served as Chairman and CEO of NuTech Solutions from 2004 to 2008, a business intelligence software company that was acquired by Neteeza (NYSE: NZ). From 1997 to 2004, Mr. Wilson was President of Osprey, a consulting and systems integration firm, which was acquired by NIIT (NSEI: NIITTECH). Earlier in his career, Mr. Wilson spent 14 years at IBM in various management and sales positions. Mr. Wilson holds a Master’s in Business Administration from Duke University and has served on the boards of various non-profit and community organizations, including North Carolina Innovative Development for Economic Advancement (NC IDEA), Junior Achievement, the Charlotte United Way, and the National Association of Corporate Directors Carolinas Chapter. Mr. Wilson brings to the Board extensive management and sales experience in technology companies, along with expertise in technology-oriented investment banking and mergers and acquisitions.

Thomas A. Wimsett	Director
Age: 61
Mr. Wimsett is the Founder and Chairman of Merchant’s PACT, a fintech, payments program management, and consulting firm he formed in 2012. He also served as Executive Chairman of ControlScan, Inc., a provider of payment card compliance, network, and managed security services, from 2014 through 2020. He is a veteran of the payments industry with over 35 years of experience. Mr. Wimsett is the founder and former Chairman and Chief Executive Officer of Iron Triangle Payment Systems, a leading merchant payment processor, which was acquired by Vantiv (now Fidelity National Information Services, Inc.) in 2010. His prior executive roles in the payments industry include President and CEO of National Processing Company (now owned by Bank of America Corp) from 1999 to 2002. He also previously served as Chairman and director of Town & Country Bank and Trust Company in Bardstown, Kentucky. Mr. Wimsett brings deep knowledge and experience in the payments industry to the Board, including more than a decade of service as a director or advisory board member of the Electronic Transaction Association, an international trade association. He also held prior board and advisory roles with MasterCard’s US Board, Discover Card, and Visa.

8	2025 Proxy Statement

Shruti S. Miyashiro	Director
Age: 54
Ms. Miyashiro is President and Chief Executive Officer of Digital Federal Credit Union, a role she has held since 2022. Prior to this, she served as President and CEO of Orange County’s Credit Union from 2007 through 2022. Throughout her career, Ms. Miyashiro has held numerous leadership positions, including Board Director of the Federal Home Loan Bank of San Francisco and Board Director of CO-OP Financial Services, a large credit union services organization which serves institutions nationwide. She was also appointed to the Advisory Committee for the California Department of Financial Protection and Oversight and has contributed to various state and national credit union committees. Ms. Miyashiro brings to the Board the perspective and experience from one of the nation’s largest credit unions and a current Company customer. She also offers the perspective of a former customer from her tenure at Orange County’s Credit Union, which utilized the Company’s core software and complementary products and services. Ms. Miyashiro holds a Master’s in Business Administration from the University of Redlands.

Wesley A. Brown	Director
Age: 71
Mr. Brown is President of Bent St. Vrain & Company, LLC, a Denver-based bank consulting firm he founded in 2015. He also serves as director of FirstBank Holding Company, a $27 billion asset bank holding company based in Lakewood, CO. Prior to founding Bent St. Vrain, Mr. Brown was Managing Director at KPMG LLP’s Corporate Finance subsidiary from June 2014 until his retirement in October 2015. From 2004 to 2014, Mr. Brown co-founded and served as Managing Director of St. Charles Capital, LLC in Denver, Colorado, where he was also its first President and Compliance Officer. Mr. Brown has specialized in merger transactions and financing for financial institutions, completing over 125 transactions totaling in excess of $3.5 billion over his career. His deep ties to the Rocky Mountain Region’s community banking sector are reflected in his involvement in approximately half of all Colorado bank and thrift merger transactions between 1993 and 2015. Earlier roles include Managing Director of McDonald Investments, Inc. (2001-2004) and Executive Vice President of The Wallach Company (1991-2000). Mr. Brown previously served as a Director for the Company from 2005 to 2014, resigning due to changes in the terms and requirements of his employment at KPMG. He brings to the Board extensive expertise in finance, compliance, and banking, along with specialized insight into mergers and acquisitions. Mr. Brown holds a Master’s in Business Administration with Honors from the University of Chicago.

Curtis A. Campbell	Director
Age: 53
 Mr. Campbell is the CEO-elect and currently serves as President of Global Consumer Tax and Chief Product Officer at H&R Block, Inc. (NYSE: HRB), where he has served since 2024. He will assume the role of President and CEO effective January 1, 2026. Prior to joining H&R Block, Mr. Campbell was CEO of TaxAct, a provider of technology-enabled tax-focused financial solutions. He also previously served as President of Software at Blucora, Inc., where he led TaxAct from 2018 until its sale in 2022. He continued to lead the company following the transaction through 2023. Earlier in his career, Mr. Campbell held executive roles at Capital One Financial Corporation (NYSE: COF), where he served as Managing Vice President of Consumer Auto from 2017 to 2018, and at Intuit Inc. (Nasdaq: INTU), where he was Vice President of Product Management and Strategy from 2014 to 2017. Mr. Campbell brings deep expertise in infrastructure, cloud computing, and digital product development with a strong focus on customer experience. Mr. Campbell holds a Master’s in International Business from the University of South Carolina.

2025 Proxy Statement	9

Tammy S. LoCascio	Director
Age: 56
Ms. LoCascio is Senior Executive Vice President and Chief Operating Officer of First Horizon Corporation (NYSE: FHN), the holding company for First Horizon Bank, where she also previously served as Chief Human Resources Officer, and Executive Vice President of Consumer Banking. In her current role, Ms. LoCascio is responsible for technology, operations, data and business transformation functions, as well as many of the company’s counter-cyclical and national businesses. Prior to joining First Horizon in 2011, Ms. LoCascio held leadership roles at several regional banks and worked in management consulting. She brings deep expertise in banking strategy, technology, operations, and human capital management. Ms. LoCascio is actively engaged in the communities she serves. She was recognized by American Banker as one of the 2024 Most Powerful Women in Banking, named a Woman of Impact by the American Heart Association of the Mid South in 2024, and was recognized as one of Memphis’ most influential women in business by the Memphis Business Journal in 2018.

Lisa M. Nelson	Director
Age: 62
Ms. Nelson is Chief Executive Officer of the Financial & Corporate Compliance (FCC) Division at Wolters Kluwer, where she leads a global team delivering expert solutions in regulatory compliance, legal entity management, and financial services technology. She brings over 25 years of experience in financial services, data analytics, and fintech. Prior to joining Wolters Kluwer in 2025, Ms. Nelson served as President, International at Equifax, Inc. (NYSE: EFX), where she also held leadership roles including President of Equifax Australia and New Zealand, President and General Manager of Equifax Canada, and Corporate Senior Vice President and Enterprise Alliance Leader. Prior to joining Equifax in 2011, Ms. Nelson held various executive leadership positions at Fair Isaac Corporation (NYSE: FICO) from 2004 to 2011. From 1998 to 2003, she served in executive roles at EFunds Corporation, a payments services company acquired by Fidelity National Information Services, Inc. (NYSE: FIS) in 2007. Ms. Nelson brings to the Board a deep expertise in global management of technology companies, strategic acquisitions, and implementation of growth initiatives. Ms. Nelson holds a Master’s in Business Administration from the University of St. Thomas.

Gregory R. Adelson	Chief Executive Officer, President, and Director
Age: 61
Mr. Adelson has served as Chief Executive Officer since July 2024 and as President since January 2022. He was appointed as Director by the Board of Directors as of August 22, 2025. He previously held the role of Chief Operating Officer from November 2019 until his appointment as Chief Executive Officer. Mr. Adelson joined the Company in 2011 as Group President of iPay Solutions, the Company’s online bill pay business unit, and was promoted to General Manager of JHA Payment Solutions in 2014. He became an executive officer of the Company in 2018. Prior to joining the Company, Mr. Adelson held Chief Operating Officer and President roles with several payment processing companies over the span of ten years.

10	2025 Proxy Statement

Director Independence

Eight of the ten director nominees are independent. Non-employee director nominees Flanigan, Wilson, Wimsett, Miyashiro, Brown, Campbell, LoCascio, and Nelson qualify as “independent” in accordance with the published listing requirements of Nasdaq. Mr. Foss does not qualify as independent because Mr. Foss was an employee of the Company within the past three years. Mr. Adelson does not qualify as independent because Mr. Adelson is currently an employee of the Company. The Nasdaq rules have both objective and subjective tests for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he or she is an employee of the company, has been an employee within the prior three years, or is a partner in or executive officer of an entity to which the company made, or from which the company received, payments in any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board relies upon evaluation of director independence by the Board’s Governance Committee. In assessing independence under the subjective test, the Governance Committee takes into account the standards in the objective tests and reviews additional information provided by the directors with regard to each individual’s business and personal activities as they may relate to the Company and its management. Based on all the foregoing, as required by Nasdaq rules, the Governance Committee made a subjective determination as to each of Mses. Miyashiro, LoCascio, and Nelson and Messrs. Flanigan, Wilson, Wimsett, Brown, and Campbell that no relationship exists, which, in the opinion of the Governance Committee, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Governance Committee has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

In making its independence determinations, the Governance Committee considered transactions occurring since the beginning of its 2023 fiscal year between the Company and entities associated with the independent directors or members of their immediate family. The Governance Committee considered the customer relationships between the Company and each of (1) the credit union currently associated and the credit union previously associated with Ms. Miyashiro, (2) the bank associated with Mr. Brown, (3) the non-financial institution entity associated with Mr. Wimsett that uses complementary solutions from the Company, and (4) the bank associated with Ms. LoCascio and the bank associated with Ms. LoCascio's spouse. For each of these customer relationships, the Governance Committee has determined that these transactions were on terms no less favorable to the Company than arrangements with other unaffiliated customers and that because of the amounts involved in relation to the total revenues of the Company and the applicable customer, the relationships did not impair the independence of Ms. Miyashiro, Mr. Brown, Mr. Wimsett, or Ms. LoCascio. In all cases and in all years reviewed, the amounts received by the Company from each of these institutions were less than 1% of the Company’s total revenue for the year. The Governance Committee also considered that Mr. Wimsett is Chairman, Managing Partner, and majority owner of Merchant’s PACT, which has a referral agreement with the Company pursuant to which the Company is paid a fee for referring customers to Merchant’s PACT. The Governance Committee also considered that Ms. Nelson is Chief Executive Officer of Wolters Kluwer Financial & Corporate Compliance, with which the Company has a reseller arrangement and which is a service provider to the Company. The Governance Committee also considered that Ms. Nelson is former President, International of Equifax, Inc., which offers linked services to Company customers and has a partner agreement with the Company pursuant to which the Company is paid a fee when Company customers purchase the linked interface solution. Because the amounts produced under these relationships constitute less than 1% of the recipient’s total revenue for the year and far less than the threshold amount of 5% of the recipient's total revenue under the Nasdaq Rules, the Governance Committee has determined the relationships do not impair the independence of Mr. Wimsett or Ms. Nelson. See “Certain Relationships and Related Transactions” below for further information.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the Securities Exchange Commission (the "SEC") providing that to qualify as “independent” for the purposes of membership, members of audit committees may not

2025 Proxy Statement	11

accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation.

To be elected, a director nominee must receive a majority of the votes cast regarding the election of that director nominee. A "majority of the votes cast" for the purposes of director elections means that the number of votes cast "For" a director nominee's election exceeds the number of votes cast as "Against" that director nominee. Abstentions will have no effect for purposes of determining the votes.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD. PROXIES RECEIVED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY CARD A VOTE OF “AGAINST” OR “ABSTAIN” WITH RESPECT TO A NOMINEE.

12	2025 Proxy Statement

CORPORATE GOVERNANCE

The Company and its businesses are managed under the direction of the Board. The Board generally meets a minimum of five times during the year but has complete access to management throughout the year.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that include, among others, the following subjects (the following description is a summary as of September 16, 2025 and is qualified in its entirety by the Corporate Governance Guidelines, which may be updated or amended from time to time):

Director Independence
•The majority of the Board should be independent under relevant Nasdaq standards.
•Independent directors should not be compensated by the Company other than in the form of director’s fees (including any equity awards).
•Membership on the Audit, Human Capital & Compensation, and Governance Committees should be limited to independent directors.

Stockholders Rights
•The Board will not adopt a stockholder rights plan or reprice stock options without a stockholder vote.
•Stockholders may communicate with the Board by submitting written comments to the Secretary of the Company, who will screen out inappropriate communications and forward appropriate comments to the directors.

Meeting Requirements
•Non-management directors may meet in executive session from time to time with or without members of management.
•The Board should have at least four regularly scheduled meetings a year and members are invited to attend an annual review of business strategy conducted with senior management.
•Board members are expected, absent unusual circumstances, to attend all Annual Meetings of the Stockholders.

Board Composition
•The Governance Committee is responsible for determining skills and characteristics of Board candidates, and should consider factors such as independence, experience, strength of character, mature judgment, technical skills, diversity, and age.
•Board members should not sit on more than three other boards of public companies.
•Directors may not stand for re-election after age 72, except in exceptional circumstances as determined by the Board of Directors, and any director first elected after May 14, 2021, may not stand for re-election after a total of 12 years of service.

Stock Requirements and Restrictions
•Directors, executive officers, and any other Section 16 officers of the Company should own minimum amounts of Company stock in relation to their base compensation and should retain and hold 75% of all shares granted, net of taxes, until the ownership requirements are met.
•All directors, executives, and employees are prohibited from engaging in hedging transactions, short sales, pledges, and trading in any publicly traded options involving the Company’s stock.
•Executives are subject to a recoupment policy providing for clawback of incentive compensation in the event of a restatement of financial statements.

Board Operations
•The Board should conduct an annual self-evaluation to determine whether it and its committees are functioning properly and an annual performance evaluation for each individual director.
•The Chief Executive Officer shall provide an annual report to the Governance Committee on succession planning.
•The Board and its committees shall have the right at any time to retain independent counsel.
•When the Chair is a member of management, the independent directors shall appoint a Lead Director to coordinate activities of the independent directors, help set the agenda and schedule for Board meetings, and chair Board and stockholder meetings in the absence of the Chair.

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Stockholder Recommended Director Candidates

The Board has also adopted a Nomination Policy with respect to the consideration of director candidates recommended by stockholders. A candidate submission from a stockholder will be considered at any time if the following information is submitted to the Secretary of the Company (the following description is qualified in its entirety by the Nomination Policy):

•The recommending stockholder’s name and address, together with the number of shares held, length of period held, and proof of ownership;
•Name, age, and address of candidate;
•Detailed resume of candidate, including education, occupation, employment, and commitments;
•Any information required to be disclosed in the solicitation of proxies for election of a director under the Securities Exchange Act of 1934 (the "Exchange Act");
•Description of arrangements or understandings between the recommending stockholder and the candidate;
•Statement describing the candidate’s reasons for seeking election to the Board and documenting candidate’s satisfaction of qualifications described in the Corporate Governance Guidelines;
•A signed statement from the candidate, confirming willingness to serve; and
•If the recommending stockholder has been a beneficial holder of more than 5% of the Company’s stock for more than a year, then it must consent to additional public disclosures by the Company with regard to the nomination.

The Secretary of the Company will promptly forward complying nominee recommendation submissions to the Chair of the Governance Committee. The Governance Committee may consider nominees submitted from a variety of sources including but not limited to stockholder recommendations. If a vacancy arises or the Board decides to expand its membership, the Governance Committee will evaluate potential candidates from all sources and will rank them by order of preference if more than one is identified as properly qualified. A recommendation will be made to the Board by the Governance Committee based upon qualifications, interviews, background checks, and the Company’s needs.

Stockholder Nominated Director Candidates

The Company’s Board has adopted a “Proxy Access for Director Nominations” bylaw as part of the Company’s Bylaws. The proxy access bylaw permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article II, Section 2.12 of our Bylaws. See “Stockholder Proposals and Nominations” on page 77 for more information.

Majority Election Policy

The Company’s Bylaws and Corporate Governance Guidelines require that a director nominee only be elected if he or she receives a majority vote of the votes cast with respect to his or her election in an uncontested election. Thus, for a nominee to be elected, the number of votes cast “For” must exceed the number of votes cast as “Against” the nominee. If a nominee who is currently serving as a director is not re-elected with a majority of the votes cast, then under the Corporate Governance Guidelines, he or she is required to submit a resignation to the Board. In this event, the Governance Committee will consider the tendered resignation and will make a recommendation to the Board as to whether to accept or reject the resignation. The Board must act on the tendered resignation within 90 days from the date of certification of the election results and must also promptly disclose its decision and explain its rationale.

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Board Leadership Structure

The Board does not have a fixed policy regarding the separation of the offices of Board Chair and Chief Executive Officer. These offices were held by different persons from 2004 to 2012 and from 2016 to 2021. The offices were combined in one person from 2012 to 2016 and from 2021 to June 2024. On July 1, 2024, these two offices were again separated when Mr. Adelson was appointed as Chief Executive Officer and Mr. Foss continued serving as Board Chair. The members of the Board believe that the Company has been well served in the past by both combined Chair/CEOs and by separate persons in these offices and believes that the Board should maintain the flexibility to combine or separate these offices in the future if deemed to be in the best interests of the Company.

The Board has adopted a governance guideline providing for an independent “Lead Director.” Under the guideline, when the Chair is a member of Company management, the independent directors will annually appoint from among themselves a Lead Director. The Lead Director will coordinate the activities of the independent directors, coordinate with the Chair to set the agenda and schedule for Board meetings, advise on materials distributed to directors, chair meetings of the Board and stockholders in the absence of the Chair, call and chair executive sessions of the independent directors, and perform other duties assigned from time to time by the Board. Mr. Flanigan has served as the Lead Director since 2012.

The Board is committed to strong, independent Board leadership and believes that objective oversight is critical to effective governance. Eight of our ten director nominees are independent, as are all members of each of the committees of the Board. The independent directors regularly meet in executive session without Mr. Foss and Mr. Adelson, the non-independent directors.

Communication with the Board

Stockholders and all other interested parties wishing to contact our Board may write to: Board of Directors of Jack Henry & Associates, Inc., Attn: Corporate Secretary, PO Box 807, 663 West Highway 60, Monett, MO 65708. The Company’s Secretary distributes this correspondence to the appropriate member(s) of the Board.

Risk Oversight

Pursuant to the Company’s Corporate Governance Guidelines, the Board performs its risk oversight function primarily through its Risk and Compliance, Audit, and Human Capital & Compensation Committees. The Risk and Compliance Committee has primary responsibility for overseeing, monitoring, and addressing the Company’s enterprise and operational risks. The Risk and Compliance Committee is charged with overseeing the Company’s risk management program that measures, prioritizes, monitors, and responds to risks. This oversight includes ensuring the adequacy of management’s design and implementation of information security measures. The Risk and Compliance Committee receives reports from the Company’s Chief Information Security Officer, as well as other members of management. The Audit Committee oversees risks relating to financial statements and reporting, credit, and liquidity risks. The Human Capital & Compensation Committee is charged with oversight of risks in compensation, employee benefits, and other employment related policies and practices. The Audit Committee and the Human Capital & Compensation Committee provide periodic reports regarding their risk assessments to the Risk and Compliance Committee. The Board receives regular reports from both the Risk and Compliance Committee of the consolidated risk assessments of these committees and from management. The Board assesses major risks and reviews with management options for risk mitigation. As such, the Board is informed and engaged when new risks arise.

Corporate Responsibility and Sustainability

The Company has long incorporated a commitment to corporate responsibility into the way it does business and is committed to both doing the right thing and increasing stockholder value through increased

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focus and disclosure on these issues. The Board has overall oversight responsibility for matters related to corporate sustainability issues, with individual Board committees responsible for certain subcomponents. The executive leadership team is held accountable for execution through their lines of business. The Company published its most recent corporate sustainability report in April 2025. The corporate sustainability report is posted on our investor relations web site at http://ir.jackhenry.com under the “Sustainability” tab.

Code of Conduct

The members of the Board, as well as the executive officers and all other employees, contractors, vendors, and business partners of the Company are subject to and responsible for compliance with the Jack Henry & Associates Code of Conduct. The Code of Conduct contains policies and practices for the ethical and lawful conduct of our business, as well as procedures for confidential investigation of complaints and discipline of wrongdoers. Only the Board of Directors can amend or grant waivers from the provisions of the Code of Conduct. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of the Code of Conduct by posting such information on our website at https://ir.jackhenry.com/corporate-governance/overview.

Governance Materials Available

The Company has posted its significant corporate governance documents on its website at https://ir.jackhenry.com/corporate-governance/overview. There you will find, among other things, copies of the current Corporate Governance Guidelines, the Code of Conduct, the Human Rights Commitment and Policy Statement, the Human Capital & Compensation Committee Charter, the Governance Committee Charter (with attached Nomination Policy), Audit Committee Charter, and the Risk and Compliance Committee Charter, as well as the Company’s Certificate of Incorporation and Bylaws. Other investor relations materials are also posted at http://ir.jackhenry.com, including SEC reports, financial statements, and news releases.

The Board of Directors and Its Committees

The Board held four regular meetings and two special meetings during the last fiscal year. Each director attended at least 75% of all meetings of the Board and all committees on which they served. The independent directors met in four executive sessions without management present during the last fiscal year. In accordance with our Corporate Governance Guidelines, all the then-serving directors attended the Annual Meeting of the Stockholders held on November 12, 2024.

The Governance Committee of the Board has determined that eight of the Board’s ten director nominees, Flanigan, Wilson, Wimsett, Miyashiro, Brown, Campbell, LoCascio, and Nelson are independent directors under applicable Nasdaq standards.

The Board has adopted stock ownership guidelines within the Corporate Governance Guidelines establishing stock ownership goals applicable to directors as well as senior management of the Company. Each non-employee director of the Company is expected to own Company shares having a value of at least five times the annual director cash retainer. Under the terms of the guidelines, new directors should be in compliance with this standard within five years after joining the Board. For this purpose, in addition to shares held outright, directors may include shares held in the person’s retirement accounts and deferral accounts, all shares held in trust for the person’s immediate family members, and all restricted stock units. As measured on June 30, 2025, all directors on such date were in compliance with these ownership guidelines or within the five-year compliance window.

The Board has the following four standing committees, each of which operates under a written charter adopted by the Board. The Committee compositions listed below are as of September 16, 2025:

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Audit Committee
Thomas H. Wilson, Jr. (Chair)
The Audit Committee selects and oversees the independent auditor, reviews the scope and results of the annual audit, including critical audit matters, reviews critical accounting policies, reviews internal controls over financial reporting, pre-approves retention of the independent registered public accounting firm for any services, oversees our internal audit function, reviews and approves all material related party transactions, reviews regulatory examination results and addresses financial reporting risks. All members of the Audit Committee are independent. The Board has determined that Mr. Flanigan, Mr. Wilson, and Mr. Wimsett are each an “audit committee financial expert” as defined by the SEC because of their extensive accounting and financial experience. Please see the Audit Committee Report in this Proxy Statement for information about our 2025 fiscal year audit.

Matthew C. Flanigan
Thomas A. Wimsett
Wesley A. Brown
Lisa M. Nelson
Meetings in FY2025: 13

Human Capital & Compensation Committee
Tammy S. LoCascio (Chair)
The Human Capital & Compensation Committee establishes and reviews the compensation, perquisites, and benefits of the Company’s executive officers, evaluates the performance of senior executive officers, makes recommendations to the Board on director compensation, considers incentive compensation plans for our employees, and carries out duties assigned to the Human Capital & Compensation Committee under our equity compensation plans and employee stock purchase plan. Under its charter, the Human Capital & Compensation Committee has the authority to delegate certain responsibilities to subcommittees, but it may not delegate any matter relating to senior executive compensation. To date, the Human Capital & Compensation Committee has not delegated any of its responsibilities. All members of the Human Capital & Compensation Committee are independent. Please see the Human Capital & Compensation Committee Report and the Compensation Discussion and Analysis in this Proxy Statement for further information about the Human Capital & Compensation Committee’s process and decisions in fiscal 2025.

Matthew C. Flanigan
Shruti S. Miyashiro
Curtis A. Campbell
Meetings in FY2025: 7

Governance Committee
Curtis A. Campbell (Chair)
The Governance Committee identifies, evaluates, and recruits qualified individuals to stand for election to the Board, recommends corporate governance policy changes, reviews executive succession planning, and evaluates Board performance. The Governance Committee will consider candidates recommended by stockholders, provided such recommendations are made in accordance with the procedures set forth in the “Governance Committee Nomination Policy” attached to its charter, discussed in greater detail in “Stockholder Recommended Director Candidates,” above. All members of the Governance Committee are independent.

Thomas H. Wilson, Jr.
Lisa M. Nelson
Meetings in FY2025: 4

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Risk and Compliance Committee
Thomas A. Wimsett (Chair)	The Risk and Compliance Committee reviews the Company’s compliance practices, reviews enterprise risks, oversees the Company’s risk assessment and management programs, reviews risk preparedness and mitigation, monitors regulatory compliance, and oversees response to regulatory requirements. All members of the Risk and Compliance Committee are independent. Please see “Risk Oversight” above for further information about the Risk and Compliance Committee’s risk management responsibilities.
Shruti S. Miyashiro
Tammy S. LoCascio
Meetings in FY2025: 7

Compensation Committee Interlocks and Insider Participation

During our 2025 fiscal year, Mses. LoCascio and Miyashiro and Messrs. Flanigan and Campbell served on the Human Capital & Compensation Committee. None of the members of the Human Capital & Compensation Committee is currently or was formerly an officer or employee of the Company. Ms. Miyashiro is President and CEO of Digital Federal Credit Union and was previously President and CEO of Orange County’s Credit Union, both of which are customers of the Company as described below in “Certain Relationships and Related Transactions.” Ms. LoCascio is Senior Executive Vice President and Chief Operating Officer of First Horizon Corporation, the holding company for First Horizon Bank, which is a customer of the Company as described below in “Certain Relationships and Related Transactions.” There are no other Human Capital & Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the SEC’s rules and regulations.

Director Compensation

The Human Capital & Compensation Committee reviews annually the compensation for non-employee directors, as well as comparative compensation data for peer companies provided by its independent advisor. If the Human Capital & Compensation Committee determines that a change to non-employee director compensation is advisable, it provides a recommendation to the Board and the Board considers this recommendation for approval. The following table sets forth compensation paid to our non-employee directors in fiscal 2025. A director who is employed by the Company does not receive any separate compensation for service on the Board. The compensation paid to Mr. Foss as an employee is detailed below at “Executive Compensation.” Mr. Adelson did not join the Board until fiscal 2026 and the compensation paid to him as an employee in fiscal 2025 is detailed below at “Executive Compensation.”

Name		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($) (1) (2)	($)	($)	($)	($)
Matthew C. Flanigan		156,450	199,870	-	-	-	356,320
Thomas H. Wilson, Jr.		125,725	199,870	-	-	-	325,595
Thomas A. Wimsett		130,000	199,870	-	-	-	329,870
Shruti S. Miyashiro		115,069	199,870	-	-	-	314,939
Wesley A. Brown		92,175	199,870	-	-	-	292,045
Curtis. A. Campbell		110,000	199,870 (3)	-	-	-	309,870
Tammy LoCascio		101,381	199,870	-	-	-	301,251
Lisa Nelson		91,450	199,870	-	-	-	291,320
Jacque R. Fiegel	(4)	34,851	-	-	-	-	34,851
(1)    These amounts reflect the aggregate grant date fair value of restricted stock units granted in the fiscal year ended June 30, 2025, in accordance with FASB ASC Topic 718. For assumptions used in determining the fair

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value of restricted stock units granted, see Note 10 to the Company’s 2025 consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2025.
(2) As of June 30, 2025, each director listed, other than Ms. Fiegel, held an aggregate of 1,159 unvested restricted stock units.
(3) Includes amounts deferred pursuant to the Company’s Non-Employee Director Deferred Compensation Plan.
(4)     Ms. Fiegel served as a member of the Board during Fiscal Year 2025 until the conclusion of her term at the Annual Meeting held on November 12, 2024.

Summary of Fiscal 2025 Compensation Elements

Annual Compensation Elements	Amount
Board Retainer (non-employee directors)*	$ 70,000
Lead Director*	$ 50,000
Audit Committee Retainer*	$ 20,000
Human Capital & Compensation Committee & Risk and Compliance Committee Retainer*	$ 15,000
Governance Committee Retainer*	$ 10,000
Additional Audit Committee, Human Capital & Compensation Committee, Risk and Compliance Committee Chair Retainer*	$ 25,000
Additional Governance Committee Chair Retainer*	$ 15,000
Annual Equity Award**	$200,000
* All retainers are paid in cash quarterly in arrears
** Equity compensation is paid annually to the non-employee directors in the form of restricted stock units.

In fiscal 2025, the directors listed above were not eligible to participate in any non-equity incentive compensation plan from the Company or any pension plan of the Company. Non-employee directors are eligible for and may elect to participate in the Company’s Non-Employee Director Deferred Compensation Plan. In fiscal 2025, only the restricted stock unit awards to non-employee directors were eligible for deferral and one of the non-employee directors elected deferral of all or part of their award. Deferred amounts are maintained by the Company in bookkeeping accounts. Stock awards that are deferred are deemed invested in the Company’s common stock, and deemed dividends paid on deferred equity awards are invested in a Federal Rate fund. The deferred amounts are unsecured obligations of the Company. Restricted stock units that are deferred under the Company’s Non-Employee Director Deferred Compensation Plan may be settled in stock or, at the option of the Human Capital & Compensation Committee, in cash. Earnings on deferred amounts are not included in the above table because plan earnings were not preferred or above market.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Director Shruti S. Miyashiro is the President and Chief Executive Officer of Digital Federal Credit Union (“DFCU”). At the time of her appointment as the President and CEO of DFCU, DFCU was not a customer of the Company. On August 31, 2022, the Company completed its acquisition of Payrailz, LLC (“Payrailz”). DFCU was a customer of Payrailz at the time of the acquisition and became a customer of the Company. During the year ended June 30, 2025, cash receipts from DFCU were approximately $2.1 million for Payrailz complementary solutions. The Audit Committee has reviewed the transactions with DCFU and has concluded that they were on terms no less favorable to the Company than arrangements with other unaffiliated customers.

Director Wesley A. Brown is a director of FirstBank Holding of Lakewood, Colorado, which is a customer of the Company. Total fiscal 2025 cash receipts from this customer were approximately $23,000, primarily for online financial management. The Audit Committee has reviewed the transactions with the bank and has concluded that they were on terms no less favorable to the Company than arrangements with other unaffiliated customers.

Director Tammy LoCascio is Senior Executive Vice President and Chief Operating Officer of First Horizon Corporation, which is the holding company for First Horizon Bank, a customer of the Company. Total fiscal 2025 cash receipts from this customer were approximately $1.1 million, primarily for payment processing solutions. The Audit Committee has reviewed the transactions with the bank and has concluded that they were on terms no less favorable to the Company than arrangements with other unaffiliated customers. Ms. LoCascio's spouse is an executive officer of BankTennesse, which is a customer of the Company. Total fiscal 2025 cash receipts from this customer were approximately $21,000, primarily for payment services. The Audit Committee has reviewed the transactions with the bank and has concluded that they were on terms no less favorable to the Company than arrangements with other unaffiliated customers.

Director Thomas A. Wimsett is Chairman, Managing Partner, and majority owner of Merchant’s PACT, formerly known as Wimsett & Co. On July 1, 2016, a “Referral Partner Agreement” was entered into between Merchant’s PACT and the Company under which the Company may refer certain customers to Merchant’s PACT for credit and debit card consulting services with a portion of the consulting fees paid to the Company for the referrals. On July 15, 2019, Merchant’s PACT and the Company entered into an “Amended and Restated Referral Partner Agreement” which expanded the scope of the services and responsibilities of Merchant’s PACT stated in the 2016 Referral Partner Agreement. In addition to the credit and debit card consulting services, Merchant’s PACT may also engage and negotiate with certain merchant processing companies on revenue share, pricing, and terms on behalf of financial institution customers and their merchants. Under the terms of the amended agreement, all payments are made from Merchant’s PACT to the Company and Merchant’s PACT will not receive any payments from the Company. Merchant’s PACT paid the Company approximately $86,000 in referral fees in fiscal 2025. Mr. Wimsett is also a director of Revenue Management Solutions, LLC, a non-financial institution entity that uses the Company’s enterprise payment solutions. Total fiscal 2025 cash receipts from this customer were less than $10,000.

Director Lisa M. Nelson is Chief Executive Officer of Wolters Kluwer Financial & Corporate Compliance, which has a longstanding reseller relationship with the Company whereby the Company sells certain Wolters Kluwer products to Company customers. The Company bills its customers and passes through certain license fees and other amounts from its customers to Wolters Kluwer, in addition to charging the Company's customers an annual maintenance fee for which Wolters Kluwer and the Company have an established revenue sharing arrangement. Total fiscal 2025 amounts distributed by the Company to Wolters Kluwer related to the reseller relationship was approximately $8.4 million. In addition, the Company contracts with Wolters Kluwer for the use of certain enterprise software services. Total fiscal 2025 amounts paid to Wolters Kluwer for such services was less than $10,000. The Company also receives certain vendor integration fees from Wolters Kluwer. Total fiscal 2025 amounts for such fees was approximately $12,000. Ms. Nelson was President, International at of Equifax, Inc. until March 2025. Equifax offers linked services to Company customers and has a partner agreement with the Company pursuant to which the Company is paid a fee

20	2025 Proxy Statement

when Company customers purchase the linked interface solution. Total fiscal 2025 fees paid by Equifax to the Company related to this agreement were approximately $45,000.

Former director Jacque R. Fiegel is Chairman of Central Oklahoma Area of Prosperity Bank, which is a customer of the Company. Total fiscal 2025 cash receipts from Prosperity Bank were $300,000, primarily for electronic payment solutions. The Audit Committee has reviewed the transactions with the bank and has concluded that they were on terms no less favorable to the Company than arrangements with other unaffiliated customers.

The Audit Committee reviewed the relationships with each of Mr. Brown, Mr. Wimsett, Ms. LoCascio, with respect to the BankTennessee relationship with her spouse, and Ms. Nelson, with respect to the Equifax, Inc. relationship, and determined that they each did not qualify as a “Related Party Transaction” under the policy because, for Mr. Brown, he is solely a director of FirstBank Holding and the aggregate amount involved did not exceed the greater of $1,000,000 or two percent of FirstBank Holding’s total annual revenue, for Mr. Wimsett, total payments from Merchant’s PACT and from Revenue Management Solutions to the Company in fiscal 2025 did not exceed $100,000, for Ms. Locascio, total payments from BankTennesse to the Company in fiscal 2025 did not exceed $100,000, and because for Ms. Nelson, total payments from Equifax, Inc. to the Company in fiscal 2025 did not exceed $100,000. The Audit Committee reviewed the relationships with Ms. Miyashiro relating to DFCU, with Ms. LoCascio relating to First Horizon Bank, and with Ms. Nelson relating to Wolters Kluwer in accordance with the Company’s Related Party Transaction Policy and approved the related transactions. The Audit Committee also reviewed the relationship with Ms. Fiegel and determined that because Ms. Fiegel is an employee and not an executive officer of Prosperity Bank, and the total amounts paid to the Company do not exceed the greater of $1,000,000 or two percent of Prosperity Bank’s total annual revenue, this relationship falls under the standing pre-approval granted in the Related Party Transaction Policy.

The Governance Committee also considered each of the transactions described in this section and concluded that Ms. Miyashiro, Mr. Brown, and Ms. LoCascio are independent directors despite the customer relationships. The Governance Committee also determined Mr. Wimsett is independent despite the relationship between the Company and Merchant’s PACT and despite the customer relationship with Revenue Management Solutions, and Ms. Nelson is independent despite the relationship between the Company and Equifax, Inc. and between the Company and Wolters Kluwer.

Related Party Transaction Policy

The Board has adopted a written policy that requires all related party transactions to be reviewed and approved by the Audit Committee of the Board. The Audit Committee is charged with determining whether a related party transaction is in the best interests of, or not inconsistent with the interests of, the Company and its stockholders. In making this determination, the Audit Committee will consider such factors as whether the related party transaction is on terms no less favorable to the Company than terms generally available to unaffiliated third parties and the extent of the related party’s interest in the transaction. No director may participate in any discussion, approval, or ratification of any transaction in which he or she has an interest, except for the purpose of providing information concerning the transaction. For transactions in which the aggregate amount is expected to be less than $200,000, the Chair of the Audit Committee has been delegated the authority to pre-approve related party transactions, subject to later review by the full committee. At least annually, ongoing related party transactions will be reviewed to assess continued compliance with the policy. For purposes of the Related Party Transaction Policy, a related party transaction is a transaction or relationship in which the aggregate amount involved will or may exceed $100,000 in any calendar year, involves the Company as a participant, and in which any related party has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of the other entity). A related party is any executive officer, director, or more than 5% beneficial owner of the Company or any immediate family member of such persons.

The policy also contains standing pre-approvals of certain transactions that are not believed to pose any material risk to the Company even if the aggregate amount exceeds $100,000 in a calendar year, including:

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employment arrangements with executive officers, director compensation, transactions involving competitive bids, certain banking-related services, certain Company charitable contributions, transactions where all stockholders receive proportional benefits, certain regulated transactions, and satisfaction of indemnification obligations. Standing approval is also provided for transactions with another company where the related party’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that entity’s shares, if the aggregate amount does not exceed the greater of $1,000,000 or 2% of that entity’s annual revenues.

DELINQUENT SECTION 16(a) REPORTS

The Company is required to identify any director, officer, or greater than 10% beneficial owner who failed to timely file with the SEC a report required under Section 16(a) of the Exchange Act relating to ownership and changes in ownership of the Company’s common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4, and annual statements on Form 5. To the Company’s knowledge, based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended June 30, 2025 all required Section 16(a) filings were filed timely.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is currently composed of five independent directors. The Board has determined that Audit Committee members Matthew C. Flanigan, Thomas H. Wilson, Jr., and Thomas A. Wimsett are “audit committee financial experts” under relevant SEC standards because of their extensive accounting and financial experience. The Board and the Audit Committee believe that the Audit Committee’s current members satisfy all Nasdaq and SEC rules that govern audit committee composition.

The Audit Committee operates under a written Charter adopted by the Board. The Charter requires the Audit Committee to oversee and retain the independent registered public accounting firm, pre-approve the services and fees of the independent registered public accounting firm, regularly consider critical accounting policies of the Company, review and approve material related party transactions, receive reports from the Company’s Chief Audit Executive and General Counsel, and establish procedures for receipt and handling of complaints and anonymous submissions regarding accounting or auditing matters. The Charter also contains the commitment of the Board to provide funding and support for the operation of the Audit Committee, including funding for independent counsel for the Committee if the need arises.

Among its other duties, the role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management has the primary duty for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirement of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered accounting firm its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. These meetings without management present are held at least once each year, and such meeting was held in the fiscal year just ended.

In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2025 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended June 30, 2025 for filing with the SEC.

Audit Committee
Thomas H. Wilson, Jr., Chair
Matthew C. Flanigan
Thomas A. Wimsett
Wesley A. Brown
Lisa M. Nelson

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EXECUTIVE OFFICERS

The executive officers of the Company, as well as biographical information for non-director executive officers, are as follows:

Name	Position with Company	Officer Since
Gregory R. Adelson	President, Chief Executive Officer, and Director	2018
Mimi L. Carsley	Chief Financial Officer and Treasurer	2022
Craig K. Morgan	Chief Legal Officer and Secretary	2016
Shanon G. McLachlan	Senior Vice President and Chief Operating Officer	2024
Renee A. Swearingen	Senior Vice President, Chief Accounting Officer and Assistant Treasurer	2022

Mimi L. Carsley	Chief Financial Officer and Treasurer
Age: 56
Ms. Carsley was appointed Chief Financial Officer and Treasurer in September 2022. Prior to joining the Company, she held multiple leadership roles at Blucora, Inc. (later rebranded as Avantax, Inc. and acquired by Cetera Holdings in 2023), a provider of technology-enabled tax focused financial solutions, including Treasurer and Senior Vice President of FP&A and Procurement (2020-2022), Interim Chief Financial Officer (2020), and Financial Consultant contractor (2018-2020). Ms. Carsley previously served as Treasurer and Executive Vice President of Corporate Development at LPL Financial Holdings, Inc. (Nasdaq: LPLA), a provider of investment and business solutions for independent financial advisors, from 2015 to 2017. Earlier in her career, Ms. Carsley spent more than a decade at Microsoft Corporation (Nasdaq: MSFT) in several roles, culminating in her role as Senior Director Strategy for the Entertainment and Devices Division.

Craig K. Morgan	Chief Legal Officer and Secretary
Age: 49
Mr. Morgan serves as Chief Legal Officer and Secretary, overseeing the legal, risk, compliance, and corporate responsibility functions of the Company. He has served as the Company’s top legal executive since November 2016, previously holding the title of General Counsel and Secretary until July 2025. Mr. Morgan joined the Company in 2004 and has held multiple positions within the Legal Department, including Managing Corporate Counsel. Prior to joining the Company, Mr. Morgan worked in research and development in the biotechnology industry.

Shanon G. McLachlan	Senior Vice President and Chief Operating Officer
Age: 58
Mr. McLachlan was appointed Senior Vice President and Chief Operating Officer on July 1, 2024, with responsibility for all business lines, operations, and infrastructure. He previously served as Vice President and President of Credit Union Solutions (previously Symitar), beginning in 2019. He joined the Company in 2015 as Senior Managing Director of ProfitStars. Prior to that, Mr. McLachlan held various leadership positions at a core systems company serving both banks and credit unions

24	2025 Proxy Statement

Renee A. Swearingen	Senior Vice President, Chief Accounting Officer, and Assistant Treasurer
Age: 57
Ms. Swearingen was appointed Senior Vice President and Chief Accounting Officer in May 2022. She oversees accounting, finance, tax, external reporting, procurement, and facilities. She joined the Company in 1996 and held several financial leadership roles, including as Controller (2001-2022), and Vice President of Finance and Procurement (2021-2022). Prior to joining the Company, Ms. Swearingen was a practicing CPA at a predecessor to Forvis Mazars, LLP, a large public accounting firm.

2025 Proxy Statement	25

HUMAN CAPITAL & COMPENSATION COMMITTEE REPORT

The Human Capital & Compensation Committee of the Company has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Capital & Compensation Committee recommended to the Board that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Human Capital & Compensation Committee
Tammy S. LoCascio, Chair
Matthew C. Flanigan
Shruti S. Miyashiro
Curtis A. Campbell

26	2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

You will have the opportunity to cast an advisory vote on Jack Henry’s executive compensation at this year’s Annual Meeting (our “say on pay” vote), included as Proposal 2 in this proxy statement (page 61). We encourage you to review this section prior to casting your “say on pay” advisory vote.

At the Company’s Annual Meeting of Stockholders held in November 2024, 93% of the votes cast on say-on-pay at that meeting were voted in favor of the proposal. The Human Capital & Compensation Committee (the “HC&C Committee”) believes this vote strongly affirms the stockholders’ support of the Company’s approach to executive compensation, and the HC&C Committee did not significantly change its basic approach to compensation of the named executive officers (“Named Executives”) in fiscal 2025. The HC&C Committee believes that stockholder input on executive compensation is crucial and will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executives.

This Compensation Discussion and Analysis is designed to provide information regarding the philosophy and objectives underlying our compensation policies, the processes we follow in setting compensation, the components we utilize in compensating our top executives, and the resulting compensation outcomes. This discussion is focused on the following “Named Executives” as of June 30, 2025.

Named Executive	Title
David B. Foss*	Executive Board Chair
Gregory R. Adelson	President, Chief Executive Officer, and Director
Mimi L. Carsley	Chief Financial Officer and Treasurer
Craig K. Morgan	Chief Legal Officer and Secretary
Shanon McLachlan	Senior Vice President and Chief Operating Officer

*Mr. Foss served as Executive Board Chair through all of fiscal 2025. He stepped down as an executive officer of the Company effective June 30, 2025. He continues to serve as the Board Chair following this change.

Specific information about the compensation of the Named Executives is set forth in the Summary Compensation Table and other compensation tables beginning on page 47, which should be read in conjunction with this discussion.

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Executive Summary

Jack Henry’s executive compensation programs are designed to align the interests of the Jack Henry executives with those of our stockholders. This goal is accomplished by emphasizing the principle of pay for performance through the achievement of short- and long-term performance goals and rewarding the creation of long-term stockholder value while encouraging a culture of stock ownership. The decisions made by the HC&C Committee in establishing financial, business, and personal targets for executive officer compensation reflect a clear expression of these principles. The following chart provides an overview of the fiscal 2025 compensation components for our Named Executives:

Fiscal 2025 Compensation Components

Component		Metrics	Performance/ Vesting Period	More Information
Base Salary		Fixed and recurring cash compensation set at market competitive levels to attract and retain highly qualified and effective executives.		Page 35
Annual Incentive Cash Bonus
Variable cash compensation tied 75% to annual adjusted operating income versus budget target and 25% tied to achievement of strategic goals, with the strategic goal achievement subject to an individual modifier.
			One year	Page 35
Long-Term Incentive Compensation	Performance share awards (60%)
Performance shares cliff vest based on Jack Henry’s (1) relative total shareholder return against our Compensation Peer Group plus our two reference peers (60%), (2) three-year compound annual growth rate for organic revenue (20%), and (3) three-year non-GAAP adjusted operating margin expansion (20%).
			Three years	Page 40
	Restricted stock unit awards (40%)	Time-based restricted stock units vest in equal annual installments based on continued service.	Three years	Page 43

In the aggregate, the relative portions of the above compensation components that made up the pay mix in fiscal 2025 for Mr. Adelson, our Chief Executive Officer, and the other Named Executives as a group are as follows:

FY2025 CEO aggregate pay mix

11%
14%
75%
89%
Base Salary
Target Bonus Payout
Target Long-term Incentive
At-risk Compensation

FY2025 non-CEO named executives aggregate pay mix

19%
19%
62%
81%
Base Salary
Target Bonus Payout
Target Long-term Incentive
At-risk Compensation

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The fiscal 2025 pay mix established by the HC&C Committee places the greatest emphasis on performance-based and at-risk pay while balancing the need for retention, and particularly emphasized long-term performance by the Company. The pay mix was intended to ensure that the Named Executives remained highly focused on the long-term success of the Company.

Total Shareholder Return, Organic Revenue Growth, Non-GAAP Adjusted Operating Margin Expansion, and Results of Fiscal 2023 Performance Share Awards

In fiscal 2023, the HC&C Committee made three separate performance share grants to our then named executive officers (“2023 Named Executives”) based on three separate measures of comparative performance. One was based on relative total shareholder return ("TSR"), one was based on the Company’s compound annual growth rate (“CAGR”) for non-GAAP adjusted revenue (“Organic Revenue Growth”), and one was based on the Company's non-GAAP adjusted operating margin expansion (“Operating Margin Expansion”).

TSR is calculated as (i) the sum of change in stock price plus dividends over the measurement period, divided by (ii) the beginning stock price. This calculation assumes reinvestment of dividends. Our TSR performance has a meaningful and direct impact on the compensation earned by our 2023 Named Executives. The TSR performance share grant comprised approximately 60% of the total performance share grant target value. The TSR performance share grant in fiscal 2023 vested at the end of three years based on TSR over the three-year period in comparison to the companies in the S&P Software & Services Index (the “S&P 1500 S&S”) plus any members of the fiscal 2023 Compensation Peer Group not otherwise included in the S&P 1500 S&S (together, the “2023 TSR Peer Group”). The Company produced a TSR of 3.48% over the three-year period ending June 30, 2025, using the average closing price of the last 30 calendar days of fiscal 2025. This TSR resulted in an achievement of the 34th percentile against the fiscal 2023 TSR Peer Group, which correlated to a final payout of 52.7% of the 2023 Named Executive’s target TSR performance shares.

FY2023-FY2025 TSR return scale against 2023 TSR peer group

250%
200%
150%
100%
50%
0%
Payout
(% of Target)
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Jack Henry TSR Percentile Ranking
Payout Potential
Results against 2023 TSR Peer Group

2025 Proxy Statement	29

The Organic Revenue Growth performance share grant comprised approximately 20% of the total fiscal 2023 performance share grant target value and vested at the end of three years based on the Company’s Organic Revenue Growth CAGR, which was adjusted for the impact of deconversion fees and acquisitions and divestitures during the performance period, against a threshold, target, and maximum percentage goal set by the HC&C Committee based on the annual budget of the Company and available forecasts, with the purpose of setting meaningful and challenging targets. The Company produced an Organic Revenue Growth CAGR of 6.8% over the three-year period ending June 30, 2025, resulting in a final payout of 0% of the 2023 Named Executive’s target Organic Revenue Growth performance shares. This result demonstrates that the targets set by the HC&C Committee are challenging and in keeping with the Company’s desire to focus on performance-based and at-risk pay.

The Operating Margin Expansion performance share grant comprised approximately 20% of the total fiscal 2023 performance share grant target value and vested at the end of three years based on the Company’s Operating Margin Expansion, which is adjusted for the impact of deconversion fees and acquisitions and divestitures during the performance period, against a threshold, target, and maximum percentage goal set by the HC&C Committee based on the annual budget of the Company and available forecasts, with the purpose of setting meaningful and challenging targets. The Company produced an Operating Margin Expansion of 0.9% over the three-year period ending June 30, 2025, resulting in a final payout of 180% of the 2023 Named Executive’s target Operating Margin Expansion performance shares.

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Compensation Philosophy and Objectives

Jack Henry’s compensation philosophy is to offer compensation programs to our executives that:

•Attract and retain highly qualified and motivated executives;
•Encourage esprit de corps and reward outstanding performance;
•Focus executives on achieving consistent earnings growth;
•Encourage continuation of the Company’s entrepreneurial spirit; and
•Reward the creation of stockholder value.

In meeting these objectives, the HC&C Committee strives for the interests of management and stockholders to be the same. To this end, key financial performance measures include adjusted operating income, Organic Revenue Growth, Operating Margin Expansion, and TSR. These measures emphasize a focus on revenue growth, operating efficiencies to yield strong margins, and returns to stockholders in excess of our peers.

The HC&C Committee designs and maintains compensation programs consistent with our executive compensation philosophy to achieve the following objectives:

•To attract, retain, and motivate highly qualified executives by offering compensation programs that are competitive with programs offered by similar companies, including those in our Compensation Peer Group.
•To link performance and executive pay by tying annual cash bonus amounts to achievement of key objectives under the Company’s annual business plans, as well as specific strategic goals.
•To reward competitive performance in comparison with peers in our industry.
•To reward the creation of long-term stockholder value through long-term incentive compensation awards and encourage significant stock ownership by senior management to further align executive interests to those of our stockholders.

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In pursuit of these objectives, the HC&C Committee believes that the compensation packages provided to the Named Executives should include both cash and equity-based compensation, with an emphasis on at-risk and performance-based pay.

Compensation Element	Purpose
Base salary	•Attract and retain highly qualified executives
Annual incentive cash bonus	•Support pay-for-performance orientation •Focus executives on executing the annual operating plan and key financial and non-financial measures of success as established by the Board
Long-term incentive compensation	•Align interests of executives and stockholders •Support a stock ownership culture •Drive long-term value creation •Encourage retention of executives
Broad-based benefits	•Attract and retain highly qualified executives •Named Executives at Jack Henry participate in the same benefit programs available to our full-time employees
Termination provisions	•Align management and stockholder interests to review attractive business alternatives

Process for Establishing Compensation

The HC&C Committee has overall responsibility for making decisions regarding the compensation of the Named Executives. In determining appropriate compensation levels for the Named Executives, the HC&C Committee meets and deliberates outside the presence of the Named Executives and other members of the executive management team. With respect to the compensation levels for the Named Executives other than the Chief Executive Officer, the HC&C Committee considers input and recommendations from the Chief Executive Officer. Performance reviews of the Named Executives are based on objective and subjective evaluations of individual performance as well as their performance in the preceding fiscal year in achieving Company performance objectives. While our Chief Executive Officer makes recommendations concerning salary adjustments, cash bonus programs, and award amounts for the other Named Executives, the HC&C Committee exercises its discretion and sole authority to set the compensation of each of the Named Executives.

In designing compensation programs and determining compensation levels for the Named Executives for fiscal 2025, the HC&C Committee was assisted by an independent compensation consultant firm. The HC&C Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent executive compensation and corporate governance consulting firm, to serve as its independent advisor and compensation consultant with respect to compensation programs for fiscal 2025. The Chair of the HC&C Committee worked directly with Meridian to determine the scope of the work needed to assist the HC&C Committee in its decision-making processes. The engagement of the consulting firm included provision of benchmark comparative data for the Named Executives with respect to base salaries, annual cash bonuses, and long term incentives, in addition to incentive plan design and governance-related matters affecting executive compensation. Meridian was also engaged to provide analysis and advice to the HC&C Committee with respect to the compensation of the Company’s independent directors. The HC&C Committee Chair approves any additional work performed by Meridian on behalf of management. The HC&C Committee has assessed the independence of Meridian and determined that no conflict of interest exists under the rules established by the SEC and Nasdaq. The HC&C Committee reviews the independence of its advisors annually.

In making compensation decisions, the HC&C Committee compared each element of total direct compensation against a peer group of publicly traded companies in the software, payments, and data processing industries against which the HC&C Committee believes we compete in the market for executive

32	2025 Proxy Statement

talent. We collectively refer to this group as the “Compensation Peer Group.” In selecting companies for the Compensation Peer Group, the HC&C Committee has considered multiple criteria, including industry, annual revenue, and market capitalization. For fiscal 2025, the Compensation Peer Group was comprised of the following companies:

ACI Worldwide, Inc.	Broadridge Financial Solutions, Inc.	Corpay, Inc.
DocuSign, Inc.	Euronet Worldwide, Inc.	ExlService Holdings, Inc.
FactSet Research Systems Inc.	Fair Isaac Corporation	Genpact Limited
Morningstar, Inc.	PTC Inc.	SS&C Technologies Holdings, Inc.
Tyler Technologies, Inc.	Verint Systems Inc.	WEX, Inc.
The Compensation Peer Group is reviewed annually and, as appropriate, updated by the HC&C Committee to make sure that members of the group are consistent with the Company’s industry and financial scope and comparable in terms of size and labor pool. For comparison purposes, the Company’s annual revenue, net income, and market capitalization were within a reasonable range of the median of the members of the Compensation Peer Group.

In addition to the Compensation Peer Group, two companies, Fiserv, Inc. and Fidelity National Information Services, Inc. (together, the “Reference Peers”), were identified whose business models more closely align with the Company, but who both have larger revenue and market capitalization. The HC&C Committee used data from both our Compensation Peer Group and our Reference Peers to inform our executive compensation program design and to track current market trends, but only the Compensation Peer Group was used in compensation benchmarking assessments.

To benchmark each element of total compensation for our Named Executives, Meridian provided data from two key sources: (1) public filings for the companies in our Compensation Peer Group and (2) an executive compensation survey reflective of our industry and the general industry. In reviewing compensation survey data, the HC&C Committee considered data for companies with annual revenues similar to the Company.

In setting fiscal 2025 compensation, the HC&C Committee reviewed competitive market data for the Compensation Peer Group at the 25th, 50th, and 75th percentiles for base salary, target bonus, target cash compensation, long-term incentive compensation, and target total compensation. In setting total cash compensation and long-term incentive compensation, the HC&C Committee recognized that there are certain limitations in the market data available for the Compensation Peer Group. Thus, in addition to considering levels of compensation suggested by market data, the HC&C Committee also considered other relevant factors including performance against pre-identified objectives under business plans for the preceding fiscal year, individual performance reviews, change in job duties, and internal equity for compensation levels among our executives.

The allocation between cash, non-cash, short-term, and long-term incentive compensation is measured against the practices of our Compensation Peer Group and Reference Peers and reflects the HC&C Committee’s determination of the appropriate compensation mix among base pay, target annual cash incentives, and long-term equity incentives to encourage retention and performance. Actual cash and equity incentive awards are determined by the performance of the Company, the executives as a group, and the individual, depending on the type of award, compared to established goals.

2025 Proxy Statement	33

Base Salary

Although we believe a significant portion of executive compensation should be based on “at-risk” compensation to align pay and performance, the HC&C Committee also believes that competitive base salaries are necessary to attract and retain a highly qualified and effective executive team. In June 2024, the HC&C Committee considered competitive data provided by Meridian. Based on this data as well as individual and corporate performance and changes in executive duties, the HC&C Committee increased the base salaries of the Named Executives in the following amounts. On July 1, 2024, Mr. Adelson became Chief Executive Officer, Mr. McLachlan became Senior Vice President and Chief Operating Officer, and Mr. Foss moved from Chief Executive Officer and Board Chair to Executive Board Chair. Fiscal 2025 base salary changes for these three Named Executives went into effect on July 1, 2024. Fiscal 2025 base salary changes for the other Named Executives did not go into effect until January 2025.

Named Executive	Fiscal 2024 Base Salary ($)	Fiscal 2025 Base Salary ($)	Increase
Gregory R. Adelson	586,500	750,000	27.9%
Mimi L. Carsley	517,750	533,283	3.0%
David B. Foss	865,000	500,000	(42.2)%
Craig K. Morgan	438,600	451,758	3.0%
Shanon G. McLachlan*	Not Disclosed	450,000	N/A
*Mr. McLachlan was not an executive officer prior to his appointment as Senior Vice President and Chief Operating Officer as of July 1, 2024.

Annual Incentive Cash Bonuses

Annual Incentive Plan

It is our practice to provide our Named Executives with the opportunity to earn annual incentive cash bonus compensation through programs that reward attainment of key objectives under corporate annual business plans. The objectives that underlie our annual incentive compensation programs may vary between fiscal years and between the Named Executives, but generally include objectives that reward attainment by the Company of targeted adjusted operating income as well as strategic executive goals. In setting the fiscal 2025 bonus amounts a Named Executive is eligible to earn for achieving specified objectives, the HC&C Committee considered published survey data and targeted bonus and target total cash compensation levels at or near the 50th percentile of the Compensation Peer Group. Bonus opportunities for achieving objectives are generally established as a percentage of an executive’s base salary and the percentages increase with job scope and complexity. Executives have the opportunity to earn reduced bonus amounts if a minimum level (threshold) of performance against an objective is achieved and can also earn increased bonus amounts for performance in excess of the level of targeted performance (subject to a maximum of 200% of the established target amount).

The decision as to whether to offer an annual incentive cash bonus program to our Named Executives for any fiscal year, the type and funding of any program offered, and the objectives that underlie any program, are subject to the discretion of the HC&C Committee and its assessment of general and industry specific conditions existing during the applicable period. In determining the amount that a Named Executive is eligible to earn under an incentive cash bonus program, the HC&C Committee may also exercise negative discretion to reduce an award based on its assessment of the executive’s contribution and accountability for the objectives that are the subject of the bonus, the internal equity of the executive’s bonus opportunity as compared to bonus opportunities for our other executives, and any other factors the HC&C Committee considers relevant.

34	2025 Proxy Statement

To provide an appropriate structure for cash bonus incentives, the Company’s stockholders previously approved the 2017 Annual Incentive Plan. Cash bonus incentives for fiscal 2025 were structured under the 2017 Annual Incentive Plan.

The fiscal 2025 incentive cash bonus plan established for the Named Executives was based 75% upon achievement of the Company’s annual adjusted budget operating income target and 25% upon the achievement of strategic executive goals set for the Named Executives as a group by the HC&C Committee. For fiscal 2025, the HC&C Committee established one set of strategic goals for Mr. Foss, as Executive Board Chair, and a separate set of strategic goals for the remaining Named Executives. The achievement of these strategic executive goals is based on the HC&C Committee’s holistic determination of the performance of all strategic executive goals in the aggregate, with one payout factor determined based on the HC&C Committee assessment between 0% and 200% of target. In addition, the strategic executive goals portion of the plan is subject to an individual modifier for each specific Named Executive based on the HC&C Committee’s evaluation. This individual modifier can increase or decrease the strategic executive goal outcome 25% up or down for that Named Executive. The entire incentive cash bonus payout is limited to 200% of target for each Named Executive, even if the combined operating income target achievement and the strategic executive goal achievement, with applicable individual modifier, exceeds 200%. However, the fiscal 2025 annual incentive plan provided that no part of the incentive cash bonus was payable unless the Company’s performance on the adjusted operating income measurement was at or above the minimum threshold for achievement.

compostion of annual incentive cash bonus

25% Strategic Executive Goals
75% Adjusted Operating Income Performance

The adjusted operating income performance target for the Named Executives in fiscal 2025, which achievement composes 75% of the targeted annual incentive cash bonus, was established from the annual budget of the Company as approved by the Board of $540.7 million of adjusted operating income. The annual budget was developed by management with input from the Board in a thorough process that builds upon departmental forecasts and considers historical performance, industry dynamics, and macro-economic trends. This $540.7 million of adjusted operating income was reached by adjusting the approved GAAP operating income target of $553.8 million to remove $13.1 million of anticipated operating income from deconversion fees during the fiscal year.

The HC&C Committee designed the fiscal 2025 annual incentive cash bonus plan to require that the adjusted operating income after all bonuses are paid be no less than $540.7 million. Based on $30.5 million of

2025 Proxy Statement	35

anticipated amounts to be expensed as target corporate bonuses that are dependent on achievement of certain operating income performance levels in the fiscal year, and accounting for the average strategic executive goal achievement including individual modifiers in fiscal 2025 of greater than 100% as described below, the 100% payout target for adjusted operating income before bonus payments was $571.2 million. For purposes of the determining payouts under the annual incentive cash bonus plan, the HC&C Committee adjusts operating income to remove the impact of deconversion fees, acquisitions and divestitures, sales of assets, and, as approved by the HC&C Committee, any other one-time non-GAAP adjustments that management makes in the Company’s earnings releases for the relevant periods.

Because annual bonuses may only be paid out to the extent post-bonus adjusted operating income exceeds the $540.7 million threshold, the threshold for adjusted operating income pre-bonus is a function of total bonus pool size, rather than a set percentage of target. For fiscal 2025, the pre-bonus adjusted operating income threshold was 94.7% of target, below which no bonus was payable, with a target amount at 100% and up to a maximum at 110%. Bonus payouts for adjusted operating income achievement ranged from 0% of target at threshold performance to 200% of targeted bonus at maximum performance, with additional breakpoints between threshold and target and between target and maximum.

The adjusted operating income results used for the performance target were calculated by adjusting the actual operating income results for fiscal 2025 of $568.7 million to remove operating income related to non-GAAP adjustments as applied by management in financial earnings releases and as approved by the HC&C Committee. These adjustments included removing deconversion fees during the fiscal year of $27.7 million and adding back amounts expensed as corporate bonuses at June 30, 2025 of $30.5 million, which were dependent upon achievement of certain operating income performance levels in the fiscal year. This outcome of $571.5 million of pre-bonus adjusted operating income in fiscal 2025, or 100.1% of target, resulted in a 100.2% payout of target for the Named Executives.

adjusted operating income performance bonus payout range

	Adjusted operating income performance against budget	Range of adjusted operating income performance bonus payout against target (75% of targeted annual incentive cash bonus)
Maximum	110% or Higher	200%
Target	100%	100%
Threshold	94.7%	0%
	No bonus payout for under 94.7% achievement

The strategic executive goals, which compose 25% of the targeted annual incentive cash bonus, were set by the HC&C Committee based on the Company’s business strategies and objectives. For fiscal 2025, the HC&C Committee adopted five strategic goals for the Named Executives other than Mr. Foss, which included

36	2025 Proxy Statement

achieving specified customer and employee satisfaction ratings, delivery of important corporate initiatives, milestones and product delivery timelines, implementing process and control improvements, and achieving customer sales targets. For fiscal 2025, the HC&C Committee adopted three strategic goals for Mr. Foss, as Executive Board Chair, which included support of the transition to Mr. Adelson as the new Chief Executive Officer, assessing strategic fit of certain products and groups, and assisting in Company technology modernization initiatives. These strategic goals are keys to financial and business success for the Company and thus contribute to producing income and stockholder returns over the long-term. The HC&C Committee grades the strategic payout based on a holistic determination of all goals in the aggregate, with one payout factor determined based on the HC&C Committee’s assessment. Based on satisfactory transition support and execution on initiatives, the HC&C Committee determined that Mr. Foss earned a payout of 100% of target for his strategic goals. Based on exceeding benchmark scores for customer and employee satisfaction ratings, meeting or exceeding implementation schedules for identified initiatives and products, other than a product whose release was strategically adjusted, execution on process and control improvements, and achievement of customer sales targets, the HC&C Committee determined that the five strategic executive goals for the Named Executives other than Mr. Foss earned a payout of 100% of target.

Potential bonus payouts related to the strategic executive goals range from 0% to 200%. The maximum bonus was intended to be payable only upon truly superior performance. The HC&C Committee intended for this bonus plan to provide a strong incentive for management to meet and exceed budgetary income and identified strategic goals in fiscal 2025.

The strategic executive goals payout factor applies to all Named Executives, but is also subject to an individual modifier of up to 25% increase or decrease as determined by the HC&C Committee. The individual modifier is applicable in situations of significant under- or over-performance by an individual. In fiscal 2025, the HC&C Committee determined to not apply a positive or negative individual modifier to any Named Executive's strategic executive goal attainment percentage.

The full fiscal 2025 incentive bonuses paid, including amounts paid for achievement of individual performance goals, were as follows:

Named Executive	Target Annual Incentive (as % of base)	Performance on Incentive Measures		Annual Incentive Payout - FY2025
		Adjusted Operating Income Performance (75% of Bonus)	Strategic Executive Goals Performance (25% of Bonus)	% of Target	Amount ($)
David B. Foss	100%	100.2%	100%	100.2%	500,750
Gregory R. Adelson	125%	100.2%	100%	100.2%	938,906
Mimi L. Carsley	100%	100.2%	100%	100.2%	534,083
Craig K. Morgan	90%	100.2%	100%	100.2%	407,192
Shanon G. McLachlan	90%	100.2%	100%	100.2%	405,608

The HC&C Committee continues to believe that annual cash bonus opportunities are highly effective motivators for management employees and are instrumental in obtaining excellent performance in comparison with the Company’s competitors in both strong and weak economic environments.

The HC&C Committee will in future years continue to thoroughly review the effects of the bonus plan on results achieved and will make any changes to the bonus plan deemed necessary.

2025 Proxy Statement	37

Long-Term Incentive Compensation

We believe that equity awards have been instrumental in building the Company, retaining talent, and encouraging management to take a long-term view with regard to strategic decisions they face. Equity awards also help focus executive and employee attention on managing the Company from the perspective of an owner with an equity stake in the business. The HC&C Committee has the authority to grant restricted stock awards of various types and to determine the terms of the restrictions on granted shares. Starting in fiscal 2020, the long-term incentive awards have consisted of a mix of performance shares and time-based restricted stock units. In fiscal 2025, the HC&C Committee allocated the long-term incentive award value at approximately 60% performance shares and 40% time-based restricted stock units. The HC&C Committee determined this mix was appropriate to ensure our Named Executives are aligned with stockholders through stock ownership and also to encourage retention. In fiscal 2025, Mr. Foss was not granted any performance shares and was only granted time-based restricted stock units.

approximate long-term incentive compensation allocation

40%
Restricted Stock Units
60%
Performance Shares

The fiscal 2025 total grant amounts for long-term incentive compensation were determined with reference to comparable aggregate grants of long-term incentive compensation by other members of the Compensation Peer Group and published survey data and were roughly targeted at the 50th percentile of the Compensation Peer Group. The aggregate target value was then divided with approximately 60% applied to performance share awards and approximately 40% applied to time-based restricted stock unit awards.

In determining the level of award for a Named Executive, the HC&C Committee also considers relevant factors such as achievement of previously identified objectives, the executive’s performance, the current equity ownership and equity awards held by the individual executive, and the internal equity of the level of award granted to the executive compared to awards granted to other executives. In reviewing the award levels for our Named Executives, the HC&C Committee believes it is appropriate to consider the Company’s performance against key objectives under its corporate business plan for the preceding fiscal year, including objectives related to revenue and earnings targets, and whether the Company’s performance during the preceding fiscal year benefited stockholders as measured by the market price of the Company’s common stock. In administering the equity compensation programs, the HC&C Committee considers the dilutive effect of the Company’s aggregate equity awards during any fiscal year.

38	2025 Proxy Statement

Performance Shares

A portion of the grants to the Named Executives for fiscal 2025, other than Mr. Foss who received no performance shares in fiscal 2025, were structured as performance shares that vest only on the achievement of Company performance goals and thus strongly reflect the principle of pay-for-performance. A grant of performance shares is a contractual right to receive stock and/or cash in the future if vesting conditions are met. In fiscal 2025, the HC&C Committee decided to utilize three separate measures of comparative performance to determine the vesting amount of performance shares. These three specific grants of performance shares in fiscal 2025 to the Named Executives vest at the end of a three-year performance period based on the following: (1) the total shareholder return over the three-year period in comparison to the companies in the Compensation Peer Group plus the Reference Peers (“TSR Peer Group”) (comprising approximately 60% of the total performance shares grant value), (2) the Company’s compound organic annual revenue growth rate (“CAGR”) for revenue over the three-year period against a target Organic Revenue Growth CAGR, where Organic Revenue Growth removes the impact of deconversion fees, acquisitions and divestitures, and, as approved by the HC&C Committee, any other one-time non-GAAP adjustments that management makes in the Company’s earnings releases for the relevant periods (comprising approximately 20% of the total performance shares grant value), and (3) the expansion of the Company’s non-GAAP adjusted operating margin over the three-year period against a target non-GAAP adjusted operating margin expansion, where non-GAAP operating margin removes the impact of deconversion fees, acquisitions and divestitures, sales of assets, and, as approved by the HC&C Committee, any other one-time non-GAAP adjustments that management makes in the Company’s earnings releases for the relevant periods (comprising approximately 20% of the total performance shares grant value).

For the purpose of the TSR grants, TSR was defined as ending stock price minus beginning stock price (adjusted for splits and similar changes) plus dividends per share paid over the performance period, all divided by the beginning stock price. A target amount of stock was set for each Named Executive that may be earned if TSR at the end of the three-year period is at the 50th percentile in comparison to the TSR Peer Group. Vesting ranges from 50% of target performance shares at the 25th percentile to the maximum amount of the grant (200% of target) at or above the 80th percentile relative to the TSR Peer Group. No shares will vest if performance is below the 25th percentile threshold.

2025 Proxy Statement	39

For purposes of the three-year Organic Revenue Growth CAGR grants, the following principles apply:
•non-GAAP adjusted revenue is calculated by adjusting GAAP revenue for deconversion fee revenue, acquisitions and divestitures, and, as approved by the HC&C Committee, any other one-time non-GAAP adjustments that management makes in the Company’s earning releases, for the relevant periods;
•three-year Organic Revenue Growth is calculated by (a) the quotient equal to the Company’s non-GAAP adjusted revenue for the final fiscal year of the performance period and dividing it by the Company’s non-GAAP adjusted revenue for the fiscal year ending immediately prior to the beginning of the performance period, (b) raised to an exponent of one-third, and (c) subtracting one; and
•an acquisition or divestiture by the Company during the performance period will result in an adjustment to the goal, base year results, and/or final year results, as appropriate, by the HC&C Committee to ensure the grant results are not materially benefited nor penalized by the acquisition or divestiture.

The HC&C Committee set a threshold, target, and maximum three-year Organic Revenue Growth CAGR percentage goal based on the annual budget of the Company and available forecasts and with the purpose of setting meaningful and challenging targets, with vesting for performance shares ranging from 50% of target at threshold performance, 100% of target at target performance, and 200% of target at maximum performance and above. For the fiscal 2025 three-year Organic Revenue Growth CAGR grants, threshold was set at 6.5%, target was set at 7.0%, and maximum was set at 8.5%. No performance shares vest for achievement below threshold.
For purposes of the three-year non-GAAP adjusted operating margin expansion grants, the following principles apply:
•non-GAAP adjusted revenue is calculated by adjusting GAAP revenue for deconversion fee revenue, acquisitions and divestitures, and, as approved by the HC&C Committee, any other one-time non-GAAP adjustments that management makes in the Company's earnings releases, for the relevant periods;
•non-GAAP adjusted operating income is calculated by adjusting GAAP operating income for operating income from deconversion fees and operating income/loss from acquisitions, divestitures, sales of assets, and, as approved by the HC&C Committee, any other one-time non-GAAP adjustments that management makes in the Company's earnings releases, for the relevant periods;

40	2025 Proxy Statement

•three-year non-GAAP adjusted operating margin expansion is calculated by (a) an amount equal to non-GAAP adjusted operating income for the final fiscal year of the performance period divided by non-GAAP adjusted revenue for the final fiscal year of the performance period, less (b) an amount equal to non-GAAP adjusted operating income for the fiscal year ending immediately prior to the beginning of the performance period divided by non-GAAP adjusted revenue for the fiscal year ending immediately prior to the beginning of the performance period; and
•an acquisition or divestiture by the Company during the performance period will result in an adjustment to the goal, base year results, and/or final year results, as appropriate, by the HC&C Committee to ensure the grant results are not materially benefited nor penalized by the acquisition or divestiture.

The HC&C Committee set a threshold, target, and maximum three-year non-GAAP adjusted operating margin expansion percentage goal based on the annual budget of the Company and available forecasts and with the purpose of setting meaningful and challenging targets, with vesting for performance shares ranging from 50% of target at threshold performance, 100% of target at target performance, and 200% of target at maximum performance and above. For the fiscal 2025 three-year non-GAAP adjusted operating margin expansion grants, threshold was set at 0.3%, target was set at 0.7%, and maximum was set at 1.0%. No performance shares vest for achievement below threshold.
The fiscal 2025 awards were structured to provide incentives for long-term performance and retention. Retention is encouraged by grant terms which immediately forfeit all awards that have not vested in the event that the grantee’s employment with the Company is terminated for any reason other than in the event of death, incapacity, retirement, or in connection with any change in control.

The use of performance shares allows for flexibility in addressing the orderly retirement of grantees. The fiscal 2025 performance share awards contain terms which allow for the pro-rata vesting of awards upon retirement based on full months of service following the date of grant. For this purpose, retirement is defined as termination with the stated purpose of retirement, for which the grantee has provided the Company at least six months’ prior notice and occurs (1) on or after the age of 55 and following a minimum number of years of employment with the Company such that the grantee’s age plus the number of full years of employment with the Company equals or exceeds 72, or (2) on or after age 65. With respect to a retirement during the term, at the end of the three-year term of the grant, the award will be calculated, and a pro-rata

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portion will be settled to the grantee based on completed full months of service. For example, if an eligible grantee retires 18 months after the grant date, he or she would be credited with 18 months of service and would be entitled to one-half of any amount that vests on performance measured at the end of the three-year grant. Death or incapacity of a grantee is addressed in the same manner, with pro-rata vesting based on completed months of service. Upon a change in control of the Company and a qualified termination of the grantee, the target number of performance shares (or, with respect to TSR grants, if higher, the number of shares that would have vested based on actual TSR achievement if the change in control date were the measuring date for TSR measurement) vest and will be settled, regardless of the performance measures achieved.

Restricted Stock Units

In fiscal 2025, the long-term incentive compensation included restricted stock unit grants to the Named Executives. The fiscal 2025 restricted stock unit awards were structured to provide incentives for long-term performance and retention. Other than for Mr. Foss, whose restricted stock unit award in fiscal 2025 vested over one year, the shares vest one-third on each of the three subsequent anniversaries. Retention is encouraged by grant terms which immediately forfeit all awards that have not vested in the event that the grantee’s employment with the Company is terminated for any reason, other than in the event of retirement or in connection with a change in control.

The fiscal 2025 restricted stock unit awards contain terms which allow for continued vesting in accordance with the vesting schedule of all unvested awards upon retirement. For this purpose, retirement is defined as termination with the express reason of retirement, for which the grantee has provided the Company at least six months’ prior notice and occurs (1) on or after the age of 55 and following a minimum number of years of employment with the Company such that the grantee’s age plus the number of full years of employment with the Company equals or exceeds 72, or (2) on or after age 65. The grantee must also remain actively employed as a full-time employee for six months following the date of the award to qualify for such continued vesting. Further, the grantee must abide by certain restrictive covenants, including non-competition, non-solicit, and non-disparagement covenants. Any breach of such restrictive covenants will result in a forfeiture of all remaining non-settled awards. Upon a change in control of the Company and a qualified termination of the grantee, all unvested restricted stock units vest in full and will be settled.

Broad-Based Benefits Programs

The Company offers certain broad-based benefits programs including benefits such as health, dental, disability and life insurance, health care savings accounts, employee stock purchase plan, paid vacation time, and Company matching contributions to a 401(k) Retirement Savings Plan. Benefits are provided to all employees in accordance with practices within the marketplace and are a necessary element of compensation in attracting and retaining employees. We do not offer pensions or supplemental executive retirements plans for our Named Executives.

Termination Benefits Agreements and Executive Severance Plan

On June 30, 2025, each of the Named Executives was a participant in the Executive Severance Plan (the “Severance Plan”) that is discussed in this Proxy Statement under the caption “Agreements with Executive Officers and Potential Payments upon Termination or Change in Control” on page 52. The Severance Plan provides that each Named Executive who experiences a qualifying termination not in connection with a change in control receives severance payments. The amount of such severance payments for the Chief Executive Officer is equal to two times the Chief Executive Officer’s annual base salary, paid ratably over two years, and, for the other Named Executives, one and a half times the Named Executive’s annual base salary, paid ratably over one and a half years. The Named Executives also receive a prorated amount of the annual bonus the Named Executive would have received for the current performance year had the Named Executive remained employed through the end of such performance year, paid in a single lump sum at the same time as annual bonus payments are made to active annual bonus participants for such performance year. The Named Executives would also receive an amount equal to the cost of health benefit continuation

42	2025 Proxy Statement

premiums for 18 months, paid in a lump sum. The treatment of equity awards held by the terminated Named Executive would not be impacted by the Severance Plan, but would be controlled by the terms set out in those individual awards.

The Severance Plan also provides that each Named Executive who experiences a qualifying termination in connection with a change in control receives severance payments. The amount of such severance payments for the Chief Executive Officer is equal to two times the annual base salary and two times the target annual bonus, and, for other Named Executives, one and a half times the annual base salary and one and a half the target annual bonus, also paid in a lump sum. The Named Executives will also receive a lump sum prorated amount of target annual bonus for the year in which the termination occurs and an amount equal to the cost of health benefit continuation premiums for 18 months. Equity awards held by the terminated Named Executive, other than those awards that already contain provisions governing the treatment of the awards in the event of a change in control termination (which will be controlled by the terms of such awards), will fully vest upon a qualifying termination in connection with a change in control, with any performance-based awards vesting as if target-level achievement were met. All Severance Plan payments are conditional upon the terminated executive’s execution and nonrevocation of a release of claims against the Company and adherence to certain restrictive covenants set forth in the Severance Plan.

The benefits provided were determined primarily by reference to comparative data provided to the HC&C Committee by its independent advisor. The benefits are believed by the HC&C Committee to be sufficient to provide the desired incentive and security to retain crucial personnel in a time of disruption and to help attract and retain top executive talent. The change in control benefits provided in the Severance Plan reflect the concern of the Board that any future threatened or actual change in control, such as an acquisition or merger, could cause disruption and harm to the Company in the event of the resulting loss of any of its key executives.

No severance payments are eligible to be paid under the Severance Plan unless a Named Executive’s employment is terminated by the Company without “Cause” or by the Named Executive for “Good Reason” (both as defined in the Severance Plan). The HC&C Committee believes that agreements such as the Severance Plan should not include provisions that would obligate an acquirer of the Company to make large cash payouts to our Named Executives simply because a change in control has occurred. Due to this concern, the occurrence of a change in control event alone will not trigger any cash payment obligations to our Named Executives under the Severance Plan. Change in control severance payment obligations only arise if the Named Executive’s employment is terminated by the Company without “Cause” or by the Named Executive for “Good Reason” within the period commencing 90 days prior to and for two years following a change in control (i.e., “double trigger”). The Company does not provide, nor has it ever provided, excise tax gross-up payments to any employee in the event of a change in control and termination.

The Severance Plan has no set term and will continue until terminated by the HC&C Committee. However, unless a Severance Plan participant consents, generally, the Severance Plan may not be terminated or amended in a manner that is materially adverse to a participant without 12-months’ notice to each participant. As set forth in the Severance Plan, certain exceptions apply where an amendment or termination is in connection with a change in control. The Severance Plan specifies that it does not confer on the executives any right to continued employment and shall not interfere with the right of the Company to terminate the executives at any time.

Deferred Compensation Plan

Under the Company’s non-qualified Deferred Compensation Plan, our Named Executives may voluntarily defer a portion of their compensation to one or more future years. While the plan allows the Company to offer deferral of all types of compensation, including salary, bonus, and equity grants, to date the Company has only offered a program to defer receipt of equity compensation upon vesting of performance shares and restricted stock units. Amounts deferred are deemed invested in investments selected by the participant from a limited number of choices. The Deferred Compensation Plan is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Performance shares or restricted stock units that are deferred under the Company’s Deferred Compensation Plan may be settled in

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stock or, at the option of the HC&C Committee, in cash. Mr. Morgan participated in the Deferred Compensation Plan in fiscal 2025.

Perquisites

Perquisites represent a minor component of executive compensation. When appropriate, we provide perquisites that we believe are reasonable and competitive. The Company has entered into an aircraft time-sharing agreement with each Named Executive, which permits the Named Executives to lease the Company’s corporate-owned aircraft for personal use on a non-exclusive, time-sharing basis. Pursuant to the time-sharing agreement, the Named Executive would reimburse the Company an amount not more than (a) twice the cost of fuel plus (b) other actual expenses for his or her personal use of the Company’s corporate-owned aircraft, which amount approximates the Company’s incremental costs for the flight. The Company determines incremental costs of a Named Executive's use of a corporate-owned aircraft under the time-sharing agreement by using a method that takes into account all operating costs related to such flights, including aircraft fuel expenses, crew travel expenses, airport expenses, and aircraft maintenance. Because the Company's aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries for pilots and crew and purchase costs of aircraft. Any difference between the Company's incremental costs for the flight and the amount reimbursed for the flight is considered a perquisite. In fiscal 2025, Mr. Adelson reimbursed the Company for use of the corporate-owned aircraft in accordance with his time-sharing agreement and as allowed under the Federal Aviation Regulations 91.501 (c) and (d). No other time-sharing arrangements were used in fiscal 2025 and there were no other amounts reimbursed.

Stock Ownership Guidelines

The Board established stock ownership guidelines for the Named Executives, other members of management, and the non-employee directors of the Company. These guidelines require each covered individual to hold a number of shares of the Company’s common stock with an aggregate market value that equates to a specified multiple of the employee’s base salary or, in the case of directors, of their annual base retainer. The stock ownership guidelines for the Named Executives are as follows:

Named Executive	Title	Ownership Requirement as a Multiplier of Base Salary
David B. Foss	Executive Board Chair	6x
Gregory R. Adelson	President and Chief Executive Officer	6x
Mimi L. Carsley	Chief Financial Officer and Treasurer	3x
Craig K. Morgan	Chief Legal Officer and Secretary	1x
Shanon G. McLachlan	Senior Vice President and Chief Operating Officer	3x

The value of each person’s share holdings for purposes of the guidelines includes Company shares owned outright, as well as all shares held in the person’s retirement accounts and deferral accounts, all shares held in trust for the person’s immediate family members, and all restricted stock units. Stock options and performance shares are not counted for purposes of measuring compliance with the stock ownership guidelines. The HC&C Committee recognizes that executive officers or employees who were recently promoted to executive officer positions and newly elected directors may require some period of time to achieve the guideline amounts. The guidelines, therefore, contemplate a five-year transition period for acquiring a number of shares with the specified market value. The guidelines also require that until the applicable ownership level is achieved, the individual should retain and hold 75% of all shares received from vesting of restricted stock units and performance shares or exercise of options, net of shares sold to pay taxes. The HC&C Committee will continue to monitor the compliance of each executive and director with the guidelines. As measured on June 30, 2025, all covered individuals on such date were in compliance with these guidelines or within the five-year compliance window.

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Trading in Company Securities Policy

The Company has adopted the Trading in Company Securities Policy that is designed to promote compliance with relevant SEC regulations, including insider trading, and applicable Nasdaq listing standards. This policy applies to our directors, officers, and employees, family members of our directors, officers, and employees, contractors and consultants who have access to material nonpublic information about the Company, and entities controlled by such individuals. In addition to prohibiting transactions in Company securities while in possession of material nonpublic information, these insiders are also prohibited from transactions involving short-term or speculative transactions in the Company’s securities, including engaging in short sales, buying or selling of Company options, puts, calls, or other derivative securities, hedging transactions, holding Company securities in margin accounts, pledging Company securities as collateral, or placing standing or limit orders to buy or sell Company securities with a duration in excess of three business days (except under approved Rule 10b5-1 plans).

Executive Compensation Clawback Policy

In November 2023, the Company adopted, in accordance with Nasdaq listing standards, the Executive Compensation Clawback Policy. This policy requires that the Company seek to recover erroneously awarded incentive-based compensation received by any current or former executive officer on or after October 2, 2023, and during the three-year period preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under securities laws. The prior recoupment policy continues to apply to incentive-based compensation received by executive officers before October 2, 2023. Both recoupment policies are administered by the HC&C Committee.

Polices and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

At regularly scheduled meetings during May through August of each year, the HC&C Committee approves the upcoming fiscal year target total compensation for Named Executives, including base salary, annual incentive cash bonus amounts, and long-term incentive compensation awards. In addition, the HC&C Committee approves the prior fiscal year incentive cash bonus achievement level and payout amounts as well as results and settlement of any performance-based long-term incentive compensation awards.

By established practice, the grant date for the long-term incentive compensation equity awards for Named Executives occurs in early August of each year, prior to the Company’s release of fiscal year-end financial results. It is the Board’s and the HC&C Committee’s belief that maintaining a consistent grant practice is in the best interests of the Company and minimizes the risk that annual awards are granted opportunistically for the benefit of executive officers. For fiscal 2025, Named Executives were granted performance shares and restricted stock units in August 2024. The Company has in the past granted stock option awards to Named Executives, with the last such awards being granted in 2016. Stock option awards are not currently a component of executive compensation design, but it is possible that in the future the HC&C Committee may choose to grant stock option awards to Named Executives.

The HC&C Committee does not take material nonpublic information into account when determining the timing and terms of annual equity award grants. In addition, the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Fiscal 2025 Grants of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

During fiscal 2025, none of our Named Executives were granted stock option awards.

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COMPENSATION AND RISK

Under its charter, the HC&C Committee is charged with review of risks related to the Company’s compensation policies and practices. In fiscal 2025, the HC&C Committee directed the Company’s Human Resources Department to conduct a compensation risk assessment and to report the results to the HC&C Committee. The assessment reviewed design features, characteristics, and performance metrics used in compensating all employees of the Company, including salaries, sales incentives, incentive bonus plans, and long-term equity incentive compensation awards. The HC&C Committee reviewed and discussed the report and concluded that the Company’s compensation programs, policies, and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on a number of factors, including:

•Compensation of our employees is generally competitive with relevant labor markets.
•Benefits are offered to all eligible employees on a non-discriminatory basis and no material perquisites are offered solely to executives or management.
•Incentive bonuses are determined largely on total Company financial performance and are capped at reasonable levels.
•Long-term equity incentive awards to executives generally vest upon achievement of objective performance standards over a number of years, and thus do not encourage taking excessive risk for short-term gains.
•Compensation of executive and senior managers is a combination of salary, benefits, annual cash incentive bonuses, and long-term equity incentive awards, resulting in appropriate balancing of short and long-term interests and goals.
•Executives are subject to stock ownership guidelines, which align their interests with those of the stockholders.
•The Company has adopted a recoupment policy providing for the clawback of executive compensation in the event of financial restatements.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with regard to the compensation paid to (1) Mr. Adelson (our Chief Executive Officer during fiscal 2025), (2) Ms. Carsley (our Chief Financial Officer), and (3) Messrs. Foss, Morgan, and McLachlan (the Company’s three other most highly compensated executive officers that were serving as executive officers as of the end of fiscal 2025) (collectively, our “Named Executives”) during the fiscal years ended June 30, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)	($) (1)	($)	($) (2)	($) (3)	($)
David B. Foss Executive Board Chair and Former Chief Executive Officer	2025	500,000	-	2,467,416	-	500,750	6,438	3,474,604
	2024	865,000	-	8,728,670	-	1,352,968	16,500	10,963,138
	2023	858,750	-	8,571,735	-	991,979	16,562	10,439,026
Gregory R. Adelson President and Chief Executive Officer	2025	750,000	-	5,306,749	-	938,906	21,337	7,016,992
	2024	580,750	-	2,038,836	-	611,573	16,788	3,247,947
	2023	556,602	-	1,478,556	-	405,645	10,812	2,451,615
Mimi L. Carsley Chief Financial Officer and Treasurer	2025	525,516	-	1,980,866	-	534,083	20,576	3,061,041
	2024	496,375	-	1,684,218	-	577,097	26,506	2,784,196
	2023	475,000	-	1,479,246	-	356,517	-	2,310,763
Craig K. Morgan Chief Legal Officer and Secretary	2025	445,179	-	958,716	-	407,192	17,579	1,828,666
	2024	434,300	-	938,072	-	411,615	19,403	1,803,390
	2023	415,917	-	982,948	-	290,250	18,278	1,707,393
Shanon G. McLachlan (4) Senior Vice President and Chief Operating Officer	2025	450,000	-	1,061,352	-	405,608	20,517	1,937,477
(1)Reflects grants of performance shares and restricted stock units on August 4, 2022, August 4, 2023, and August 4, 2024, under the Company’s Equity Incentive Plan to the Named Executives. The 2023 amount for Ms. Carsley includes a one-time grant of restricted stock units on July 17, 2022 in connection with her joining the Company. The 2025 amount for Mr. Foss reflects a grant of restricted stock units on August 4, 2024, with a one-year vesting schedule, under the Company's Equity Incentive Plan. Information about the assumptions used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 10 to our consolidated financial statements for the year ended June 30, 2025.
(2)Reflects amounts paid to the Named Executives following the end of the fiscal year based upon achievement of performance goals under the Company’s Annual Incentive Plans. These amounts were earned and accrued in the fiscal year listed and paid in the following fiscal year.
(3)Reflects matching contributions to the individual’s accounts pursuant to the Company’s 401(k) Retirement Savings Plan (the “Retirement Plan”).
(4)Mr. McLachlan was not a Named Executive during fiscal 2023 or fiscal 2024.

Grants of Plan-Based Awards Table

The following table presents information on awards granted to the Named Executives during the fiscal year ended June 30, 2025 under our 2017 Annual Incentive Plan with respect to performance targets set for fiscal 2025 and our 2015 Equity Incentive Plan with respect to grants of performance shares and restricted stock units made during fiscal year 2025.

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Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)(3)	($)(4)
David B. Foss	8/4/2024	0	500,000	1,000,000	-	-	-	-	-
	8/4/2024	-	-	-	-	-	-	14,687	2,467,416
Gregory R. Adelson	8/4/2024	0	937,500	1,875,000	-	-	-	-	-
	8/4/2024	-	-	-	5,288	10,575	21,150	-	2,206,580
	8/4/2024	-	-	-	1,763	3,525	7,050	-	576,302
	8/4/2024	-	-	-	1,763	3,525	7,050	-	576,302
	8/4/2024	-	-	-	-	-	-	11,750	1,947,565
Mimi L. Carsley	8/4/2024	0	533,283	1,066,566	-	-	-	-	-
	8/4/2024	-	-	-	1,974	3,947	7,894	-	823,581
	8/4/2024	-	-	-	658	1,316	2,632	-	215,153
	8/4/2024	-	-	-	658	1,316	2,632	-	215,153
	8/4/2024	-	-	-	-	-	-	4,386	726,979
Craig K. Morgan	8/4/2024	0	406,582	813,164	-	-	-	-	-
	8/4/2024	-	-	-	955	1,910	3,820	-	398,541
	8/4/2024	-	-	-	319	637	1,274	-	104,143
	8/4/2024	-	-	-	319	637	1,274	-	104,143
	8/4/2024	-	-	-	-	-	-	2,123	351,889
Shanon G. McLachlan	8/4/2024	0	405,000	810,000	-	-	-	-	-
	8/4/2024	-	-	-	1,058	2,115	4,230	-	441,316
	8/4/2024	-	-	-	353	705	1,410	-	115,261
	8/4/2024	-	-	-	353	705	1,410	-	115,261
	8/4/2024	-	-	-	-	-	-	2,350	389,514
(1)Represents the range of possible payouts for fiscal 2025 to our Named Executives under the Annual Incentive Plan. For fiscal 2025, threshold achievement for adjusted operating income would result in a $0 payout and our Named Executives would only begin to receive bonus payments for adjusted operating income to the extent achievement exceeded this threshold.
(2)Performance shares granted on August 4, 2024, under the Company’s 2015 Equity Incentive Plan.
(3)Restricted stock units granted on August 4, 2024, under the Company’s 2015 Equity Incentive Plan.
(4)The amounts in the table represent the grant date fair value of the awards. Information about the assumptions used to determine the grant date fair value of the equity awards is set forth in our Annual Report on Form 10-K in Note 10 to our consolidated financial statements for the year ended June 30, 2025.

Additional Information Regarding Summary Compensation and Grants of Plan-Based Awards

The annual base salaries of the Named Executives were evaluated in fiscal 2025 in relation to competitive data, changes in job duties, and individual and corporate performance. In connection with his departure as Chief Executive Officer and movement to Executive Board Chair, the annual base salary for Mr. Foss decreased 42.2% to $500,000, Mr. Adelson’s salary increased 27.9% to $750,000, in connection with becoming Chief Executive Officer, Ms. Carsley’s salary increased 3.0% to $533,283, and Mr. Morgan’s salary increased 3.0% to $451,758. Mr. McLachlan's salary was set at $450,000. For Mr. Foss, Mr. Adelson, and Mr. McLachlan, their fiscal 2025 base salary changes went into effect July 1, 2024. For Ms. Carsley and Mr. Morgan, fiscal 2025 base salary changes did not go into effect until January 2025.

48	2025 Proxy Statement

For the year ended June 30, 2025, the Named Executives had the opportunity to earn cash incentive bonuses under the Company’s annual incentive cash bonus plan. As set forth in greater detail in “Compensation Discussion and Analysis—Annual Incentive Cash Bonuses” above, the performance goals for the Named Executives were based on achieving adjusted operating income targets established in the Company’s annual budget and the achievement of strategic executive goals set for Mr. Foss individually and for the other Named Executives as a group. The adjusted operating income component of the incentive plan set performance targets, thresholds for minimum performance, maximums for superior performance, and required that for any bonus to be paid, the minimum threshold of adjusted operating income had to be achieved. For the year ended June 30, 2025, actual adjusted operating income was 100.1% of budgeted adjusted operating income. The achievement for the strategic executive goals component of the incentive plan is based on the HC&C Committee’s holistic determination of the performance of all strategic executive goals in the aggregate, with one payout factor determined based on such assessment. For the year ended June 30, 2025, the HC&C Committee made a qualitative assessment that the strategic executive goals for Mr. Foss resulted in a 100% achievement and that the strategic executive goals for all other Executive Officers resulted in a 100% achievement. In addition, the annual incentive bonus plan allows for the HC&C Committee to apply an individual modifier of up to 25% increase or decrease to each individual Named Executive’s strategic executive goal component payout. For the year ended June 30, 2025, the HC&C Committee did not apply a positive or negative individual modifier to any Named Executive Officer's strategic executive goal payout factor. The resulting payouts to each of the Named Executives were 100.2% of target.

On August 4, 2024, the Company entered into performance share agreements with each of the Named Executives, other than Mr. Foss who received no performance share awards in fiscal 2025, with the threshold, target, and maximum share amounts listed in the above table. The performance share agreements entered into with the Named Executives in fiscal 2025 are identical except for the number of shares. Each grant is comprised of three separate grants of performance shares that vest at the end of a three-year performance period based on the following: (1) the TSR over the three-year period in comparison to the companies in Compensation Peer Group plus the Reference Peers (comprising approximately 60% of the total performance shares grant value), (2) the Company’s Organic Revenue Growth CAGR over the three-year period against a target Organic Revenue Growth CAGR, where Organic Revenue Growth removes the impact of deconversion fees, acquisitions and divestitures during the performance period, as approved by the HC&C Committee, any other one-time non-GAAP adjustments that management makes in the Company’s earnings releases for the relevant periods (comprising approximately 20% of the total performance shares grant value), and (3) the expansion of the Company’s non-GAAP adjusted operating margin over the three-year period against a target non-GAAP adjusted operating margin, where non-GAAP adjusted operating margin removes the impact of deconversion fees, acquisitions and divestitures during the performance period, sales of assets, as approved by the HC&C Committee, any other one-time non-GAAP adjustments that management makes in the Company’s earnings releases for the relevant period (comprising approximately 20% of the total performance shares grant value). See “Compensation Discussion and Analysis—Long Term Incentive Compensation—Performance Shares,” on page 39 for more information about the fiscal 2025 performance share grants.

On August 4, 2024, the Company granted time-based restricted stock units to each of the Named Executives. The grants were identical for each of the Named Executives except for the number of restricted stock units and, in the case of Mr. Foss's grant, the vesting period. Each restricted stock unit is the economic equivalent of one share of common stock. Amounts may be settled in common stock of the Company or cash or any combination thereof. Other than Mr. Foss, whose restricted stock units vest after one year, the restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date based on continued service with the Company.

Outstanding Equity Awards at Fiscal Year End Table

The following table provides information regarding outstanding stock options, restricted stock units, and performance shares held by the Named Executives as of June 30, 2025.

2025 Proxy Statement	49

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
David B. Foss	8/4/2022	-	-	-	-	-	43,250	7,792,353
	8/4/2022	-	-	-	4,805	865,717	-	-
	8/4/2023	-	-	-	-	-	56,086	10,105,015
	8/4/2023	-	-	-	12,463	2,245,459	-	-
	8/4/2024	-	-	-	14,687	2,646,157	-	-
Gregory R. Adelson	8/4/2022	-	-	-	829	149,361	-	-
	8/4/2022	-	-	-	-	-	7,460	1,344,068
	8/4/2023	-	-	-	2,911	524,475	-	-
	8/4/2023	-	-	-	-	-	13,100	2,360,227
	8/4/2024	-	-	-	11,750	2,116,998	-	-
	8/4/2024	-	-	-	-	-	29,963	5,398,434
Mimi L. Carsley	8/4/2022	-	-	-	608	109,543	-	-
	8/4/2022	-	-	-	-	-	5,478	986,971
	8/4/2023	-	-	-	2,404	433,129	-	-
	8/4/2023	-	-	-	-	-	10,822	1,949,800
	8/4/2024	-	-	-	-	-	11,184	2,015,021
Craig K. Morgan	8/4/2022	-	-	-	551	99,274	-	-
	8/4/2022	-	-	-	-	-	4,960	893,643
	8/4/2023	-	-	-	1,339	241,248	-	-
	8/4/2023	-	-	-	-	-	6,028	1,086,065
	8/4/2024	-	-	-	2,123	382,501	-	-
	8/4/2024	-	-	-	-	-	5,413	975,260
Shanon G. McLachlan	8/4/2022	-	-	-	173	31,169	-	-
	8/4/2022	-	-	-	-	-	1,558	280,705
	8/4/2023	-	-	-	434	78,194	-	-
	8/4/2023	-	-	-	-	-	1,956	352,413
	8/4/2024	-	-	-	2,350	423,400	-	-
	8/4/2024	-	-	-	-	-	5,993	1,079,759
(1)Represents time-based restricted stock units granted to each Named Executive on August 4, 2022, August 4, 2023, and August 4, 2024. Restricted stock units typically vest in three equal annual installments, beginning on the first anniversary of the respective grant date based on continued service with the Company.
(2)Amounts calculated by multiplying the closing market price of our common stock on June 30, 2025 ($180.17 per share) by the number of shares issuable under the restricted stock unit and performance share agreements.
(3)Represents performance shares. For awards made in calendar years 2022, 2023, and 2024, performance shares vest based on (1) TSR against a selected peer group over a three-year performance period (where no performance shares vest if TSR over the three-year period is below the 25th percentile and 200% vest with performance at or above the 80th percentile), with share amounts disclosed reflecting the maximum number of shares that could vest upon performance, (2) the Company’s organic revenue CAGR over the three-year period against a target organic revenue CAGR (where no performance shares vest if three-year CAGR revenue is below 7% for fiscal 2023 awards and 6.5% for fiscal 2024 and fiscal 2025 awards and 200% vest with performance at or above 9.5% for fiscal 2023 awards and 8.5% for fiscal 2024 and fiscal 2025 awards), with share amounts disclosed reflecting the maximum number of shares that could vest upon performance, and (3) the expansion of the Company’s non-GAAP adjusted operating margin over the three-year period against a target non-GAAP adjusted operating margin (where no performance shares vest if three-year non-GAAP adjusted operating margin is below 0.1% for fiscal 2023 awards and 0.3% for fiscal 2024 and fiscal 2025 awards and 200% vest with performance at or above 1.0% for fiscal 2023, fiscal 2024, and fiscal

50	2025 Proxy Statement

2025 awards), with share amounts disclosed reflecting the threshold number of shares that could vest upon performance at threshold.

Option Exercises and Stock Vested Table

The following table provides information on stock option exercises by the Named Executives and stock awards (restricted stock units and performance shares) that vested during fiscal year 2025.

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting ($)	Value Realized on Vesting ($)
David B. Foss (1) (2) (3)	11,685	2,010,521	39,862	6,868,833
Gregory R. Adelson (1) (2)	-	-	6,873	1,183,212
Mimi L. Carsley (1) (4)	-	-	1,661	282,224
Craig K. Morgan (1) (2)	-	-	3,214	552,859
Shanon G. McLachlan (1) (2) (5)	-	-	1,384	238,598
(1)Value of the shares acquired on August 4, 2024, at the closing market price of such shares on August 2, 2024.
(2)Value of the shares acquired on August 29, 2024, at the closing market price of such shares on August 28, 2024.
(3)Value of the shares acquired on November 19, 2024, at the closing market price of such shares on November 18, 2024.
(4)Value of the shares acquired on July 17, 2024,, at the closing market price of such shares on July 16, 2024.
(5)Value of the shares acquired on January 1, 2025, at the closing market price of such shares on December 31, 2024.

Nonqualified Deferred Compensation

The following table sets forth the contributions made by our Named Executives and the earnings accrued on all such contributions under the Company’s non-qualified Deferred Compensation Plan during the fiscal 2025.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
	($)	($)	($) (1)	($)	($) (2)
David B. Foss	-	-	-	-	-
Gregory R. Adelson	-	-	60,110	-	681,943
Mimi L. Carsley	204,763	-	14,749	-	219,512
Craig K. Morgan	-	-	-	-	-
Shanon G. McLachlan	41,082	-	2,460	(16,793)	31,907
(1)These amounts were not included in the Summary Compensation Table because plan earnings were not preferential or above market.
(2)The executive contributions included in this column for Mr. Adelson and Mr. McLachlan relate to awards of performance shares that were granted to Mr. Adelson and Mr. McLachlan before each was a Named Executive and therefore were not previously reported in the Summary Compensation Table.

2025 Proxy Statement	51

Under the Company’s non-qualified Deferred Compensation Plan adopted in 2014, our Named Executives may voluntarily defer a portion of their compensation to one or more future years. While the plan allows the Company to offer deferral of all types of compensation, including salary, bonus and equity grants, to date the Company has only offered a program to defer receipt of equity compensation upon vesting of performance shares and restricted stock units. Dividends payable on the deferred shares are invested in the Jack Henry federal rate fund. Aggregate earnings (losses) represents stock price appreciation (or depreciation) on deferred shares, dividends, and interest paid on prior dividends. Performance shares and restricted stock units that are deferred under the Company’s Deferred Compensation Plan may be settled in stock or, at the option of the HC&C Committee, in cash.

Agreements with Executive Officers and Potential Payments upon Termination or Change in Control

The Named Executives would each receive certain payments and benefits in the event of certain types of termination of employment. In addition to the items discussed below, the Named Executives may be entitled to benefits that are generally available to all salaried Company employees, including distributions under the 401(k) plan, certain disability benefits, and accrued vacation. Because these payments or benefits do not discriminate in scope, terms, or operation in favor of the Named Executive, such payments and benefits are not included below. The following descriptions are qualified in their entirety by reference to the relevant agreements.

The Company has no employment contracts with any of its executive officers.

Change in Control Termination

As of June 30, 2025, each of the Named Executives, was a participant in the Severance Plan. Under the Severance Plan, change in control has the meaning given it under the Company’s 2015 Equity Incentive Plan, which defines change in control as (i) an acquisition of 20% or more of the stock of the Company, (ii) when individuals who make up the Board, or individuals who join the Board who were approved in advance by at least a majority of the incumbent Board, cease to constitute at least a majority of the Board, (iii) consummation of a transaction where persons who were stockholders immediately prior to the transaction own 50% or less of the voting power after the transaction, (iv) consummation of a transaction where less than a majority of members of the resulting Board following the transaction were members of the Board who approved the transaction, or (v) approval by the stockholders of a liquidation of the Company or sale of all or substantially all of the Company’s assets. The Severance Plan provides a lump sum cash payment severance benefit for the Chief Executive Officer equal to 200% of the Chief Executive Officer’s annual salary and target annual incentive bonus. The Severance Plan provides a lump sum cash payment severance benefit for the Named Executives other than the Chief Executive Officer equal to 150% of the Named Executive’s annual salary and target annual incentive bonus. These cash benefits are paid in a lump sum payment within 60 days following the executive’s termination. In addition, the Named Executives will receive a lump sum prorated amount of target annual bonus for the current fiscal year and welfare benefit consisting of payments equal to the cost of health benefit continuation premiums for 18 months. The termination benefits under the Severance Plan will be paid only upon a termination of the Named Executive by the Company without “Cause” or by the Named Executive for “Good Reason” (both as defined in the Severance Plan) during the 90 days prior to and the two years following any change in control (i.e., “double trigger”).

In order for a Named Executive to receive severance benefits under the Severance Plan, the Named Executive must execute and not revoke an effective release of claims and comply with a two-year post-employment non-competition covenant, a two-year post-employment customer and employee non-solicitation covenant, and a continuous non-disparagement covenant, as well as any other confidentiality agreements or other agreements between the Named Executive and the Company.

Upon a change in control, all unvested restricted stock units that are not assumed, substituted, or replaced by the successor or surviving entity (or a parent or subsidiary thereof) in connection with the change in

52	2025 Proxy Statement

control will become vested immediately prior to the change in control. Any unvested restricted stock units that are assumed, substituted, or replaced by the successor or surviving entity (or a parent or subsidiary thereof) in connection with a change in control will remain outstanding and upon a qualified termination of the grantee 90 days prior to or 2 years after the change in control all such unvested restricted stock units will vest. Any unvested restricted stock units will vest upon a qualified termination of the grantee 90 days prior to or 2 years after the change in control.

Upon a change in control, all performance shares automatically convert into time-based awards. The number of such converted shares for TSR-based awards shall equal the greater of the number of target shares for such award or the number of shares that would have vested based on actual TSR achievement if the change in control date were the measuring date for TSR measurement. The number of such converted shares for grants other than TSR-based awards shall equal the number of target shares for such award. If the surviving entity does not assume this award, or substitute or replace it with an award with substantially identical economic terms, then all shares shall vest in full. If the surviving entity does assume, substitute, or replace this award in connection with a change in control, all such shares shall vest in full upon a qualified termination of the grantee 90 days prior to or 2 years after the change in control.

The table below reflects the cash severance benefit payments and estimated welfare benefit payments that would be paid under the Severance Plan, as if the triggering events occurred on June 30, 2025, the last day of the last completed fiscal year. The table also shows the value as of June 30, 2025, of all issued restricted stock units and performance shares with respect to which restrictions would lapse upon a change in control and termination. The below table assumes the performance shares vested at target rather than actual TSR achievement.

Name	Cash Payment Severance Benefit ($)	Welfare Benefit ($)	Equity Incentive Vesting ($)	Total ($)
David B. Foss	2,000,000	29,471	14,706,016	16,735,487
Gregory R. Adelson	4,312,500	50,739	7,818,477	12,181,717
Mimi L. Carsley	2,133,130	48,486	3,986,622	6,168,237
Craig K. Morgan	1,694,093	30,646	2,286,537	4,011,276
Shanon G. McLachlan	1,687,500	27,605	1,484,421	3,199,525

Under the 2017 Annual Incentive Plan, the HC&C Committee, in its sole discretion, has the option to accelerate time periods for purposes of vesting of, or receiving payment with respect to, an incentive award in connection with a change in control. The 2017 Annual Incentive Plan defines change in control to include (i) an acquisition of more than 50% of the common stock or the voting power of the Company, (ii) certain changes to the composition of the Board resulting in incumbent directors no longer constituting a majority of the Board, (iii) certain mergers or sales of all or substantially all of the Company’s assets, and (iv) stockholder approval of complete liquidation or dissolution of the Company.

Death, Disability, Retirement, Termination without Cause and Resignation for Good Reason

The Severance Plan provides that each Named Executive who is terminated by the Company without “Cause” or who terminates their employment for “Good Reason” (both as defined in the Severance Plan) not in connection with a change in control, shall receive severance payments equal to two times the sum of current annual base salary for the Chief Executive Officer, paid ratably over two years, and one and a half times the annual base salary for other Named Executives, paid ratably over one and a half years. The Named Executives also receive a prorated amount of the annual bonus the Named Executive would have received for the current performance year had the Named Executive remained employed through the end of such performance year, paid in a single lump sum at the same time as annual bonus payments are made to active annual bonus participants for such performance year. In addition, the Named Executives receive a lump sum welfare benefit equal to the cost of health benefit continuation premiums for 18 months.

2025 Proxy Statement	53

In order for a Named Executive to receive severance benefits under the Severance Plan, the Named Executive must execute and not revoke an effective release of claims and comply with a two-year post-employment non-competition covenant, a two-year post-employment customer and employee non-solicitation covenant, and a continuous non-disparagement covenant, as well as any other confidentiality agreements or other agreements between the Named Executive and the Company.

The table below reflects the cash severance benefit payments and estimated welfare benefit payments that would be paid under the Severance Plan, as if the triggering events occurred on June 30, 2025, the last day of the last completed fiscal year.

Name	Cash Payment Severance Benefit ($)	Welfare Benefit ($)	Total ($)
David B. Foss	1,250,000	29,471	1,279,471
Gregory R. Adelson	2,437,500	50,739	2,488,239
Mimi L. Carsley	1,333,206	48,486	1,381,692
Craig K. Morgan	1,084,219	30,646	1,114,865
Shanon G. McLachlan	1,080,000	27,605	1,107,605

Performance shares contain terms which allow for the pro-rata vesting of awards upon a Named Executive’s death, disability, or retirement based on full months of service following the grant date. Retirement is defined in the performance share awards as termination with the stated purpose of retirement, for which the grantee has provided the Company at least six months’ prior notice and occurs (1) on or after the age of 55 and following a minimum number of years of employment with the Company such that the grantee’s age plus the number of full years of employment with the Company equals or exceeds 72, or (2) on or after age 65. With respect to a Named Executive’s death, disability, or retirement during the term, at the end of the three-year term of the grant, the award will be calculated and a pro-rata portion will be settled to the grantee based on completed full months of service. For example, if an eligible grantee dies, becomes disabled, or retires 18 months after the start of the fiscal year for which the award was granted, he or she would be credited with 18 months of service and would be entitled to one-half of any amount that vests on performance measured at the end of the three-year grant.

The following table summarizes the severance benefits due to the Named Executives upon their death, disability, or retirement under their applicable performance share award agreements (in each case assuming their death, disability or retirement occurred on June 30, 2025). As of June 30, 2025, only Mr. Foss and Mr. Adelson were eligible for retirement under the performance share award definition.

Name	Performance Share Vesting (1) ($)
David B. Foss	7,264,514
Gregory R. Adelson	2,517,275
Mimi L. Carsley	1,538,532
Craig K. Morgan	1,000,064
Shanon G. McLachlan	489,222
(1)These calculations represent the value of unvested performance share awards at June 30, 2025 based on the closing share price at that date that would become vested upon their death, disability, or retirement (if eligible) and assumes the TSR and other performance metrics were at target.

Restricted stock units contain terms which allow for continued vesting in accordance with the vesting schedule of all unvested awards upon a Named Executive’s retirement. For this purpose, retirement is

54	2025 Proxy Statement

defined as termination with the express reason of retirement, for which the grantee has provided the Company at least six months’ prior notice and occurs (1) on or after the age of 55 and following a minimum number of years of employment with the Company such that the grantee’s age plus the number of full years of employment with the Company equals or exceeds 72, or (2) on or after age 65. The grantee must also remain actively employed as a full-time employee for six months following the date of the award to qualify for such continued vesting. Further, the grantee must abide by certain restrictive covenants, including non-competition, non-solicit, and non-disparagement covenants. Any breach of such restricted covenants will result in a forfeiture of all remaining non-settled awards.

The following table summarizes the severance benefits due to the Named Executives upon their retirement under their applicable restricted stock unit award agreements (in each case assuming their retirement occurred on June 30, 2025). As of June 30, 2025, only Mr. Foss and Mr. Adelson were eligible for retirement.

Name	Restricted Stock Unit Vesting (1) ($)
David B. Foss	2,790,833
Gregory R. Adelson	5,757,332

(1)These calculations represent the value of unvested restricted stock unit awards at June 30, 2025 based on the closing share price at that date that would continue to vest following retirement assuming ongoing compliance with restrictive covenants.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of June 30, 2025 with respect to the Company’s equity compensation plans under which our common stock is authorized for issuance:

Equity Compensation Plans approved by security holders:	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in the first column of this table)
2005 Restricted Stock Plan	2,239	(2)	—	—
2015 Equity Incentive Plan	492,407	(3)	—	2,018,737
2006 Employee Stock Purchase Plan	—	(4)	—	815,931
(1)The weighted average exercise price does not take into account deferred shares that have been allocated to participants’ bookkeeping accounts under the 2005 Restricted Stock Plan or the 2015 Equity Incentive Plan or the shares issuable upon vesting of outstanding awards of restricted stock units or performance shares, which have no exercise price.
(2)This number includes the following: 2,239 shares related to time-vested restricted stock unit awards that are deferred and have been allocated to participants’ bookkeeping accounts under the 2005 Restricted Stock Plan. All awards were granted under the 2005 Restricted Stock Plan.
(3)This number includes the following: 198,183 time-vested restricted stock unit awards that include 11,575 vested and deferred shares that have been allocated to participants’ bookkeeping accounts under the 2015 Equity Incentive Plan, and 294,224 outstanding performance-vested unit awards that include 3,875 vested and deferred shares that have been allocated to participants’ bookkeeping accounts under the 2015 Equity Incentive Plan. The share number for outstanding time-vested restricted stock units and outstanding performance-vested unit awards represents the maximum number of shares that may be awarded if the Company meets its best-case performance targets. All awards were granted under the 2015 Equity Incentive Plan.

2025 Proxy Statement	55

(4)The maximum number of shares subject to purchase rights under the 2006 Employee Stock Purchase Plan (“ESPP”) is a function of stock price and total employee contributions. As such, we cannot reasonably determine the number of shares subject to purchase rights as of June 30, 2025, and so this number does not include shares issuable pursuant to rights outstanding under the ESPP.

PAY RATIO DISCLOSURE

Our compensation and benefits philosophy and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. Compensation rates are benchmarked based on job level and responsibilities and are set to be market-competitive in the location in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute. We employ approximately 7,200 people in the U.S. at 19 Company locations with a majority of our employees working from remote locations.

Under rules adopted pursuant to the Dodd-Frank Act of 2010, Jack Henry is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Gregory Adelson, our Chief Executive Officer, during the fiscal year ended June 30, 2025.

To determine the median employee, we identified our employee population as of June 30, 2025. This population consisted of 7,244 employees. We are required to identify the median employee using a “consistently applied compensation measure” (“CACM”). We chose a CACM of calculating the actual base salary earnings (or base wages for hourly employees, which is exclusive of overtime wages) and annual bonus during the fiscal year across the employee population, excluding our Chief Executive Officer. We believe actual base salary earnings (or base wages for hourly employees, which is exclusive of overtime wages) and annual bonus is a reasonable basis on which to identify the median employee because those employees who receive commissions, equity awards, or overtime pay represent a relatively small portion of our employee population.

After identifying our median employee based on actual base salary earnings and annual bonus, we then calculated the annual total compensation for this employee using the same methodology we use for our Named Executives as set forth in the fiscal 2025 Summary Compensation Table included in this Proxy Statement. Based on this calculation, this median employee’s annual total compensation for fiscal 2025 was $93,193 The annual total compensation of the Chief Executive Officer for fiscal 2025 (as set forth in the Summary Compensation Table on page 47) was $7,016,992 resulting in a pay ratio of 75 to one.

PAY VERSUS PERFORMANCE

The below disclosure provides information regarding the Company’s performance and the “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and our other non-PEO Named Executives (collectively, the “Other NEOs”) in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K. For a discussion of the Company’s philosophy and objectives for executive compensation, please review the Compensation Discussion and Analysis beginning on page 28.

56	2025 Proxy Statement

Year	Summary Compensation Table Total for PEO ($) (1) (Adelson)	Compensation Actually Paid to PEO ($) (2) (Adelson)	Summary Compensation Table Total for PEO ($) (1) (Foss)	Compensation Actually Paid to PEO ($) (2) (Foss)	Average Summary Compensation Table Total for Non-PEO Named Executives Officers ($) (3)	Average Compensation Actually Paid to Non-PEO Named Executives Officers ($) (4)	Value of Initial Fixed $100 Investment on June 30, 2020 Based on		Net Income (in thousands) ($)	Non-GAAP Adjusted Operating Income (in thousands) ($) (6)
							Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (5)
2025	7,016,992	7,009,055	—	—	2,575,447	2,454,346	103.95	215.9	455,748	571,527
2024	—	—	10,963,138	11,309,667	2,204,660	1,835,286	94.57	184.18	381,816	524,099
2023	—	—	10,439,026	4,308,412	1,535,887	553,341	94.07	144.74	366,646	472,936
2022	—	—	9,758,392	15,054,940	1,679,606	2,269,083	100.03	111.53	362,916	454,482
2021	—	—	8,692,656	(392,735)	1,595,708	342,431	89.86	133.46	311,469	405,500
(1)Mr. Adelson was the Company's PEO for fiscal year 2025, and Mr. Foss was the Company’s PEO for fiscal years 2021, 2022, 2023, and 2024.
(2)The below table provides the adjustments required by SEC rules to calculate CAP amounts from the Summary Compensation Table (“SCT”) Total of our PEO. SCT Total and CAP amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402(v) of Regulation S-K.

Calculation of Compensation Actually Paid to PEO

	2025	2024	2023	2022	2021
Summary Compensation Table Total	$7,016,992	$10,963,138	$10,439,026	$9,758,392	$8,692,656
(Deduct): Amount reported for stock and option awards in SCT Total for the covered fiscal year	(5,306,749)	(8,728,670)	(8,571,735)	(7,557,777)	(6,447,156)
Add: Fair value at fiscal year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	5,415,425	7,460,927	5,964,481	8,685,477	4,389,636
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(84,030)	666,228	(1,294,656)	1,941,564	(3,169,451)
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	86,822	948,044	(2,228,704)	2,227,284	(3,858,419)
(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	(119,405)	—	—	—	—
CAP Amounts (as calculated)	$7,009,055	$11,309,667	$4,308,412	$15,054,940	$(392,735)
The fair value of the equity awards was calculated in the same manner as the Company uses to calculate the grant date fair value of the awards, but with updated assumption values as of the measurement date. Information about the assumptions used to determine the grant date fair value of the equity awards is set forth in our Annual Report on Form 10-K in Note 10 to our consolidated financial statements for the year ended June 30, 2025.
(3)The dollar amounts reported are the average amounts of total compensation reported for the Other NEOs for each corresponding year in the “Total” column of the SCT. For each of fiscal 2025, 2024, 2023, 2022, and 2021, the Other NEOs were as follows:
•Fiscal 2025: David B. Foss, Mimi L. Carsley, Craig K. Morgan, and Shanon McLachlan.
•Fiscal 2024: Gregory R. Adelson, Mimi L. Carsley, Craig K. Morgan, and Stacey E. Zengel.
•Fiscal 2023: Gregory R. Adelson, Mimi L. Carsley, Craig K. Morgan, Stacey E. Zengel, and Kevin D. Williams

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•Fiscal 2022: Kevin D. Williams, Gregory R. Adelson, Craig K. Morgan, Stacey E. Zengel, and Teddy I. Bilke
•Fiscal 2021: Kevin D. Williams, Gregory R. Adelson, Craig K. Morgan, and Teddy I. Bilke
(4)The below table provides the adjustments required by SEC rules to calculate the average CAP amount from the SCT Total of our Other NEOs. SCT Total and CAP amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402(v) of Regulation S-K.

Calculation of Average Compensation Actually Paid to Other NEOs

	2025	2024	2023	2022	2021
Average Summary Compensation Table Total	$2,575,447	$2,204,660	$1,535,887	$1,679,606	$1,595,708
(Deduct): Average amount reported for stock and option awards in SCT Total for the covered fiscal year	(1,617,088)	(1,259,258)	(866,956)	(892,433)	(745,656)
Add: Average fair value at fiscal year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	1,674,146	1,044,536	617,691	1,025,592	507,689
Add (Deduct): Average year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(115,132)	(87,939)	(291,438)	174,528	(406,496)
Add (Deduct): Average change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	158,056	(66,713)	(208,992)	281,790	(608,813)
(Deduct): Average fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	(221,083)	—	(232,852)	—	—
Average CAP Amounts (as calculated)	$2,454,346	$1,835,286	$553,341	$2,269,083	$342,431
The fair value of the equity awards was calculated in the same manner as the Company uses to calculate the grant date fair value of the awards, but with updated assumption values as of the measurement date. Information about the assumptions used to determine the grant date fair value of the equity awards is set forth in our Annual Report on Form 10-K in Note 10 to our consolidated financial statements for the year ended June 30, 2025.
(5)Total Shareholder Return (“TSR”) represents the cumulative TSR for the measurement period beginning on June 30, 2020 of each fiscal year 2021, 2022, 2023, 2024, and 2025, respectively, assuming the value of the investment including reinvestment of dividends was $100. The TSR Peer Group consists of the S&P 1500 Software and Services Index, which is used for our Stock Performance presentation set forth in our Annual Report on Form 10-K for the year ended June 30, 2025.
(6)Our Company-Selected Measure is non-GAAP adjusted operating income (see page 31 in the Compensation Discussion and Analysis for a discussion of this metric in executive compensation design). Non-GAAP adjusted operating income is a non-GAAP financial measure that excludes or has otherwise been adjusted for one-time non-GAAP adjustments made by management in financial earnings releases to remove the impact of deconversion fees, acquisitions and divestitures, gain/loss on sale of assets, and any other one-time non-GAAP adjustments as approved by the HC&C Committee and also adds back corporate bonuses that are dependent on achievement of certain operating income performance levels in the fiscal year.

Financial Performance Measures

In the Company’s assessment, the following represent the most important performance measures used to link CAP for our Named Executives to Company performance for fiscal 2025:

•Non-GAAP adjusted operating income
•Relative total shareholder return
•Non-GAAP adjusted operating revenue CAGR

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•Non-GAAP adjusted operating margin expansion

See “Compensation Discussion and Analysis” beginning on page 27 for a discussion of how the Company calculates these performance measures.

Relationship Between Compensation Actually Paid and Performance

The below graphs show the relationship of “compensation actually paid” to our PEO and Other NEOs to (a) the TSR of both the Company and the S&P 1500 Software and Services Index, (b) the Company’s net income, and (c) the Company’s Non-GAAP adjusted operating income.

CAP vs. TSR
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
Compensation Actually Paid
$250
$200
$150
$100
$50
$0
Total Shareholder Return
2021
2022
2023
2024
2025
PEO CAP
Other NEO CAP
Company TSR
Peer Group TSR

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CAP vs. net income

$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
Compensation Actually Paid
$500,000
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Net Income (dollars in thousands)
2021
2022
2023
2024
2025
PEO CAP
Other NEO CAP
Net Income

CAP vs. Non-GAAP Adjusted Operating Income

$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
Compensation Actually Paid
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Non-GAAP Adjusted Operating Income (dollars in thousands)
2021
2022
2023
2024
2025
PEO CAP
Other NEO CAP
Adjusted Operating Income

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PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recommends that you vote “For” the approval of the compensation of our Named Executives

As required by Section 14A of the Securities Exchange Act, we include in this proxy statement this proposal for a non-binding stockholder vote on compensation of our Named Executives. We currently conduct annual advisory votes on executive compensation. With this year’s “say on pay” proposal you can elect to endorse or not endorse our executive compensation programs and policies and the compensation we paid our Named Executives in fiscal 2025.

Approval of the non-binding stockholder vote on compensation of our Named Executives requires the affirmative vote of a majority of the votes cast for and against the proposal. Abstentions will have no effect for purposes of determining the vote.

The say on pay vote is advisory and not binding on the Company, the Human Capital & Compensation Committee, or the Board. However, the Human Capital & Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when making future decisions regarding executive compensation.

As described in the Compensation Discussion and Analysis, the Human Capital & Compensation Committee has designed the executive compensation program to focus the executives on achieving consistent earnings growth, encourage continuation of the Company’s entrepreneurial spirit, attract and retain highly qualified and motivated executives, reward the creation of stockholder value, encourage esprit de corps, and reward outstanding performance. In designing the overall executive compensation program, the Company’s Human Capital & Compensation Committee strives for the interests of management and stockholders to be the same—the maximization of stockholder value.

Our executive compensation package for our Named Executives includes both cash and equity-based compensation, with an emphasis on at-risk and performance-based pay. The Human Capital & Compensation Committee each year reviews and updates our executive compensation program to ensure it achieves the desired goals.

The Board believes that the compensation of the Named Executives is appropriate and effective in achieving the Company’s objectives. Accordingly, the Board recommends that you vote to approve, on an advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the Named Executives, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVES. PROXIES RECEIVED BY THE BOARD WILL BE VOTED FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVES UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF “AGAINST” OR “ABSTAIN.”

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PROPOSAL 3
TO APPROVE THE COMPANY'S 2025 EQUITY INCENTIVE PLAN

The Board recommends that you vote “For” the approval of the Company's 2025 Equity Incentive Plan
At the Annual Meeting, stockholders will be asked to approve the Jack Henry & Associates, Inc. 2025 Equity Incentive Plan (the “new Plan”), which was recommended by the Human Capital & Compensation Committee (the “Committee”) and approved by the Board on August 22, 2025, subject to stockholder approval. The new Plan will become effective upon its approval by the stockholders of the Company at the Annual Meeting. Approval of the new Plan requires the affirmative vote of the majority of the votes cast for and against the proposal to approve the new Plan, assuming that a quorum is present.

The Board recommends that the stockholders vote “FOR” approval of adoption of the new Plan. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of adoption of the new Plan.

The Company intends that the new Plan replace the Jack Henry & Associates, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”), which does not permit any granting of awards after November 10, 2025. The Company will not grant any additional awards under the 2015 Equity Incentive Plan after November 10, 2025. However, all awards granted under the 2015 Equity Incentive Plan on or before November 10, 2025, would continue to remain outstanding and the 2015 Equity Incentive Plan will continue to govern such awards and such outstanding awards will continue in full force and effect, subject to their original terms.

Highlights of Stockholder-Friendly Provisions

The new Plan contains a number of stockholder-friendly provisions as follows:

1.No awards under the new Plan automatically become vested upon a Change in Control (i.e., no "single-trigger" vesting upon a Change in Control);
2.No award feature or provision in the new Plan provides for any tax gross-ups;
3.Except in special circumstances as described in the new Plan, all awards have a one-year minimum vesting period such that no portion of an award becomes vested prior to one year from the award's grant date;
4.The new Plan prohibits the repricing of stock options without stockholder approval;
5.The new Plan prohibits the granting of discounted stock options (except with respect to substitute awards as a result of a merger, consolidation or acquisition as necessary to preserve the value of the award being substituted);
6.Dividends or dividend equivalent rights on awards are subject to the same vesting condition(s) as the underlying award and will not be paid if and until the underlying award has vested and becomes earned; and
7.Awards are subject to potential reduction, cancellation, forfeiture or other clawback under certain specified circumstances.

Principal Features of the New Plan

The principal features of the new Plan are summarized below. The summary is qualified in its entirety by the full text of the new Plan, which is set forth as Appendix A to this Proxy Statement.

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General

The new Plan provides for grants of non-qualified stock options, incentive stock options, restricted stock, restricted stock units, performance shares, performance units, bonus shares, other stock-based awards, deferred shares and substitute awards. The Committee is authorized to grant dividend equivalents with respect to awards other than stock options, which confer the right to receive, currently or on a deferred basis, amounts equal to cash dividends or distributions with respect to the number of shares of the Company’s common stock subject to the award. Dividends or dividend equivalents granted on outstanding awards are generally subject to the same vesting and payment terms of the underlying award to which they relate, but in no case will they be paid unless and until the underlying award has vested and becomes earned.

The Company intends that the new Plan will assist the Company in attracting and retaining employees, consultants and directors by providing them with the opportunity to participate in the success and profitability of the Company.

Changes From the 2015 Equity Incentive Plan

Generally, with the exceptions noted immediately below, the new Plan contains the same features, terms and conditions as the 2015 Equity Incentive Plan. Some of the material changes made to the new Plan from the 2015 Equity Incentive Plan are as follows:

•The Company added a 1-year minimum mandatory vesting provision that applies to all awards under the new Plan except for (i) awards issued as substitute awards, (ii) 5% of the total number of shares eligible to be issued under the new Plan (which could have no vesting provisions), and (iii) non-employee director awards that vest from one annual meeting to the next annual meeting.

•The Company removed a share counting provision for stock options in the 2015 Equity Incentive Plan whereby only the net number of shares issued counted against the 2015 Equity Incentive Plan's maximum share reserve limit. Accordingly, under the new Plan all shares subject to stock options, even unissued shares, will count against the new Plan's maximum share limit.

•The Company removed references, plan features, and language pertaining to the Internal Revenue Code Section 162(m) performance-based compensation exemption, which ceased to be available after December 31, 2017 due to the 2017 Tax Cuts and Jobs Act.

•Awards of Stock Appreciation Rights (SARs) have been eliminated as an available type of Award under the new Plan because Company historically has never granted SARs and does not have any present intention to do so in the future.

Shares Reserved for Awards Under the New Plan

If approved, 4,700,000 shares of the Company’s common stock will be reserved and available for issuance under the new Plan. In determining the number of proposed shares issuable under the new Plan, the Committee and the Board considered a number of factors, including, among other things and as further described below, the Company’s historical “burn rate” associated with equity compensation, the potential dilutive impact of the issuance of shares on the Company’s stockholders, and projections regarding future share usage and how long the proposed number of shares issuable under the new Plan would be expected to last if approved. The Committee also retained and received input and information from (i) the Committee's compensation consultant, and (ii) other professionals with respect to both Plan design and an appropriate amount of shares for the new Plan's share reserve.

In setting and recommending to stockholders the number of shares authorized under the new Plan, the Committee and the Board considered the historical number of equity awards granted in its three most recent fiscal years. The Committee and the Board also considered the Company’s average burn rate (the

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historical rate of issuance of shares pursuant to equity awards granted under the 2015 Equity Plan) over the past three fiscal years, as a percentage of outstanding shares of the Company’s common stock. The Company’s three-year average burn rate for this period is approximately 0.21%. If the Company continues making equity awards consistent with its historical practices, and if the new Plan is approved by stockholders, the Committee and the Board conservatively estimates that the shares available for future awards under the new Plan will be sufficient for awards for a period of at least ten]years. While the Committee and the Board believe this estimate is reasonable, there are a number of factors that could impact the Company’s future equity share usage. Among the factors that will impact the Company’s actual share usage are changes in market grant values, changes in the number of recipients, changes in the Company’s stock price, payout levels of performance-based awards, changes in types of awards granted, changes in the Company's peer group market practices and trends, changes in the structure of the Company’s long-term equity incentive program, and forfeitures of outstanding awards.

In determining the number of shares available under the new Plan, the Committee and the Board also considered the expected overhang (calculated in this case as the number of shares subject to equity awards outstanding but not exercised, vested or issued, plus the number of shares available to be granted under the new Plan, divided by total common shares outstanding). If the new Plan is approved, the Company’s expected overhang would be approximately 6.93%. The Committee and the Board considered the potential dilution that would result from the issuance of shares under the new Plan. Taking these and other factors into consideration, the Committee and the Board determined that the number of shares available under the new Plan is appropriate.

Expected Duration of the New Plan

Subject to stockholder approval, the new Plan will become effective on November 12, 2025. The new Plan will remain in effect, subject to the right of the Board to amend or terminate the new Plan (as further described below), until all shares subject to the new Plan have been issued, delivered, purchased, or acquired according to the new Plan's provisions. However, unless the new Plan is reapproved by the stockholders of the Company and the Board renews continuation of the new Plan for incentive stock options, no incentive stock options may be granted under the new Plan after November 11, 2035.

Administration

The Committee, which is made up entirely of independent directors, or another committee of the Board, will administer the new Plan. The Committee may interpret and administer the new Plan, establish, amend, suspend or waive any rules relating to the new Plan, and make any other determination and take any other action that may be necessary or advisable for administration of the new Plan. Except as otherwise expressly provided in the new Plan, all determinations, designations, interpretations, and other decisions of the Committee are final, conclusive and binding. The Committee may delegate all or part of its powers under the new Plan to any member of the Board or committee of Board members in accordance with the new Plan and applicable law.

Eligible Participants

Employees, consultants, and non-employee directors of the Company and its affiliates are eligible to receive awards under the new Plan. As of June 30, 2025, there were approximately 7,250 employees, consultants and non-employee directors of the Company and its affiliates who would be eligible to receive awards under the new Plan.

Types of Awards

The Committee will designate the individuals who will receive one or more awards under the new Plan (“Participants”) and will determine the size, type, and the terms and conditions of each award, subject to Plan limits, which will be evidenced by award agreements approved by the Committee and delivered to

64	2025 Proxy Statement

Participants. The Committee may grant the following types of awards under the new Plan, which may be made contingent on continued employment and/or achievement of performance-based criteria:

Stock Options. A stock option gives the recipient the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price of stock options will be no less than the fair market value of the Company’s common stock at the time the award is granted. Under the new Plan, “fair market value” is calculated based on the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions in such stock as reported on the Nasdaq Stock Market on the award’s grant date.

Stock options may be either incentive stock options or non-qualified stock options. Stock options are subject to the terms and conditions, including vesting conditions, set by the Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the new Plan). The term of a stock option will be no longer than ten years, although the Committee may set a shorter term. The stock option exercise price may be paid by cash, certified bank check or, if approved by the Committee, shares of the Company’s common stock, payment through a broker in accordance with procedures permitted by the Committee and Regulation T of the Federal Reserve Board, through a “net” settlement of non-qualified stock options whereby, upon the stock option exercise, the grantee is paid a number of shares having a value equal to the intrinsic value of the stock option at the time of exercise, or by a combination of the foregoing.
Restricted Stock. A restricted stock award is a grant of the Company’s common stock that is forfeitable until certain restrictions specified by the Committee lapse. The Committee may impose time-based restrictions or performance-based restrictions or both on restricted stock. Unless otherwise provided in an award agreement, the recipient of a restricted stock award may exercise any voting rights with respect to the common stock subject to the award. Any dividends paid on shares of restricted stock, however, will be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying shares of restricted stock.

Restricted Stock Units. A Restricted Stock Unit or “RSU” is the right to receive a share of the Company’s common stock or, if determined by the Committee and provided in the award agreement, a cash payment equal to the fair market value of a share of the Company’s common stock, upon satisfaction of conditions specified by the Committee, which may be time-based or performance-based. A Participant to whom RSUs have been granted will not have any voting or dividend rights but may be entitled to dividend equivalents if granted by the Committee in connection with the award. Any dividend equivalents granted on outstanding RSUs are generally subject to the same vesting and payment terms of the underlying RSUs to which they relate.

Performance Shares and Performance Units. A performance share is the right to receive a share of the Company’s common stock, its cash equivalent, or a combination thereof at the end of a performance period established by the Committee, in an amount or number that depends on the extent to which performance goals established by the Committee are satisfied. A performance unit is the right to receive cash, stock, or a combination thereof at the end of a performance period established by the Committee, in an amount or number that depends on the extent to which performance goals established by the Committee are satisfied. The Committee may grant dividend equivalents with respect to Performance Shares and stock-based Performance Units. Any dividend equivalents granted on outstanding Performance Shares or Performance Units are generally subject to the same vesting and payment terms of the underlying Performance Shares or Performance Units to which they relate.

Deferred Shares. A deferred share is a share of the Company’s common stock that is awarded on a deferred basis. The Committee may impose conditions or restrictions on any deferred shares as it may deem advisable, including time-vesting restrictions and deferred payment features. Deferred shares may be awarded in lieu of or in substitution for any other compensation which a Participant may be eligible to receive from the Company or any of its subsidiaries.

Substitute Awards. A substitute award is an award granted by the Committee in replacement of a stock or stock-based award held by a current employee, former employee, non-employee director, or

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consultant to another business that is, or whose stock is, acquired by the Company or an affiliate, in order to preserve the economic value of all or a portion of the replaced award, on such terms and conditions (including price) as the Committee determines.

Bonus Shares and Other Stock-Based Awards. A bonus share is a share of the Company’s common stock that is awarded purely as a bonus and not subject to any restrictions or conditions. Other stock-based awards includes any award of shares of the Company’s common stock or the payment of cash that is valued in whole or in part by reference to, or that are otherwise based on, shares of the Company’s common stock, other property, or achievement of performance metrics or measures established by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any affiliate as a condition precedent to the grant of bonus shares or other stock-based awards, subject to any minimum consideration as may be required by applicable law.

Limitations on Awards Under the New Plan

Subject to certain adjustments discussed below, the following limits apply to awards under the new Plan:

Share Limits. The maximum number of shares of common stock that may be available for awards under the new Plan is 4,700,000 plus any shares required to satisfy substitute awards. This maximum limit is the same maximum limit on the number of shares that may be issued pursuant to incentive stock options. Shares that are not issued because the shares or the underlying award is forfeited, or pursuant to the cash settlement of an award other than a stock option, do not count as shares issued under the new Plan for purposes of the maximum share limit. Shares withheld to cover applicable withholding liabilities, other than with respect to stock options, also do not count against the maximum share limit. Any shares not delivered, withheld, or purchased by the Company in order to satisfy any withholding liabilities in connection with the exercise of a stock option shall be counted against the maximum limit and shall reduce the maximum number of shares remaining available for use under the new Plan.

Individual Limits for Non-Employee Directors. No non-employee director may be granted awards denominated in shares under the new Plan in any one calendar year with respect to a number of shares that exceeds a number equal to $1,000,000 divided by the grant date fair value of the awards (determined under applicable accounting principles), rounded down to the nearest whole share. For purposes of this limitation deferred shares count against this limit only during the calendar year in which such award is initially made and not in the calendar year in which the deferred share is ultimately issued or paid, and no share issued because of an election made by a non-employee director to receive his or her non-employee director cash compensation in the form of an award under the new Plan rather than in cash counts against the limit.

Adjustments. In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects shares such that an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the new Plan, then the Committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the new Plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

Prohibition Against Repricing of Options. The Committee may not make any adjustment or amendment to an award that would have the effect “repricing” a previously granted stock option, unless stockholder approval is obtained.

Prohibition on Transfer. Awards granted under the new Plan are generally not transferable by the Participant except by will or the laws of descent and distribution and generally are exercisable only during the Participant’s lifetime. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the Participant or the Participant's beneficiary or representative. The Committee will have sole discretion to permit the transfer of an award to certain family members or an entity related to the Participant, as specified in the new Plan.

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Vesting/Exercisability

The Committee will determine the restrictions or exercise conditions of each award at the time of grant, which may be time-based and/or performance-based. Subject to certain limited exceptions provided in the new Plan, awards subject to time-based restrictions or exercise conditions may not become vested or exercisable prior to the first anniversary of the award’s grant date. Awards subject to performance-based restrictions or exercise conditions will vest or become exercisable based on the achievement of one or more objective performance goals which will be established, implemented and evaluated in the manner determined by the Committee, in its sole discretion. The Committee is authorized to permit accelerated vesting or exercisability of all or any designated portion of an award, and to adjust the amount payable pursuant to any performance-based award, upon the occurrence of certain events including a Participant’s death, disability, retirement, a change in control, termination of employment following a change in control, or other special circumstances determined by the Committee.

Change in Control

Except as may specifically be provided in a Participant’s award agreement, Company-sponsored severance plan, or employment agreement between the Company and a Participant, in the event that the Company is a party to a corporate transaction (including a “change of control”) involving a merger or consolidation, or in the event of a sale of all or substantially all of the Company's stock or assets, all awards outstanding on the effective date of the transaction will be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board). The treatment specified in the transaction agreement may include one or more of the following with respect to each outstanding award: (a) continuation of the award (if the Company is the surviving corporation); (b) assumption of the award by the surviving corporation or its parent; (c) substitution by the surviving corporation or its parent of an award for a new award; (d) cancellation of the award and a payment to the Participant with respect to each share subject to the portion of the award that is vested as of the transaction date equal to the underlying fair market value of the share underlying the award or, in the case of an option, an amount equal to the excess of (i) the value of the property (including cash) received by the holder of a share of stock as a result of the transaction, over (ii) the per-share option exercise price; (e) with respect to an outstanding option, cancellation of the award without the payment of any consideration, after providing the Participant the opportunity to exercise the award in connection with the transaction, or suspending the Participant’s right to exercise the award during a limited period of time preceding the closing of the transaction, if such suspension is administratively necessary to permit the closing of the transaction; or (f) termination of any right the Participant has to exercise an option before vesting in the shares subject to the award (i.e., “early exercise”), such that following the closing of the transaction the award may only be exercised to the extent it is vested.

Amendment, Modification, and Termination

The Board may at any time terminate, and from time to time may amend or modify, the new Plan without stockholder approval unless stockholder approval of an amendment or modification is required by any federal or state law or regulation or the rules of any stock exchange on which the Company’s common stock is traded. However, unless permitted by the new Plan or the terms of the award, no termination, amendment, or modification may materially adversely affect any outstanding award without the grantee’s consent.

Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences with respect to awards under the new Plan. The summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option also will not result in taxable income to the Participant, provided the Participant was, without a break in service, an employee of the Company or a subsidiary during

2025 Proxy Statement	67

the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant becomes disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the Participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the Participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of the stock option, then, upon disposition of the acquired shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the Participant will generally recognize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of: (1) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the Participant. Except as described below, the Participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the Participant upon disposition of the acquired shares will be treated as capital gains and losses, with the cost basis in the shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock. A Participant will not realize taxable income at the time of the grant of restricted stock, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will recognize ordinary income equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in the shares equal to the fair market value of the shares at the time of the later of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant, and the Company will be entitled to a corresponding deduction for tax purposes. A Participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Units. A Participant who has been granted a restricted stock unit will not realize taxable income as long as the award remains in the form of a restricted stock unit. When the restricted stock unit is extinguished and a stock award is issued, the tax consequences for restricted stock awards (see paragraph above) will be recognized. A restricted stock unit does not have voting rights or dividend rights. Since no stock is transferred to the Participant on the grant date of the restricted stock unit, an election to have the restricted stock unit taxed at the grant date cannot be made since Section 83(b) of the Internal Revenue Code requires a transfer of stock.

68	2025 Proxy Statement

Performance Shares, Performance Units, Bonus Shares, Other Stock-Based Awards. Any cash payments or the fair market value of any shares of the Company’s common stock or other property an employee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Deferred Shares. Generally, an employee will not recognize ordinary income until shares of the Company’s common stock become payable under a deferred share award, even if the award vests in an earlier year. The Company will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits the Company’s ability to deduct compensation in excess of $1.0 million per year for persons who are “covered employees,” defined to include the chief executive officer, the chief financial officer, the three other most highly paid officers and any employee who has been a covered employee for any fiscal year beginning after December 31, 2016. While the Company considers the deductibility of awards as one factor in determining executive compensation, the Company also considers other factors in approving compensation and retains the flexibility to grant awards, such as service-based restricted stock, that it determines to be consistent with the Company’s goals for its executive compensation program even if the award is potentially not deductible by the Company for tax purposes. Accordingly, while the Committee will consider these deduction limits in setting the size and the terms and conditions of awards, the Committee may decide to grant awards that exceed the deduction limit. There can be no assurance that compensation attributable to Awards granted under the new Plan will be deductible for tax purposes.

Withholding of Taxes. The Company may withhold amounts from Participants to satisfy tax withholding requirements. Except as otherwise provided by the Committee, Participants may have shares withheld from awards to satisfy the tax withholding requirements, provided such withholding does not trigger adverse accounting consequences.

Change in Control. Any acceleration of the vesting or payment of awards under the new Plan in the event of a change in control or termination of employment or service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code, which may subject the Participant to a 20% excise tax and preclude a deduction by the Company with respect to the awards.

THE PRECEDING DISCUSSION IS BASED ON FEDERAL TAX LAWS AND REGULATIONS CURRENTLY IN EFFECT, WHICH ARE SUBJECT TO CHANGE, AND THE DISCUSSION DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE FEDERAL INCOME TAX ASPECTS OF THE NEW PLAN. A PARTICIPANT MAY ALSO BE SUBJECT TO STATE AND LOCAL TAXES IN CONNECTION WITH THE GRANT OF AWARDS UNDER THE NEW PLAN. THE COMPANY SUGGESTS PARTICIPANTS CONSULT WITH THEIR INDIVIDUAL TAX ADVISORS TO DETERMINE THE APPLICABILITY OF THE TAX RULES TO THE AWARDS GRANTED TO THEM.

Employee Retirement Income Security Act of 1974

The new Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

New Plan Benefits

The future awards, if any, that will be made to eligible individuals under the new Plan are subject to the discretion of the Compensation Committee, and thus the Company cannot currently determine the benefits or number of shares subject to awards that may be granted to participants in the future under the new Plan. Therefore, a New Plan Benefits Table is not provided.

As of the close of trading on September 16, 2025, the market value of one share was $159.07.

2025 Proxy Statement	69

Securities Authorized for Issuance under Other Company Equity Compensation Plans

The Company currently has outstanding equity awards that were granted under the 2015 Equity Incentive Plan and pursuant to which shares of the Company's common stock may still be issued or become vested. If the new Plan is approved, no additional equity awards will be issued under the 2015 Equity Incentive Plan after November 10, 2025. However, all equity awards granted under the 2015 Equity Incentive Plan on or before November 10, 2025, will remain outstanding, will continue to be governed by the 2015 Equity Incentive Plan, and will continue in full force and effect, subject to their original terms unless amended pursuant to the terms of the 2015 Equity Incentive Plan. If any outstanding equity award under the 2015 Equity Incentive Plan is forfeited, expires or is terminated without the issuance of shares, no additional shares will be added to the maximum number of shares that would be eligible to be issued under the new Plan.

A table setting forth information with respect to the Company’s common shares that may be issued under the 2015 Equity Incentive Plan as of June 30, 2025, is provided above on page 55.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of our common shares under the 2025 Equity Incentive Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the new Plan by our stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY'S 2025 EQUITY INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD WILL BE VOTED FOR THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF “AGAINST” OR “ABSTAIN.”

70	2025 Proxy Statement

PROPOSAL 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends that you vote “For” ratification of the selection of PricewaterhouseCoopers, LLP as our independent registered accounting firm

PricewaterhouseCoopers LLP, an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year ended June 30, 2025 and the effectiveness of our internal control over financial reporting as of June 30, 2025. The Audit Committee has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the current fiscal year, and the Audit Committee is presenting this selection to stockholders for ratification. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

If prior to the Annual Meeting PricewaterhouseCoopers, LLP declines to act as our independent registered public accountant or the Audit Committee decides not to use PricewaterhouseCoopers LLP as our independent registered public accountant, the Audit Committee will appoint another independent registered public accounting firm. The Audit Committee will present any new independent registered public accounting firm for the stockholders to ratify at the Annual Meeting. If the stockholders do not ratify the engagement of PricewaterhouseCoopers LLP at the Annual Meeting, then the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026, a majority of the votes cast for and against the proposal must vote to approve. Abstentions will have no effect for purposes of determining the vote.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years ended June 30, 2025 and 2024, and reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years, the audit of the Company’s assessment and effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and fees for other services rendered during those periods.

	2025	2024
Audit Fees	2,283,000	2,289,250
Audit-Related Fees (1)	3,277,491	2,478,249
Tax Fees (2)	27,500	27,500
All Other Fees	2,000	4,000
Total Fees	$5,589,991	$4,798,999

2025 Proxy Statement	71

(1)Performed in accordance with system and organization controls reports (SOC 1 and SOC 2) and the review of other SEC filings. SOC 1 and SOC 2 reviews are conducted to evaluate the effectiveness of operational controls in various regulated business operations of the Company, including our data processing service bureaus.
(2)Tax fees for fiscal 2025 and fiscal 2024 relate to U.S. federal, state and local tax planning and compliance.

In making its decision to continue to retain PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the next fiscal year, the Audit Committee has considered the above information to ensure that the provision of non-audit services will not negatively impact the maintenance of the firm’s independence.

The Audit Committee has in its Charter expressed its policy governing the engagement of the Company’s independent registered public accounting firm for audit and non-audit services. Under the terms of the Charter, the Audit Committee is required to pre-approve all audit, audit-related, and non-audit services performed by the Company’s independent registered public accounting firm. All non-audit services for fiscal 2025 were pre-approved by the Audit Committee.

At the beginning of each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services, and all other permissible services. The independent registered public accounting firm provides documentation for each proposed specific service to be provided. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee or its Chair reviews and approves in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also approves in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM. PROXIES RECEIVED BY THE BOARD WILL BE VOTED FOR THE RATIFICATION UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF “AGAINST” OR “ABSTAIN.”

72	2025 Proxy Statement

PROPOSAL 5
STOCKHOLDER PROPOSAL

The following shareholder proposal has been submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has represented that he has held no fewer than 25 shares of the Company’s Common Stock for at least the past three years and intends to continue to hold such amount through the date of the Annual Meeting. The proposal, including the caption, graphic, and supporting statement submitted by the proponent, are set forth below and will be voted on at the Annual Meeting upon proper presentation by Mr. Chevedden.

Proposal 5 - Improved Shareholder Ability to Call for a Special Shareholder
Meeting

Shareholders ask the Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law,the power to call a special shareholder meeting.

A shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. A shareholder right to call for a special shareholder meeting will help ensure that the Jack Henry Board and management engages with shareholders in good faith because shareholders will have a viable Plan B alternative by calling for a special shareholder meeting.

To guard against the Jack Henry Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises. Jack Henry stock has been in a long-term slump. In 2020 the stock price was at $200 and in June 2025 it was at $180.

Companies often claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a letter to the CEO.

There is no concern that allowing 10% of shares to call for a special shareholder meeting is too easy. It is almost unheard of for any special shareholder meeting, called for by shareholders, to ever occur at any company even though a significant number of companies allow 10% of shareholder to call for a special shareholder meeting. The reason to have this right is that with this right in place companies are more likely to engage productively with their shareholders because shareholders have an alternative ability to call for a special shareholder meeting.

On the other hand with the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting for important business matters and Jack Henry bylaws need to be updated accordingly.

Please vote yes:
Improved Shareholder Ability to Call for a Special Shareholder Meeting -
Proposal 5

2025 Proxy Statement	73

The Board recommends that you vote “Against” the stockholder proposal to reduce the percentage of stockholders required to call a special meeting

Company’s Statement in Opposition

Currently, stockholders holding 25% of our outstanding Common Stock have the right to call a special meeting, a threshold that was updated pursuant to a May 2025 amendment to our company Bylaws, which reduced the threshold from 2/3rds of our outstanding Common Stock. Our Board continues to believe this 25% threshold provides shareholders with a meaningful right to call a special meeting while ensuring that a reasonable number of stockholders consider a matter important enough to merit a special meeting.

The Board recommends that you vote AGAINST this stockholder proposal for the following reasons:

Our Board continues to believe our current 25% ownership threshold is reasonable and appropriate.

The Board believes that our current 25% threshold permits a reasonably-sized group of stockholders to call for a special meeting on matters that are likely to be of interest to a broad base of stockholders. In addition, unlike many other companies, our Bylaws do not impose a holding period requirement on shareholders meeting the threshold before they can call for a special meeting and there are no restrictions on the subject matter for a special meeting.

Our concern with a threshold set too low is that a small group of stockholders could use the mechanism of special meetings to advance their own narrow interests without regard to the broader interests of stockholders, and may be contrary to the long-term best interests of the Company and the remaining 90% of stockholders. For example, event-driven investors could join together to use special meetings to disrupt our business plans or facilitate self-serving, short-term financial strategies that may encourage short-term stock ownership manipulation. Additionally, for Jack Henry, a handful of institutional investors could act together to meet a 10% ownership threshold and unilaterally force a special meeting for an issue that has no chance of success with a reduced ownership threshold.

Special meetings can be costly, time-consuming and disruptive to normal business operations, and may divert Board and management time and attention from strategy and execution, giving an advantage to our competitors. Given the considerable investment of time and resources necessary to hold a special meeting, the Board believes that stockholders are generally interested in special meetings only in rare cases when delaying the consideration of a matter until the next annual meeting would be detrimental to stockholder value. We believe that our current 25% ownership threshold is consistent with the long-term interests of our stockholders and strikes the appropriate balance between providing stockholders a meaningful mechanism to call a special meeting and protecting the Company and the majority of stockholders from self-interested stockholders calling a special meeting while looking out for their own interests.

The threshold was very recently updated.

To enhance stockholder engagement, on May 9, 2025, the Board of Directors approved an amendment to the Bylaws which reduced the stockholder holdings required to call a special meeting from 2/3rds to 25%. This reduction demonstrates Jack Henry's commitment to stockholder engagement, and also demonstrates the recent consideration the Board has given to this issue. In selecting this 25% ownership threshold, our Board reviewed statistical research and concluded that a 25% threshold was appropriate based on current market practice.

A 25% special meeting ownership threshold is the most common threshold adopted by S&P 500 companies that provide shareholders with the right to call special meetings. Specifically, as of August 12, 2025, of the 365 S&P 500 companies that provide shareholders with the right to call special meetings, 185 of those companies, or over half, have a 25% ownership or higher threshold, with 25% being the most common threshold, based on information provided by FactSet. Approximately 28% of S&P 500 companies do not permit shareholders to call special meetings at all.

74	2025 Proxy Statement

Other practices address concern for stockholder engagement and promote Board accountability without the need for disruptive special meetings.

The Board also believes that Jack Henry's current robust governance practices provide stockholders with numerous avenues to voice their opinions and ensure Board accountability. We maintain a strong engagement program with our stockholders. Each year, we meet with stockholders who collectively own a significant percentage of Jack Henry’s outstanding Common Stock to solicit their feedback on our corporate governance practices. For instance, during fiscal year 2025, we met with stockholders collectively holding approximately 33% of Jack Henry’s outstanding Common Stock and none expressed concern with our existing special meeting right threshold. In addition, our stockholders can and do effectively use our Annual Meeting of Stockholders to communicate their views to management, the Board, and other stockholders. The Board is expected to attend the Annual Meeting of Stockholders, and there is an opportunity for stockholders to communicate with the Board at each such meeting.

Additionally:

•The Board must be comprised of a majority of independent directors (8 of 10 directors are independent);
•Our board structure provides strong independent leadership with a non-executive Board Chair and an independent Lead Director, whose robust duties empower our independent directors to provide guidance and oversight of management;
•Our director nominees are elected annually;
•There is a majority voting standard for the election of directors in uncontested elections with a director resignation policy for directors who do not receive a majority of votes cast in an uncontested election;
•Our directors are subject to term limits;
•In 2025, we eliminated all supermajority voting provisions in our certificate of incorporation and bylaws;
•all Company and shareholder proposals are subject to simple majority standards;
•Our stockholders have equal voting rights with a single class of stock; and
•Any shareholder may suggest a director candidate to our Governance Committee at any time for consideration.

Conclusion

The Board believes that a special meeting of stockholders should only be held to cover special or extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis rather than waiting until our next Annual Meeting of Stockholders. Organizing and preparing for a special meeting of stockholders involves significant management commitment of time and focus, and imposes substantial legal, administrative and distribution costs. The Board believes that a 10% threshold is too low and would carry a real risk of a relatively small minority of stockholders using the procedure for frequent meeting requests, covering agenda items relevant to their own special interests, which may be of little or no consequence to, and which may not be in the best interests of, 90% of the Company’s stockholders, while incurring significant costs and causing management distraction.

For these reasons we believe that the threshold for our stockholders’ right to call special meetings should remain at 25%.

Approval of the proposal requires the affirmative vote of a majority of votes cast for and against the proposal. Abstentions will have no effect for purposes of determining the vote.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL TITLED: “IMPROVED SHAREHOLDER ABILITY TO CALL FOR A SPECIAL SHAREHOLDER MEETING.” PROXIES RECEIVED BY THE BOARD WILL BE VOTED AGAINST THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF “FOR” OR “ABSTAIN.”

2025 Proxy Statement	75

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the beneficial ownership of shares of the Company’s common stock of (a) those individuals who are known to be the beneficial owners, as defined in Rule 13d-3 of the Exchange Act, of 5% or more of the Company’s common stock, (b) each director and director nominee, (c) the executive officers named in the Summary Compensation Table and (d) all of our current directors and executive officers as a group. The mailing address of each director, director nominee, and executive officer shown in the table below is c/o Jack Henry & Associates, Inc., 663 Highway 60, Monett, Missouri 65708.

Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Shares Outstanding (1)
The Vanguard Group	8,648,967	(2)	11.9%
BlackRock Inc.	6,201,647	(3)	8.5%
Kayne Anderson Rudnick Investment Management, LLC	4,739,277	(4)	6.5%
Morgan Stanley	4,249,072	(5)	5.8%
State Street Corporation	3,976,907	(6)	5.5%
David B. Foss	153,085	(7)	*
Wesley A. Brown	93,749	(8)	*
Matthew C. Flanigan	44,894	(8)	*
Thomas A. Wimsett	39,875	(8)	*
Thomas H. Wilson, Jr.	26,634	(8)(9)	*
Gregory R. Adelson	22,597	(10)	*
Shruti S. Miyashiro	14,454	(8)	*
Craig K. Morgan	10,252	(11)(12)	*
Mimi L. Carsley	7,900	(13)	*
Curtis A. Campbell	4,784	(8)(14)	*
Shanon G. McLachlan	2,084	(15)	*
Tammy S. LoCascio	1,524	(8)	*
Lisa M. Nelson	1,524	(8)	*
All current directors and executive officers as a group (15 persons)	437,410	(16)	*
* Less than 1%
(1)Except as otherwise noted in the footnotes, information is set forth as of September 16, 2025. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company’s Retirement Plan, a participant has the right to direct the disposition of shares allocated to their account and a participant is allowed to vote the shares held in their individual account. Calculation of percentage of beneficial ownership includes the assumed exercise of options to purchase common stock by only the respective named stockholder that are vested or that will vest within 60 days of September 16, 2025 and any restricted stock units owned by such person that will vest within 60 days of September 16, 2025.
(2)According to a Schedule 13G/A filed February 13, 2024, The Vanguard Group has shared dispositive power with respect to 309,197 shares, sole dispositive power with respect to 8,339,770 shares, shared voting power with respect to 92,664 shares, and sole voting power with respect to 0 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)According to a Schedule 13G/A filed January 25, 2024, BlackRock Inc. has sole voting power with respect to 5,587,616 shares and sole dispositive power with respect to 6,201,647 shares. The address for BlackRock Inc. is 55 East 52nd St., New York, NY 10055.

76	2025 Proxy Statement

(4)According to a Schedule 13G/A filed May 14, 2025, Kayne Anderson Rudnick Investment Management, LLC has shared voting power with respect to 824,728 shares, sole voting power with respect to 3,668,098 shares, shared dispositive power with regards to 824,728 shares, and sole dispositive power with respect to 3,914,549 shares. The address for Kayne Anderson Rudnick Investment Management, LLC is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.
(5)According to a Schedule 13G filed February 4, 2025, Morgan Stanley has shared voting power with respect to 3,764,652 shares and shared dispositive power with regards to 4,207,905 shares. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.
(6)According to a Schedule 13G filed October 14, 2024, State Street Corporation has shared voting power with respect to 2,631,367 shares and shared dispositive power with regards to 3,976,658 shares. The address for State Street Corporation is One Congress Street, Suite 1, Boston MA 02114.
(7)Includes 4,952 shares held in the Retirement Plan for Mr. Foss’ account.
(8)Includes 1,159 restricted stock units for Mses. Miyashiro, LoCascio, and Nelson, and Messrs. Flanigan, Wilson, Wimsett, Brown, and Campbell, that will vest on the earlier of (i) the day before the Company’s Annual Meeting or (ii) November 15, 2025.
(9)Mr. Wilson has elected to defer receipt of 9,982 restricted stock units, which have fully vested and will become payable, in cash or common stock at the Company’s option, upon Mr. Wilson’s termination of service as a director of the Company or on specified future dates pursuant to Mr. Wilson’s deferral elections. Each restricted stock unit is the economic equivalent of one share of common stock. These deferred restricted stock units have been excluded from the amounts set forth in this table.
(10)Mr. Adelson has elected to defer receipt of 3,561 performance shares, which have fully vested and will become payable, in cash or common stock, at the Company’s option, upon Mr. Adelson’s termination of service with the Company or on specified future dates pursuant to Mr. Adelson’s deferral elections. Each performance share is the economic equivalent of one share of common stock. These deferred performance shares have been excluded from the amounts set forth in this table.
(11)Includes 1,207 shares held in the Retirement Plan for Mr. Morgan’s account.
(12)Mr. Morgan has elected to defer receipt of 708 restricted stock units, which have fully vested and will become payable, in cash or common stock at the Company’s option, upon Mr. Morgan's termination of service with the Company or on specified future dates pursuant to Mr. Morgan's deferral elections. Each restricted stock unit is the economic equivalent of one share of common stock. These deferred restricted stock units have been excluded from the amounts set forth in this table.
(13)Mrs. Carsley has elected to defer receipt of 2,405 restricted stock units, which have fully vested and will become payable, in cash or common stock at the Company’s option, upon Mrs. Carsley's termination of service with the Company or on specified future dates pursuant to Mrs. Carsley's deferral elections. Each restricted stock unit is the economic equivalent of one share of common stock. These deferred restricted stock units have been excluded from the amounts set forth in this table.
(14)Mr. Campbell has elected to defer receipt of 2,156 restricted stock units, which have fully vested and will become payable, in cash or common stock at the Company’s option, upon Mr. Campbell’s termination of service as a director of the Company or on specified future dates pursuant to Mr. Campbell's deferral elections. Each restricted stock unit is the economic equivalent of one share of common stock. These deferred restricted stock units have been excluded from the amounts set forth in this table.
(15)Mr. McLachlan has elected to defer receipt of 437 performance shares, which have fully vested and will become payable, in cash or common stock at the Company’s option, upon Mr. McLachlan’s termination of service with the Company or on specified future dates pursuant to Mr. McLachlan's deferral elections. Each restricted stock unit is the economic equivalent of one share of common stock. These deferred restricted stock units have been excluded from the amounts set forth in this table.
(16)Includes14,054 shares beneficially owned by other executive officers.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholders who intend to present proposals for inclusion in the proxy statement and form of proxy for the 2026 Annual Meeting of Stockholders must submit their proposals to the Company’s Secretary on or before June 4, 2026. A stockholder who wishes to present a proposal at the 2026 Annual Meeting, but who does not

2025 Proxy Statement	77

request inclusion in the proxy statement, must submit the proposal to the Company’s Secretary by August 14, 2026. The Company’s Bylaws specify requirements for the content of the notice that stockholders must provide.

In addition, any stockholder who intends to nominate a candidate for election to the Board at the Company’s 2026 Annual Meeting pursuant to the advance notice provisions of the Bylaws, must give notice to the Company’s Secretary on or before August 14, 2026. Notice of proxy access director nominees by stockholders who meet the eligibility requirements in the Company’s Bylaws must be received by the Company’s Secretary no earlier than the close of business on May 5, 2026 and no later than the close of business on June 4, 2026. In each case, the notice must include information specified in the Company’s Bylaws, including information concerning the nominee and information about the stockholder’s ownership of, and agreements related to, the Company’s common stock.

In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 14, 2026.

The Company will not entertain any proposals or nominations at the 2026 Annual Meeting that do not meet the requirements set forth in the Company’s Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, as amended, the Company may exercise discretionary voting authority under proxies that it solicits to vote in accordance with the Company’s best judgment on any such stockholder proposal or nomination. The Bylaws are posted on our web site at https://ir.jackhenry.com/corporate-governance/overview. To make a submission or to request a copy of our Bylaws, stockholders should contact the Company’s Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

FINANCIAL STATEMENTS

Consolidated financial statements of the Company are contained in the 2025 Annual Report to Stockholders which accompanies this Proxy Statement.

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FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Why am I receiving these materials?
You have received these materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that the Company is required to provide you under the SEC rules and is designed to assist you in voting your shares.

What matters will be voted on at the Annual Meeting?
At the Annual Meeting, stockholders will consider and vote upon the following matters:

Proposal	Board Recommendation	Page
(1) The election of ten directors to serve until the 2026 Annual Meeting of Stockholders	FOR each nominee	4
(2) Approval, on an advisory basis, of the compensation of our named executive officers	FOR	61
(3) Approval of the Company's 2025 Equity Incentive Plan	FOR	62
(4) To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026	FOR	71
(5) To consider a stockholder proposal titled: “Improved Shareholder Ability to Call for a Special Shareholder Meeting,” if properly brought before the meeting	AGAINST	73

In addition, the stockholders will consider and vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

When and Where is the Annual Meeting?
The Annual Meeting will be held at the Company’s Headquarters, 663 Highway 60, Monett, Missouri, on Wednesday, November 12, 2025, 11:00 a.m., Central Time. The Annual Meeting will be in the Company’s Executive Conference Center in the lower level (Building J-7).

Who can attend and vote at the Annual Meeting?
Only stockholders of record at the close of business on September 16, 2025, the record date set by the Board for the Annual Meeting, are entitled to notice of and to vote at such meeting. A list of these stockholders will be available during the ten days prior to the meeting at the Company’s headquarters at 663 Highway 60, Monett, Missouri.

The Company’s authorized capital stock currently consists of 250,000,000 shares of common stock, par value $.01 per share, and 500,000 shares of preferred stock, par value $1.00 per share. As of September 16, 2025, there were 72,665,198 shares of common stock outstanding and no shares of preferred stock outstanding. At such date, our executive officers and directors were entitled to vote, or to direct the voting of, shares of Common Stock representing less than 1% of the shares entitled to vote at the Annual Meeting. Each share of our common stock outstanding on the record date will be entitled to one vote on each matter.

How will the Annual Meeting be conducted?
Stockholders and guests may attend the Annual Meeting in person. The Company will hold a question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting. To help ensure that the Annual Meeting is productive and efficient, and in fairness to all stockholders in attendance, the Company requests that meeting participants limit participation to one question or comment and that remarks are respectful of fellow stockholders and meeting participants. Questions may be ruled as out of order if they are, among other things: irrelevant to our business; related to legal matters, ongoing negotiations or potential transactions, or other matters upon which the Company

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does not comment on; disorderly; repetitious of statements already made; or in furtherance of the speaker’s own personal, political, or business interests. The Company reserves the right to eject participants or cut off speaking privileges for failure to comply with reasonable requests or the rules of conduct for the meeting.

How can I vote?
Stockholders may submit their votes in the following ways:
1.At the Annual Meeting. Stockholders of record may vote in person at the Annual Meeting; or
2.By Proxy. There are three ways to vote by proxy:
•by internet, following the instructions on the enclosed Proxy Card;
•by mail, using the enclosed Proxy Card and return envelope; or
•by telephone, using the number and instructions on the enclosed Proxy Card.

Even if a stockholder expects to attend the Annual Meeting, it is advisable to vote by proxy to ensure such stockholder’s vote is represented.

What is the voting requirement to approve the proposals?
In an uncontested election, a director nominee must be elected by a majority of the votes cast, in person or by proxy, regarding the election of that director nominee. A “majority of the votes cast” for the purposes of director elections means that the number of votes cast “For” a director nominee’s election exceeds the number of votes cast as “Against” that director nominee. If an incumbent director is not re-elected in an uncontested election and no successor is elected at the same meeting, the Company’s Corporate Governance Guidelines require that such director must offer to tender his or her resignation to the Board.

In a contested election, which occurs when the number of director nominees exceeds the number of open seats on the Board, director nominees will be elected by a plurality of the shares represented in person or by proxy at the meeting. A “plurality” means that the open seats on the Board will be filled by those director nominees who received the most affirmative votes, regardless of whether those director nominees received a majority of the votes cast with respect to their election.

At the Annual Meeting, the election of directors is considered to be uncontested because we have not been notified of any other nominees as required by our Bylaws. To be elected, each director nominee must receive a majority of votes cast regarding that nominee.

The approval of all the other matters to be voted on at the Annual Meeting will require the affirmative vote of a majority of the votes cast, in person or by proxy, for and against the proposal.

Abstentions and shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their clients (broker non-votes) will have no effect on the election of directors or on determining whether the stockholders have approved other matters, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. The election of directors (Proposal 1), the advisory votes on the compensation of our named executive officers (Proposal 2), the approval of the Company's 2025 Equity Incentive Plan (Proposal 3), and the stockholder proposal titled: “Improved Shareholder Ability to Call for a Special Shareholder Meeting” (proposal 5) are considered to be “non-routine” proposals.

How are Proxy Materials being distributed?
We are furnishing proxy materials to our stockholders primarily via “Notice and Access” delivery. On or about October 2, 2025, we mailed to our stockholders (other than those who previously requested email or paper delivery) a Notice of Internet Availability containing instructions on how to access the proxy materials via the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access the proxy materials and vote by going to a secure website.

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If you received the Notice of Internet Availability by mail and would like to receive paper copies of the proxy materials in the mail on a one-time or ongoing basis, follow the instructions in the Notice of Internet Availability for making this request. If you would like to receive an electronic copy of the proxy materials by email on a one-time or ongoing basis, follow the instructions in the Notice of Internet Availability for making this request.

What if I share a household with another Company Stockholder?
If you and other residents at your mailing address own shares in street name, your broker, bank, or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker, bank, or nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank, or other nominee will have sent one copy of our 2025 Annual Report to Stockholders and Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank, or other nominee. If you did not receive an individual copy of our 2025 Annual Report to Stockholders and Proxy Statement, we will send copies to you if you contact us at 663 Highway 60, Post Office Box 807, Monett, Missouri, 65708, (417) 235-6652, Attention: Investor Relations. If you and other residents at your address have been receiving multiple copies of our 2025 Annual Report to Stockholders and Proxy Statement and desire to receive only a single copy of these materials, you may contact your broker, bank, or other nominee or contact us at the above address or telephone number.

Who will pay for this solicitation?
Proxy solicitation is being made by mail, although it may also be made by telephone or in person by officers, directors, and employees of the Company not specifically engaged or compensated for that purpose. The Company will bear the entire cost of the Annual Meeting, including the cost of preparing, assembling, printing, and mailing this Proxy Statement, the Proxy Card, Notice of Internet Availability, and any additional materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians for forwarding to the beneficial owners of shares held of record by them and, upon their request, such persons will be reimbursed for their reasonable expenses incurred in completing the mailing to such beneficial owners.

What happens if I vote by proxy and do not give specific voting instructions?
If a stockholder does not specify how a proxy is to be voted, the shares represented thereby will be voted: (1) FOR the election as directors of the ten persons nominated by the Board; (2) FOR approval of the compensation of our named executive officers; (3) FOR approval of the the Company's 2025 Equity Incentive Plan (4) FOR ratification of the selection of the Company’s independent registered public accounting firm; (5) AGAINST the stockholder proposal titled: "Improved Shareholder Ability to Call for a Special Shareholder Meeting"; and (6) upon other matters that may properly come before the Annual Meeting, in accordance with the discretion of the persons to whom the proxy is granted.

Can I revoke my proxy or change my vote?
Any stockholder executing a Proxy Card retains the power to revoke it at any time prior to the voting of the proxy. It may be revoked by a stockholder personally appearing at the Annual Meeting and casting a contrary vote, by filing an instrument of revocation with the Secretary of the Company, or by the presentation at the Annual Meeting of a duly executed later-dated Proxy Card.

What happens if additional matters are presented at the Annual Meeting?
The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting which are not described herein. The Company will not entertain any proposals or nominations at the Annual Meeting that do not meet the advance notice requirements set forth in the Company’s Bylaws. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy Card will vote thereon in accordance with their best judgment.

How can I vote if I am the beneficial owner and my shares are held by a broker, trustee, or other nominee?

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If a stockholder’s shares are held in the name of a bank, broker, or other nominee, that nominee will provide separate instructions on how to vote. Those stockholders may vote at the Annual Meeting if they obtain and bring to the Annual Meeting a legal proxy from the bank, broker, or other nominee holding the shares.

If you are a participant in the Company’s Retirement Plan and you own shares of our common stock through the Retirement Plan, you may vote by proxy or you may receive separate instructions on how to direct the Retirement Plan trustee how to vote those shares on your behalf. If you do not vote by proxy or otherwise provide voting instructions for these shares, then, as permitted by the terms of the Retirement Plan, the Retirement Plan administrator will instruct the trustee to vote your Retirement Plan shares (1) FOR the election as directors of the ten persons nominated by the Board; (2) FOR approval of the compensation of our named executive officers; (3) FOR approval of the Company's 2025 Equity Incentive Plan; (4) FOR ratification of the selection of the Company's independent registered public accounting firm; (5) AGAINST the stockholder proposal titled: "Improved Shareholder Ability to Call for a Special Shareholder Meeting"; and (6) upon other matters that may properly come before the Annual Meeting, in accordance with the discretion of the persons to whom the proxy is granted.

Other Information

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 12, 2025: The Proxy Statement, Proxy Card, and the 2025 Annual Report to Stockholders are available at www.envisionreports.com/JKHY.

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APPENDIX A

JACK HENRY & ASSOCIATES, INC.
2025 EQUITY INCENTIVE PLAN

SECTION 1
INTRODUCTION

1.1 Establishment. Jack Henry & Associates, Inc., a corporation organized and existing under the laws of the state of Delaware hereby establishes the Jack Henry & Associates, Inc. 2025 Equity Incentive Plan effective November 12, 2025, for eligible Service Providers of the Company and its Affiliates.

1.2 Purpose. The purpose of this Plan is to allow eligible Service Providers of the Company and its Affiliates to acquire or increase a proprietary and vested interest in the growth and performance of the Company. The Plan is also designed to assist the Company in attracting and retaining certain Service Providers by providing them with the opportunity to participate in the success and profitability of the Company. Effective upon the adoption of the Plan by stockholders of the Company, no new awards will be made under the Prior Plan, the Prior Plan will continue to govern awards outstanding under the Prior Plan and such awards shall continue in full force and effect, subject to their original terms.

1.3 Duration. This Plan becomes effective on November 12, 2025, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 14 hereof, until all Shares subject to the Plan shall have been issued, delivered, purchased, or acquired according to the Plan's provisions. Unless the Plan shall be reapproved by the stockholders of the Company and the Board renews the continuation of the Plan, no Incentive Stock Options shall be issued pursuant to the Plan after November 12, 2035.

1.4 Stockholder Approval. The adoption of this Plan was approved by the Company's stockholders on November 12, 2025.

SECTION 2
DEFINITIONS

2.1 Definitions. The following terms shall have the meanings set forth below.

"1933 Act" means the Securities Act of 1933.

"1934 Act" means the Securities Exchange Act of 1934.

"Affiliate" of the Company means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.

"Award" means a grant made under this Plan in any form, which may include but is not limited to, Stock Options, Restricted Stock, Restricted Stock Units, Bonus Shares, Other Stock-Based Awards, Deferred Shares, Performance Shares, and Performance Units.

"Award Agreement" means a written or electronic agreement or instrument between the Company and a Holder which evidences an Award and, in addition to being subject to this Plan, sets forth such additional and applicable terms, conditions, and limitations as the Committee establishes for the Award.

"Beneficiary" means the person, persons, trust, or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated beneficiary or surviving designated beneficiary, the Person or Persons entitled by will or the laws of descent and distribution to receive such benefits.

"Board" means the Board of Directors of the Company.

"Bonus Shares" means Shares that are awarded to a Participant without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become a Service Provider to the Company or a Subsidiary.

"Cause" means, unless otherwise defined in an Award Agreement or otherwise defined in a Participant's employment agreement (in which case such definition will apply), any of the following:

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(i) Participant's engagement in any act or acts of gross dishonesty or gross misconduct which result or are intended to result directly or indirectly in gain or personal enrichment at the expense of the Company or its subsidiaries to which the Participant is not legally entitled;

(ii) Participant's indictment or conviction of, or plea of guilty or nolo contendere to, a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude or results in reputational or financial harm to the Company;

(iii) Any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which Participant is employed, including intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed;

(iv) Participant's habitual neglect of duties, including repeated absences from work without reasonable excuse; or

(v) Participant's material misconduct in the performance of his or her duties that results in financial detriment to the Company;

provided, however, that for purposes of clauses (iii), (iv), and (v), "Cause" shall not include any one or more of the following: bad judgment, negligence, or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his or her affiliation with the Company in lieu of being terminated for Cause may be deemed, in the sole discretion of the Committee, to have been terminated for Cause for purposes of this Plan.

"Change in Control" means the first to occur of the following events:

(i) the purchase or other acquisition by any person, entity, or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan or related trust of the Company or its subsidiaries), of beneficial ownership, within the meaning of Rule 13d 3 promulgated under the 1934 Act, of twenty percent (20%) or more of the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors in any transaction or series of transactions;

(ii) when individuals who, as of the date hereof, constituting the Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved in advance by a vote of at least a majority of the directors then comprising the Incumbent Board, excluding members of its Incumbent Board who are no longer serving as directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a 11 of Regulation 14A promulgated under the 1934 Act, or an individual approved by the Incumbent Board as the result of an agreement intended to avoid or settle an actual or threatened contest), shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board;

(iii) consummation of a reorganization, merger, or consolidation, in each case following such reorganization, merger, or consolidation: (a) persons who were the stockholders of the Company immediately prior to such reorganization, merger, or consolidation immediately thereafter own fifty percent (50%) or less of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated corporation's then-outstanding voting securities, or (b) less than a majority of members of the board or other governing body of such reorganized, merged, or consolidated corporation were members of the Incumbent Board at the time of the execution of the initial agreement or the approval of the transaction by the Board; or

(iv) approval by stockholders of a liquidation or dissolution of the Company (and the Company shall commence such liquidation or dissolution), or consummation of the sale of all or substantially all of the assets of the Company (in one transaction or a series of transactions).

Notwithstanding the occurrence of any of the foregoing events, (x) a Change in Control shall not occur with respect to a Holder if, in advance of such event and to the extent permitted pursuant to Section 17.2, the Holder agrees in writing that such event shall not constitute a Change in Control, and (y) to the extent that any payment under the Plan is subject to Code Section 409A and an applicable payment event is a Change in Control, or an allowable payment "toggle" right is contingent upon a Change in Control having occurred, in addition to satisfying the above definition of Change in Control, such Change in Control must also constitute a change in control event under Code Section 409A.

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"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.
"Committee" means (i) the Board, or (ii) one or more other committees of the Board to whom the Board has delegated all or part of its authority under this Plan. Initially, the Committee shall be the Compensation Committee of the Board.

"Company" means Jack Henry & Associates, Inc., a Delaware corporation, and any successor thereto.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

"Consultant" means a consultant or an advisor, excluding an Employee, to the Company or an Affiliate who (i) is a natural person, (ii) provides bona fide services to the Company or the Affiliate that are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities, and (iii) is employed by or providing services to the Company or an Affiliate at the time the Award is granted under this Plan to such person. A person will only be a Consultant if he or she qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

"Date of Grant" or "Grant Date" means, with respect to any Award, the date as of which such Award is granted under the Plan, which date shall be the later of (i) the date on which the Committee resolved to grant the Award, or (ii) the first day of the Service Provider's service to the Company or an Affiliate. To the extent the Committee designates a later date an Award is to be granted, then such later date shall be the "Date of Grant" or "Grant Date".

"Deferred Shares" means Shares that are awarded to a Participant on a deferred basis pursuant to Section 8.4.

"Director" means a director serving on the Board.

"Disabled" or "Disability" means a mental or physical illness that entitles the Participant to receive benefits under a long-term disability plan of the Company, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an Employee of the Company, a mental or physical illness that renders the Participant totally and permanently incapable of performing the Participant's duties for the Company. With respect to an Award that is or becomes subject to Section 409A of the Code and for which the Participant's disability is an applicable payment event, the Participant shall not be determined to be Disabled unless the Participant is "disabled" as defined in Code Section 409A(a)(2)(C). Notwithstanding the foregoing, a determination that a Participant is Disabled shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disabled or Disability for purposes of this Plan shall be made by a physician satisfactory to the Company and shall not be construed to be an admission of disability for any other purpose. Notwithstanding the above, with respect to an Incentive Stock Option and the period of time following a separation from service in which a Holder may exercise such Incentive Stock Option, "disabled" shall have the same meaning as defined in Code Section 22(e)(3).

"Dividend Equivalents" has the meaning ascribed in Section 4.6.

"Effective Date" means November 12, 2025, the date the adoption of this Plan was approved by the Company's stockholders.

"Eligible Employees" means all Employees (including officers and directors who are also Employees) of the Company or an Affiliate upon whose judgment, initiative, and efforts the Company depends, or will depend, for the successful conduct of the Company's business.

"Employee" means a common law employee of the Company or an Affiliate.

"Executive Officer" means (i) the Chief Executive Officer, Chief Financial Officer, or president of the Company, any vice president of the Company, including any vice president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions for the Company, (ii) any Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy-making functions for the Company, and (iii) any Person designated or identified by the Committee as being an Executive Officer for purposes of the 1933 Act or the 1934 Act, including any Person designated or identified by the Committee as being a Section 16 Person.

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"Fair Market Value" means, as of any date, the value of the Stock determined in good faith by the Committee in its sole discretion. Such determination shall be conclusive and binding on all persons. For this purpose, the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such Stock from time to time and may rely on such independent advice with respect to such fair market value determination as the Committee shall deem appropriate. To the extent that the Stock is readily tradable on an established securities market, the fair market value of the stock may be determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions in such stock as reported by such market. To the extent that the Stock is not readily tradable on an established market, the fair market value of the stock as of a valuation date means a value determined by the reasonable application of a reasonable valuation method. The determination whether a valuation method is reasonable, or whether an application of a valuation method is reasonable, is made based on the facts and circumstances as of the valuation date.

"Holder" means a Participant, Beneficiary, or Permitted Transferee who is in possession of an Award Agreement representing an Award that (i) in the case of a Participant, has been granted to such individual, (ii) in the case of a Beneficiary, has been transferred to such person under the laws of descent and distribution, or (iii) in the case of a Permitted Transferee, has been transferred to such person as permitted by the Committee, and, with respect to all of the above clauses (i), (ii), and (iii), such Award Agreement has not expired, been canceled, or been terminated.

"Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

"Nonqualified Stock Option" means any Option to purchase Stock that is not an Incentive Stock Option.

"Option" means a right to purchase Stock granted pursuant to Section 6 at a stated price for a specified period of time. Such definition includes both Nonqualified Stock Options and Incentive Stock Options.

"Option Agreement" or "Option Award Agreement" means a written or electronic agreement or instrument between the Company and a Holder evidencing an Option.

"Optionee" shall have the meaning as set forth in Section 6.2. For the avoidance of any doubt, in situations where the Option has been transferred to a Permitted Transferee or passed to a Beneficiary in accordance with the laws of descent and distribution, the Optionee will not be the same person as the Holder of the Option.

"Option Exercise Price" means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).

"Other Stock-Based Award" means any Award granted under Section 8 and under which the award of Shares or payment of cash is valued in whole or in part by reference to, or is otherwise based on, Shares, other property, or achievement of performance metrics or measures.

"Participant" means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

"Performance Award" means any Award that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of certain performance goals (as opposed to the lapse of time only) to a Participant pursuant to Section 9.

"Performance Period" means the period of time as specified by the Committee during which any designated performance goals are to be measured.

"Performance Shares" means an Award made pursuant to Section 8 which entitles a Holder to receive Shares, their cash equivalent, or a combination thereof based on the achievement of established performance targets during a Performance Period or as otherwise determined by the Committee.

"Performance Units" means an Award made pursuant to Section 8 which entitles a Holder to receive cash, Stock, or a combination thereof based on the achievement of established performance goals during a Performance Period or as otherwise determined by the Committee.

"Permitted Transferee" has the meaning ascribed in Section 11.3.

"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

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"Plan" means the Jack Henry & Associates, Inc. 2025 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

"Prior Plan" means the previously adopted Jack Henry & Associates 2015 Equity Incentive Plan.

"Restricted Stock" means Stock granted under Section 7 that is subject to those restrictions set forth therein and the Award Agreement.

"Restricted Stock Unit" means an Award granted under Section 7 evidencing the Holder's right to receive a Share (or, at the Committee's discretion, a cash payment equal to the Fair Market Value of a Share) at some future date and that is subject those restrictions set forth therein and the Award Agreement.

"Rule 16b 3" means Rule 16b 3 promulgated under the 1934 Act.

"Section 16 Person" means a Person who is subject to obligations under Section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.

"Service Provider" means an Eligible Employee, Consultant, or nonemployee Director of the Company and its Affiliates. Solely for purposes of Substitute Awards, the term Service Provider includes any current or former Employee or nonemployee Director of an Acquired Entity (as defined in the definition of Substitute Awards) who holds Acquired Entity Awards (as defined in the definition of Substitute Awards) immediately prior to the Acquisition Date (as defined in the definition of Substitute Awards).

"Share" means a share of Stock.

"Stock" means authorized and issued or unissued common stock of the Company, at such par value as may be established from time to time.

"Subsidiary" means (i) in the case of an Incentive Stock Option a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, and (ii) in the case of any other type of Award, in addition to a subsidiary corporation as defined in clause (i), any corporation or other entity in an unbroken chain of corporations or entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other ownership interests in one of the other corporations or entities in the chain.

"Substitute Award" means an Award granted under the Plan in substitution for stock or stock-based awards ("Acquired Entity Awards") held by current and former employees or former nonemployee directors of another corporation or entity who become Service Providers as the result of a merger or consolidation of the employing corporation or other entity (the "Acquired Entity") with the Company, a Subsidiary, or an Affiliate, or the acquisition by the Company, a Subsidiary, or an Affiliate, of property or stock of, or other ownership interest in, the Acquired Entity immediately prior to such merger, consolidation, or acquisition ("Acquisition Date") as agreed to by the parties to such corporate transaction and as may be set forth in the definitive purchase agreement. The limitations of Section 4.1 on the number of Shares reserved or available for grants, and the limitations under Sections 6.2 with respect to the Option Exercise Prices, shall not apply to Substitute Awards. Any issuance of a Substitute Award which relates to an Option shall be completed in conformity with the rules under Code Section 409A relating to the substitutions and assumptions of stock rights by reason of a corporate transaction.

"Vested Option" means any Option, or portion thereof, which is exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Award Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.

2.2 General Interpretive Principles. (i) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires; (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Plan and not to any particular provision of this Plan, and references to Sections are references to the Sections of this Plan unless otherwise specified; (iii) the word "including" and words of similar import when used in this Plan shall mean "including, without limitation," unless otherwise specified; and (iv) any reference to any U.S. federal, state, or local act, statute, or law shall be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such act, statute, or law, unless the context otherwise requires.

SECTION 3
PLAN ADMINISTRATION

3.1 Administration and Composition of Committee. The Plan shall be administered by the Committee and by its delegates. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to

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qualify for an exemption under Rule 16b 3, the Committee will consist of two (2) or more directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b 3.

3.2 Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a) select the Service Providers to whom Awards may from time to time be granted hereunder;

(b) determine the type or types of Awards to be granted to eligible Service Providers;

(c) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d) determine the terms and conditions of any Award;

(e) determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property;

(f) subject to the restrictions set forth in Section 5.2(c), determine, as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, that the exercisability, vesting, payment, or settlement of an Award shall be accelerated upon a Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstance determined by the Committee, to determine that Awards shall continue to become exercisable, vested, settled, or paid in full or in installments after termination of employment, to extend the period for exercise of Options following termination of employment (but not beyond ten (10) years from the Grant Date of the Option) or to provide that any Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award, Performance Share Award, or Other Stock-Based Award shall in whole or in part not be forfeited upon Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstance determined by the Committee, provided the Committee shall consider potential tax consequences in making any such determinations or taking any such actions;

(g) subject to the restrictions set forth in Section 5.2(c), determine whether, to what extent, and under what circumstances an Award may be vested, paid, settled, canceled, forfeited, or surrendered, or, in connection with a Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstances determined by the Committee, whether and to what extent any terms of, or restrictions on, an Award may be waived or accelerated (including the acceleration of the exercisability of, or waiver of all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time) or, to extend the period subsequent to the termination of employment within which an Award may be exercised;

(h) if a Participant is promoted, demoted, or transferred to a different business unit of the Company during a Performance Period, make adjustments to any performance goals, the applicable Performance Period, or eliminate or cancel the Award, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate in order to make the outstanding Award appropriate and comparable to the initial Award;

(i) determine whether, and to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(j) correct any defect, supply an omission, reconcile any inconsistency, and otherwise interpret and administer the Plan and any instrument or Award Agreement relating to the Plan or any Award hereunder;

(k) grant Awards in replacement of Awards previously granted under this Plan or any other compensation plan of the Company, provided that any such replacement grant that would be considered a repricing shall be subject to stockholder approval;

(l) cause the forfeiture of any Award or recover any Shares, cash, or other property attributable to an Award for violations of and in accordance with any Company ethics policy or pursuant to any Company compensation clawback our recoupment policy;

(m) with the consent of the Holder, amend any Award Agreement at any time; provided that the consent of the Holder shall not be required for any amendment (i) that, in the Committee's

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determination, does not materially adversely affect the rights of the Holder, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent; and, provided further, if any proposed amendment constitutes a repricing, stockholder approval is required before the repricing is effective.

(n) establish, amend, suspend, or waive such rules, regulations, and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(o) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3 Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to subdelegate. Subject to the requirements of applicable law, including, to the extent applicable, Sections 152 and 157 of the Delaware General Corporation Law, the Board may delegate to a single Director or the Committee may delegate to one or more officers of the Company, the authority to grant Awards under the Plan to Employees; provided that no such delegation shall permit an officer to grant Awards to themselves, to any Section 16 Person, or to any other Employee whose compensation is required to be approved by the Committee. Any such delegation shall be made by a resolution of the Committee and shall specify the total number of Shares or the total grant date market value (and any other applicable limitation) that may be subject to Awards granted by such officer(s). Unless otherwise provided pursuant to Committee action, the day-to-day and routine administration and clerical operations of the Plan (which, for the avoidance of doubt, shall not include the authority to grant, amend, modify or terminate Awards or the Plan) may be conducted by designated and qualified Company personnel, as overseen by the Company's management.

3.4 Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Award, or Award Agreement shall be within the sole discretion of the Committee or its delegate, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any stockholder. No member of the Committee nor any of its delegates shall be liable for any action, determination, or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as Directors, be fully protected by the Company with respect to any such action, determination, or interpretation.

3.5 Beneficiary Designation. Each Participant under the Plan may from time to time name any Beneficiary or Beneficiaries by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Company and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the event of a Participant's death and where the Participant has not otherwise filed with the Company in accordance with its procedures, any written beneficiary designation, all benefits under the Plan and any Award shall automatically be paid to the Participant's legal spouse to whom Participant was married at the time of the Participant's death and, if the Participant was not legally married at the time of Participant's death, any benefit shall be payable to the Participant's estate.

SECTION 4
STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares authorized for issuance under the Plan in accordance with the provisions of the Plan shall be Four Million Seven Hundred Thousand (4,700,000) Shares subject to such restrictions or other provisions as the Committee may from time to time deem necessary (the "Maximum Share Limit"). Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Shares may be divided among the various Plan components as the Committee shall determine; provided, however, the maximum number of Shares that may be issued pursuant to Incentive Stock Options (other than Shares issued under an Incentive Stock Option which was a Substitute Award) shall be the Maximum Share Limit. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Share Counting Rules and Recycling. This Section 4.2 contains the Plan's operative rules for how Shares issued or subject to Awards under the Plan are counted against the Maximum Share Limit and, in certain cases, added back to the Maximum Share Limit.

(a) Shares that are subject to an underlying Award and Shares that are issued pursuant to the exercise, vesting, or settlement of an Award shall be applied to reduce the maximum number of Shares remaining available for use under the Plan.

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(b) Any Share required to satisfy Substitute Awards shall not count against the Maximum Share Limit and shall not reduce the maximum number of Shares remaining available for use under the Plan.

(c) Any Shares that are subject to an Award under this Plan that are not issued and cease to be subject to an Award because the terms and conditions of the Award are not met, including any Shares that are subject to an Award that is cancelled, is terminated, is forfeited, or expires, shall again be available for grant under the Plan and shall be added back to the maximum number of Shares available for use under the Plan.

(d) Any Shares that are tendered in payment of the Option Exercise Price shall be counted against the Maximum Share Limit and shall reduce the maximum number of Shares remaining available for use under the Plan.

(e) Any shares repurchased by the Company using Option Exercise Price proceeds shall be counted against the Maximum Share Limit and shall reduce the maximum number of Shares remaining available for use under the Plan.

(f) Any Shares that are not issued pursuant to the exercise of an Option that is settled through a cash payment shall be counted against the Maximum Share Limit and shall reduce the maximum number of Shares remaining available for use under the Plan.

(g) Any Shares not delivered, withheld or purchased by the Company in order to satisfy any tax withholding obligation in connection with the exercise of an Option shall be counted against the Maximum Share Limit and shall be reduced from the maximum number of Shares remaining available for use under the Plan.

(h) Any Shares not delivered, withheld or purchased by the Company in order to satisfy any tax withholding obligation associated with any Award other than the exercise of an Option shall not be counted against the Maximum Share Limit and shall be added back to the maximum number of Shares remaining available for use under the Plan.

(i) Any Shares that are not issued pursuant to the settlement of an Award other than an Option because all or a portion of such Award is settled through a cash payment shall not be counted against the Maximum Share Limit and shall be added back to the maximum number of Shares remaining available for use under the Plan.

4.3 Adjustments in Authorized Shares. If, without the receipt of consideration therefor by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, spin off, extraordinary cash dividend, subdivision, consolidation, combination, reclassification, or recapitalization involving the Stock, or any similar corporate event or transaction, such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan then in relation to the Stock that is affected by one or more of the above events, (i) the numbers, rights, privileges, and kinds of Shares that may be issued under this Plan or under particular forms of Awards, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the Option Exercise Price applicable to outstanding Awards, shall be increased, decreased, or changed in like manner as if they had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

4.4 General Adjustment Rules.

(a) If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.

(b) In the case of any such substitution or adjustment affecting an Option (including a Nonqualified Stock Option), such substitution or adjustment shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424 1 and the applicable guidance relating to Code Section 409A.

4.5 Reservation of Rights. Except as provided in this Section 4, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to any Award (including the Option Exercise Price of Shares subject to an Option). The grant of an Award pursuant to the Plan shall not affect

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in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

4.6 Dividend Equivalents. Subject to the provisions of the Plan and to the extent expressly provided in the applicable Award Agreement, the recipient of an Award other than an Option may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock, or other property in lieu of dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that right to receive any Dividend Equivalents is contingent upon the same or different vesting or performance conditions as the underlying Award. Notwithstanding any of the foregoing, Dividend Equivalents credited in connection with an Award prior to such Award becoming vested, if any, shall be held in escrow by the Company and the payment of Dividend Equivalents shall be subject to the same restrictions on forfeitability and transferability as the underlying Award.

4.7 Cancellation and Rescission of Awards; Clawback Policy. The Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised, unvested, unpaid, or deferred Award, cause the forfeiture of any Award, or recover any Shares, income, cash, or other property attributable to an Award, and any proceeds (including any income thereon) from the disposition of, such Shares, income, cash, or other property, at any time if the Holder is not or has not been in compliance with the Company ethics policy, any restrictive covenant with the Company or Affiliate, or any applicable term and condition of an Award. Any Awards granted under this Plan, any income earned with respect thereto, and any property, including Shares, received in connection with any exercise, settlement, payment or vesting of, or lapse of restriction on, the Awards, and any proceeds (and any income thereon) received from the disposition of any such property, shall be subject to any clawback, recoupment, or forfeiture provision included in any law, Award Agreement, Company policy, employment agreement, program document, term sheet, benefit plan or program, or Committee resolution, action, policy, or procedure in place on the Grant Date of the Award, provided, however, to the extent required by law (e.g., Dodd-Frank) or securities exchange listing standard, a Company clawback policy may apply retroactively.

SECTION 5
PARTICIPATION

5.1 Basis of Grant. Participants in the Plan shall be those Service Providers who have performed, are performing, or during the term of their incentive arrangement will perform, services for the Company or any Affiliate thereof.

5.2 Types of Grants; Limits.

(a) Grants. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or its designee, and receipt of one such Award shall not result in the automatic receipt of any other Award. Written or electronic notice shall be given to such Participant, specifying the terms, conditions, right, and duties related to such Award. All grants of Awards under this Plan shall be subject to the limitations provided below in Sections 5.2(b)-(e).

(b) ISO Limits. Under no circumstance shall Incentive Stock Options be granted to (i) nonemployee Directors, or (ii) any person not permitted to receive Incentive Stock Options under the Code.

(c) Minimum Vesting/Exercisability Limits. Effective with respect to grants of Awards made after the Effective Date and except (i) with respect to Substitute Awards, (ii) with respect to Awards granted to non-Employee Directors that contain a vesting schedule such that the Award is eligible to become vested if the non-Employee Director is still serving on the date of the Company's next annual stockholders' meeting, (iii) in the event of a corporate transaction as provided under Section 10, and (iv) in the event of the termination of a Service Provider's employment due to death or Disability, for "Good Reason" (if such accelerated vesting is provided for in a Service Provider's employment agreement or Company severance plan), a qualified retirement or a Company workforce reduction, no Award shall be granted that becomes vested or exercisable prior to the first (1st) anniversary of the Award's Grant Date. Notwithstanding the foregoing, after the Effective Date, the Committee may grant, in the aggregate, up to 5% of the Maximum Share Limit (as such number of Shares may be increased from time to time in accordance with the Plan) to any Service Provider and the Award covering such Shares shall be exempt from the one-minimum vesting or exercisability requirement set forth in this Section 5.2(c).

(d) Termination of Service. Subject to the terms of this Plan and unless otherwise provided in an Award Agreement or otherwise provided for in an employment agreement (in which case such provisions will apply), in the event a Participant ceases to be a Service Provider for any reason before an Award has fully vested or become exercisable, any unvested or unexercisable portion of such Award

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shall be immediately forfeited upon such cessation of service. An Award Agreement may provide for the automatic vesting or exercisability of all or any designated portion of the Award in the event of a termination of a Service Provider's employment due to death or Disability, for "Good Reason" (if such accelerated vesting is provided for in a Service Provider's employment agreement or Company severance plan), a qualified retirement or a Company workforce reduction.

(e) Non-Employee Director Sublimit. Notwithstanding the limits provided above in Section 4.1, no non-Employee Director may be granted Awards of Options, Restricted Shares, Restricted Share Units, Bonus Shares, Performance Shares, or Performance Units (or any other Award which is denominated in Shares) in any one (1) calendar year with respect to a number of Shares that exceeds a number equal to the quotient of $1,000,000 divided by the grant date fair value of the awards (determined under applicable accounting principles), rounded down to the nearest whole share; provided, however, for purposes of the foregoing limitation, (i) any Deferred Share or deferred Award shall count against the limit only during the calendar year in which such Award is initially made and not in the calendar year in which the Deferred Share or other deferred Award is ultimately issued or paid, and (ii) no Shares under any Award or portion thereof which is made pursuant to an election made by a non-employee director to receive his or her non-employee director cash compensation in the form of an Award under this Plan rather than in cash shall count against the limit in this Section 5.2(e).

5.3 Award Agreements. Each Participant shall enter into an Award Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying the applicable Award terms, conditions, rights, and duties. Unless otherwise explicitly stated in the Award Agreement or designated by the Committee, Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless explicitly provided in a particular Award Agreement that the terms of the Plan are to be superseded, in the event of any inconsistency between the provisions of the Plan and any such Award Agreement(s) entered into hereunder, the provisions of the Plan shall govern.

5.4 Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain affirmative or restrictive covenants in an Award Agreement (or other agreement accompanying an Award Agreement) requiring the Participant to agree to take, or refrain from taking, certain actions. Such affirmative and restrictive covenants, if contained in or relating to the Award Agreement, will be binding on the Participant.

5.5 Share Ownership Guidelines. The Committee, may, in its sole and absolute discretion, adopt share ownership guidelines or a share ownership policy which may place certain Share holding period requirements on Shares issued or purchased under an Award. Any share ownership requirements may be provided for in an Award Agreement or only in the applicable Company share ownership guidelines or policy, the terms of which will be applicable to the Award.

5.6 Stockholder Privileges. No Holder shall have any rights as a stockholder with respect to any Shares covered by an Award until the Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Stock, except as provided in Section 4.

SECTION 6
STOCK OPTIONS

6.1 Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same Participant at the same time or at different times. Incentive Stock Options and Nonqualified Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

6.2 Option Agreements. Each Option granted under the Plan shall be evidenced by an Option Award Agreement, which shall be entered into by the Company and the Participant to whom the Option is granted (the "Optionee"), and which shall contain, or be subject to, the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

(a) Number of Shares. Each Option Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year exceeds One Hundred Thousand Dollars ($100,000) or, if different, the maximum limitation in effect at the time of grant under Section 422(d) of the Code, such Options in excess of such limit shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing,

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the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the One Hundred Thousand Dollar ($100,000) limitation, only such excess shall be treated as a Nonqualified Stock Option.

(b) Price. Each Option Award Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee, but in no event other than with respect to the issuance of a Substitute Award shall the Option Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Stock on the Option's Grant Date, as determined by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary corporation of the Company must be at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option on the Option's Grant Date.

(c) Duration of Options. Each Option Award Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Holder (the "Option Period"). The Option Period must expire, in all cases, not more than ten (10) years from the Option's Grant Date; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company must expire not more than five (5) years from the Option's Grant Date. Each Option Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect.

(d) Post-service Option Exercise Rules.

(i) Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Optionee ceases to be a Service Provider and may provide for different periods of time depending upon whether such cessation as a Service Provider was on account of the Participant's death, Disability, voluntary resignation, retirement, cessation as a Director, or the Company having terminated such Optionee's employment with or without cause for any or no reason.

(ii) In the case of a Participant that is an Employee, a termination of service shall not occur if the Participant is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months, or if longer, as long as the Participant's right to reemployment with the Company or an Affiliate is provided either by statute or by contract.

(iii) In the case of a Participant that is both an Employee and a Director of the Company, the Participant's cessation as an Employee but continuation as a Director of the Company will not constitute a termination of service under the Plan. Unless an Option Agreement provides otherwise, a Participant's change in status from serving as an Employee and/or Director will not be considered a termination of the Participant serving as a Service Provider for purposes of any Option expiration period under the Plan.

(iv) If, within the period of time specified in the Option Award Agreement following the Option Holder's termination of employment, an Option Holder is prohibited by law or a Company's insider trading policy from exercising any Nonqualified Stock Option, the period of time during which such Option may be exercised will automatically be extended until the thirtieth (30th) day following the date the prohibition is lifted. Notwithstanding the immediately preceding sentence, in no event shall the Option exercise period be extended beyond the tenth (10th) anniversary of the Option's Grant Date.

(e) Transferability. Except to the extent permitted by the Committee pursuant to Section 11.3, Options shall not be transferable by the Optionee except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Optionee's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the account of the Optionee, or in the event of Disability or incapacity, to his or her guardian or legal representative.

(f) Exercise, Payments, etc.

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(i) Unless otherwise provided in the Option Award Agreement, each Vested Option may be exercised by delivery to the Chief Financial Officer of the Company, or his or her designee(s), a written or electronic notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Company and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Chief Financial Officer of the Company, or his or her designee(s), and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in clause (ii) below.

(ii) The Option Exercise Price may be paid by cash or certified bank check and, in the Committee's sole discretion by any of the following additional methods:

A. By delivery to the Company of Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Vested Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Stock used as payment for the Option Exercise Price;
In lieu of actually surrendering to the Company the Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price;

B. By payment through a broker in accordance with procedures permitted by the Committee and Regulation T of the Federal Reserve Board;

C. For any Nonqualified Stock Option, by a "net exercise" arrangement pursuant to which the Company will not require a payment of the Option Exercise Price but will reduce the number of shares of common stock issued upon the exercise by the largest number of whole shares that has a fair market value on the date of exercise that does not exceed the aggregate Option Exercise Price. With respect to any remaining balance of the aggregate option price, the Company will accept a cash payment from the Holder; or

D. Any combination of the methods of consideration payment provided in this clause (ii).

(g) Date of Grant. Unless otherwise specified in the Option Award Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h) Withholding.

A. Nonqualified Stock Options. Upon any exercise of a Nonqualified Stock Option, the Optionee shall make appropriate arrangements with the Company to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 15 hereof.

B. Incentive Stock Option Disqualifying Dispositions. In the event that an Optionee makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the latter of (i) the expiration of two (2) years from the date on which the Incentive Stock Option was granted, or (ii) the expiration of one (1) year from the date on which the Option was exercised, the Participant shall send written or electronic notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Optionee shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.

(i) Adjustment of Options. Subject to the limitations set forth below and those contained in this Section 6 and Section 14, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an

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Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or regrant may result in terms and conditions (including Option Exercise Price, number of Shares covered, vesting schedule, or exercise period) that differ from the terms and conditions of the original Option; provided, however, except as permitted under Section 10, the Committee may not, without stockholder approval (i) amend an Option to reduce its Option Exercise Price, (ii) cancel an Option and regrant an Option with an Option Exercise Price lower than the original Option Exercise Price of the cancelled Option, (iii) cancel an option in exchange for cash or another Award, or (iv) take any other action (whether in the form of an amendment, cancellation, or replacement grant) that has the effect of "repricing" an Option, as defined under the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded if such Exchange's or quotation system's rules define what constitutes a repricing. Other than with respect to a modification that a reasonable person would not find to be a material adverse change in an Optionee's rights under an Option, the Committee also may not adversely affect the rights of any Optionee to previously granted Options without the consent of such Optionee. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension, or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code Section 409A.

(j) Modification, Extension, and Assumption of Options. Within the limitations of the Plan and Code Section 409A, the Committee may modify, extend, or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of award for the same or a different number of Shares and at the same or a different Option Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

SECTION 7
AWARDS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Restricted Stock Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Service Provider in such amounts as the Committee shall determine.

7.2 Restricted Stock Unit Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee may grant a Service Provider Restricted Stock Units in connection with or separate from a grant of Restricted Stock. Upon the vesting of Restricted Stock Units, the Holder shall be entitled to receive the full value of the Restricted Stock Units payable in Shares or, if determined by the Committee and provided in an Award Agreement, cash.

7.3 Restrictions. A Holder's right to retain Shares of Restricted Stock or be paid with respect to Restricted Stock Units shall be subject to such restrictions, including his or her continued performance as a Service Provider for a restricted period specified by the Committee, and/or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. Subject to the terms of this Plan, the Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Stock or Restricted Stock Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award. Any grant of Restricted Stock or Restricted Stock Units shall contain terms such that the Award is either exempt from Code Section 409A or complies with such Section.

7.4 Privileges of a Stockholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation, and other rights with respect to Shares of Restricted Stock; provided, however, that any dividends paid on Shares of Restricted Stock prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Shares of Restricted Stock. Any voting, dividend, liquidation, or other rights shall accrue to the benefit of a Holder only with respect to Shares of Restricted Stock held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Participant's right to sell, encumber or otherwise transfer such Restricted Stock shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 11.2 hereof.

7.5 Enforcement of Restrictions. The Committee may in its sole discretion require one (1) or more of the following methods of enforcing the restrictions referred to in Sections 7.3 and 7.4:

(a) placing a legend on the stock certificates, or the Restricted Stock Unit Award Agreement, as applicable, referring to restrictions;

(b) requiring the Holder to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect;

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(c) requiring that the stock certificates, duly endorsed, be held in the custody of a third-party nominee selected by the Company who will hold such Shares of Restricted Stock on behalf of the Holder while the restrictions remain in effect; or

(d) inserting a provision into the Restricted Stock Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.

SECTION 8
PERFORMANCE SHARES, PERFORMANCE UNITS, BONUS SHARES, OTHER STOCK-BASED AWARDS, AND DEFERRED SHARES

8.1 Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.

8.2 Terms of Performance Shares or Performance Units. The Committee shall establish performance targets (which may include maximum and minimum targets) during the applicable Performance Period the achievement of which will correlate to a designated portion an Award becoming vested or exercisable. Each grant of a Performance Share or Performance Unit Award shall be subject to additional terms and conditions not inconsistent with the provisions of the Plan. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock, or some combination.

8.3 Bonus Shares. The Committee is authorized, subject to limitations under applicable law, to make such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (i) Shares awarded purely as a "bonus" and not subject to any restrictions or conditions ("Bonus Shares"), or (ii) any award of Shares or payment of cash that is valued in whole or in part by reference to, or are otherwise based on, Shares, other property, or achievement of performance metrics or measures ("Other Stock-Based Awards"). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the grant of Bonus Shares or Other Stock-Based Awards, subject to such minimum consideration as may be required by applicable law.

8.4 Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Participant, or permit any Participant to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Participant may be eligible to receive from the Company or a Subsidiary. In no event shall any Deferred Shares relate to the exercise of an Option. Any Award Agreement or other Company-sponsored deferred compensation plan relating to the grant of Deferred Shares shall separately contain the requisite terms and conditions such that the Deferred Shares Award complies with Code Section 409A; provided, however, in all cases except as may otherwise be expressly provided for under the other plan, any Shares issued upon the settlement and payment of any Deferred Shares shall be under and pursuant to this Plan. Unless otherwise expressly specified in another plan or agreement, any credited right to receive a Share under a Company-sponsored nonqualified deferred compensation plan or agreement, whether credited due to an election to defer compensation or due to the conversion of Dividend Equivalents into additional Shares, shall be a Deferred Share under this Plan and issuable under the terms and conditions set forth herein.

SECTION 9
PERFORMANCE AWARDS

9.1 Terms of Performance Awards. Except as otherwise provided in this Section 9, Performance Awards will be issued or granted, or become vested or payable, only after the end of the designated and relevant Performance Period. The performance goals to be achieved for each Performance Period and the amount of the Award to be distributed upon satisfaction of those performance goals shall be conclusively determined by the Committee. The Committee shall have full discretion and authority to establish (i) the Performance Period, (ii) the applicable Performance Goals and any conditions or exceptions relating thereto, and (iii) whether and when a performance goal has been satisfied.

9.2 Performance Goals. Subject to the Committee's discretion as provided in Section 9.3 and elsewhere in the Plan, if an Award is subject to this Section 9, then the lapsing of restrictions thereon, the vesting, exercisability or settlement thereof, and the distribution of cash, Shares, or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be established, implemented and evaluated in any manner and in the Committee's sole discretion.

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9.3 Adjustments. The Committee may adjust upwards or downwards the amount payable pursuant to any Performance Award, or may it waive the achievement of the applicable performance goals in the case of the Participant's death, disability, retirement, Change in Control, or other special circumstance determined by the Committee. The Committee may take into account any unusual or nonrecurring events affecting the Company, the Company's peer companies, or other macro-economic events, including charges or costs associated with restructurings of the Company, discontinued operations, cumulative effects of accounting changes, changes in applicable tax laws or accounting principles or any such other factors as the Committee may determine reasonable and appropriate under the circumstances.

SECTION 10
CORPORATE TRANSACTIONS

10.1 Potential Treatment Upon Corporate Transaction. Except as may be specifically provided in (i) a Participant's Award Agreement, (ii) a Company-sponsored severance Plan (e.g., the Company's Executive Severance Plan), or (iii) an employment agreement between the Company and a Participant, the terms of which expressly provide for certain treatment of the Participant's outstanding equity awards in the event of a Change in Control, in the event that the Company is a party to a corporate transaction (including a Change of Control) involving a merger or consolidation, or in the event of a sale of all or substantially all of the Company's stock or assets, all Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or all portions of an Award) in an identical manner. The treatment specified in the transaction agreement may include (without limitation) one or more of the following with respect to each outstanding Award:

(a) Continuation of the Award by the Company (if the Company is the surviving corporation).

(b) Assumption of the Award by the surviving corporation or its parent and if such assumption occurs with respect to an Option, such assumption must be in a manner that complies with Code Section 424(a).

(c) Substitution by the surviving corporation or its parent of an Award for a new award and if such substitution occurs with respect to an Option, such substitution occurs in a manner that complies with Code Section 424(a).

(d) Cancellation of the Award and a payment to the Participant with respect to each Share subject to the portion of the Award that is vested as of the transaction date equal to the underlying Fair Market Value of the Share underlying the Award or, in the case of an Option, an amount equal to the excess of (i) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of the transaction, over (ii) the per-Share Option Exercise Price (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to such Fair Market Value or Spread, respectively. In addition, any escrow, holdback, earnout, or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Stock. If the Fair Market Value or Spread applicable to an Award is zero (0) or a negative number, then the Award may be cancelled without making a payment to the Participant.

(e) With respect to an outstanding Option, cancellation of the Award without the payment of any consideration; provided that the Participant shall be notified of such treatment and given an opportunity to exercise the Award to the extent the Option is vested or becomes vested as of the effective date of the transaction during a period of not less than five (5) business days preceding the effective date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction, and (ii) such shorter period still offers the Participant a reasonable opportunity to exercise the Award. Any exercise of the Option during such period may be contingent upon the closing of the transaction.

(f) With respect to an outstanding Option, suspension of the Participant's right to exercise the Award during a limited period of time preceding the closing of the transaction, if such suspension is administratively necessary to permit the closing of the transaction.

(g) Termination of any right the Participant has to exercise an Option before vesting in the Shares subject to the Award (i.e., “early exercise”), such that following the closing of the transaction the Award may only be exercised to the extent it is vested.

10.2 Board Discretion. For the avoidance of doubt, the Board has discretion to accelerate, in whole or part, the vesting and exercisability of an Award in connection with a corporate transaction covered by this Section 10. Any

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such determinations by the Board under this Section 10 may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.

SECTION 11
RIGHTS OF EMPLOYEES; PARTICIPANTS

11.1 Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant's services as a Service Provider shall be determined by the Committee at the time.

11.2 Nontransferability. Except as provided in Section 11.3, no right or interest of any Holder in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, or bankruptcy. In the event of a Participant's death, a Holder's rights and interests in all Awards shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Holder's legal representatives, heirs, or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. "Transfers" shall not be deemed to include transfers to the Company or "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Committee.

11.3 Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred without consideration other than nominal consideration to, exercised by, and paid to certain persons or entities related to a Participant, including members of the Participant's immediate family or trusts whose beneficiaries or beneficial owners are members of the Participant's immediate family (a "Permitted Transferee"). In the case of initial Awards, at the request of the Participant, the Committee may permit the naming of the related person or trust as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Stock Options shall only be transferable to the extent permitted in Section 422 of the Code, or such successor provision thereto, and the treasury regulations thereunder.

SECTION 12
GENERAL RESTRICTIONS

12.1 Investment Representations. The Company may require any person to whom an Award is granted, as a condition to receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

12.2 Compliance with Securities Laws.

(a) Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration, or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification.

(b) Each Holder who is a Director or an Executive Officer is restricted from taking any action with respect to any Award if such action would result in (i) a violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are

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applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Stock.

SECTION 13
OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant, payment, or vesting of any other Award shall not constitute "earnings" with respect to which any other benefits of such Participant are determined, including benefits under (a) any pension, profit sharing, life insurance, or salary continuation plan, or other employee benefit plan of the Company, or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.

SECTION 14
PLAN AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

14.2 Adjustment Upon Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate or necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

14.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to a Holder's employment being terminated for Cause and Section 14.2), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder of such Award.

SECTION 15
WITHHOLDING

15.1 Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an Option, or upon the vesting, settlement, or issuance of any other Award, shall be subject to the Participant's satisfaction of all applicable federal, state, and local income and other tax (including Social Security and Medicare taxes) withholding requirements.

15.2 Satisfaction of Withholding Requirement. The Committee may, in its sole discretion, provide that when taxes are to be withheld in connection with the exercise, vesting, settlement, or issuance of an Award, the Holder may elect to make payment for the withholding taxes, by one or a combination of the following methods:

(a) payment of an amount in cash equal to the amount to be withheld;

(b) payment by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value in an amount equal to the amount to be withheld;

(c) requesting that the Company withhold from the Shares otherwise issuable to the Holder Shares having a value equal to their then Fair Market Value and equal to the amount to be withheld; and

(d) withholding from any other compensation otherwise due to the Holder.

15.3 Withholding with Stock. To the extent the Committee permits withholding through either the payment of previously acquired Shares or withholding from the Shares otherwise issuable to the Holder, any such withholding shall be in accordance with any rules or established procedures for election by Participants or Holders including any rules or restrictions relating to the period of time any previously acquired Shares have been held or owned, the timing of any elections, the irrevocability of any elections, or any special rules relating to a Participant who is an officer or director of the Company within the meaning of Section 16 of the 1934 Act.

SECTION 16
NONEXCLUSIVITY OF THE PLAN

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16.1 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board or of the Committee to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board or the Committee, as the case may be, may deem necessary or desirable, or to preclude or limit the continuation of any other plan, practice, or arrangement for the payment of compensation or fringe benefits to Service Providers generally, or to any class or group of Service Providers, which the Company now has lawfully put into effect, including any retirement, pension, savings, and stock purchase plan, insurance, death, and disability benefits, and executive short-term incentive plans.

16.2 Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

SECTION 17
REQUIREMENTS OF LAW

17.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Holders shall not be entitled to exercise or receive benefits under any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise, receipt of benefits, or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.

17.2 Code Section 409A.

(a) This Plan is intended to meet or to be exempt from the requirements of Code Section 409A, and shall be administered, construed, and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of this Plan that would cause an Award to fail to satisfy Code Section 409A or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Code Section 409A or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A.

(b) If an Award provides for payments or benefits that (i) constitute a "deferral of compensation" within the meaning of Code Section 409A, and (ii) are triggered upon a termination of employment, then to the extent required to comply with Section 409A, the phrases "termination of employment," "separation from service," or words and phrases of similar import, shall be interpreted to mean a "separation from service" within the meaning of Code Section 409A.

(c) If a Participant was a "specified employee," then to the extent required in order to comply with Code Section 409A, all payments, benefits, or reimbursements paid or provided under any Award that constitute a "deferral of compensation" within the meaning of Code Section 409A, that are provided as a result of a "separation from service" within the meaning of Section 409A and that would otherwise be paid or provided during the first six (6) months following such separation from service shall be accumulated through and paid or provided (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the date of the separation from service) on the first business day that is more than six (6) months after the date of the separation from service (or, if the Participant dies during such six (6) month period, within ninety (90) days after the Participant's death).

(d) To the extent that payment of an amount that constitutes a "deferral of compensation" within the meaning of Code Section 409A is contingent upon the Participant executing a release of claims against the Company, the release must be executed by the Participant and become effective and irrevocable in accordance with its terms no later than the earlier of (i) the date set forth in the Award, or (ii) fifty-five (55) days following separation from service.

(e) To the extent that any payment of an amount that constitutes a "deferral of compensation" within the meaning of Code Section 409A and is scheduled to be paid in the form of installment payments, such payment form shall be deemed to be a right to a series of separate payments as described in Treasury Regulations § 1.409A 2(b)(2)(iii).

(f) To the extent that any Award is subject to Code Section 409A, any substitution of such Award may only be made if such substitution is made in a manner permitted and compliant with Code Section 409A.

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(g) In no event will the Company or any Affiliate have any liability to any Participant with respect to any penalty or additional income tax imposed under Code Section 409A even if there is a failure on the part of the Company or Committee to avoid or minimize such Section's penalty or additional income tax.

17.3 Rule 16b 3. Each transaction under the Plan is intended to comply with all applicable conditions of Rule 16b 3, to the extent Rule 16b 3 reasonably may be relevant or applicable to such transaction. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b 3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

17.4 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to the principles of the conflict of laws to the contrary.

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jack henry™ VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by November 12, 2025 at 1:00 A.M., Central Time.

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Go to www.envisionreports.com/JKHY or scan the QR code — login details are located in the shaded bar below.

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Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, and 4; The Board of Directors recommends a vote AGAINST Proposal 5.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - David B. Foss	☐	☐	☐	02 - Matthew C. Flanigan	☐	☐	☐	03 - Thomas H. Wilson, Jr.	☐	☐	☐
04 - Thomas A. Wimsett	☐	☐	☐	05 - Shruti S. Miyashiro	☐	☐	☐	06 - Wesley A. Brown	☐	☐	☐
07 - Curtis A. Campbell	☐	☐	☐	08 - Tammy S. LoCascio	☐	☐	☐	09 - Lisa M. Nelson	☐	☐	☐
10 - Gregory R. Adelson	☐	☐	☐								

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

046RMC

2025 Annual Meeting of Jack Henry & Associates, Inc

2025 Annual Meeting of Jack Henry & Associates, Inc

November 12, 2025, 11:00 am CT
Company's Executive Conference Center, lower level (Building J-7)
663 Highway 60, Monett, MO

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/JKHY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Jack Henry & Associates, Inc.

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Gregory R. Adelson and Mimi L. Carsley as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Jack Henry & Associates, Inc. held of record by the undersigned on September 16, 2025, at the annual meeting of stockholders to be held on November 12, 2025 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees, FOR Proposals 2, 3, and 4, and AGAINST Proposal 5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.